                                                                   Exhibit 10.10

                                                                  CONFORMED COPY

================================================================================



                                CREDIT AGREEMENT


                                   dated as of


                               September 28, 2001


                                      among

                                  ARMKEL, LLC,


                       ARMKEL HOLDING (NETHERLANDS) B.V.,


                             ARMKEL (CANADA), CORP.,


                            The Lenders Party Hereto,


                                       and

                            THE CHASE MANHATTAN BANK,
                             as Administrative Agent

                           --------------------------


                          J.P. MORGAN SECURITIES, INC.
                       and DEUTSCHE BANC ALEX. BROWN INC.,
                          as Arrangers and Bookrunners

                              FLEET NATIONAL BANK,
                               NATIONAL CITY BANK
                               and PNC BANK, N.A.,
                             as Documentation Agents

================================================================================

                                TABLE OF CONTENTS


                                                                               Page
                                                                               ----
                                   ARTICLE I

                                  Definitions
                                  -----------

SECTION 1.01.  Defined Terms................................................     1
SECTION 1.02.  Classification of Loans and Borrowings.......................    43
SECTION 1.03.  Terms Generally..............................................    44
SECTION 1.04.  Accounting Terms; GAAP ......................................    44
SECTION 1.05.  Exchange Rate ...............................................    45
SECTION 1.06.  Redenomination of Certain Foreign Currencies ................    45


                                   ARTICLE II

                                  The Credits
                                  -----------

SECTION 2.01.  Commitments .................................................    46
SECTION 2.02.  Loans and Borrowings ........................................    47
SECTION 2.03.  Requests for Borrowings .....................................    48
SECTION 2.04.  Swingline Loans .............................................    49
SECTION 2.05.  Letters of Credit ...........................................    51
SECTION 2.06.  Funding of Borrowings .......................................    58
SECTION 2.07.  Interest Elections ..........................................    59
SECTION 2.08.  Termination and Reduction of Commitments ....................    61
SECTION 2.09.  Repayment of Loans; Evidence of Debt ........................    62
SECTION 2.10.  Amortization of Term Loans ..................................    63
SECTION 2.11.  Prepayment of Loans .........................................    66
SECTION 2.12.  Fees ........................................................    70
SECTION 2.13.  Interest ....................................................    71
SECTION 2.14.  Alternate Rate of Interest ..................................    73
SECTION 2.15.  Increased Costs .............................................    75
SECTION 2.16.  Break Funding Payments ......................................    76
SECTION 2.17.  Taxes .......................................................    78
SECTION 2.18.  Payments Generally; Pro Rata Treatment; Sharing of Setoffs ..    80
SECTION 2.19.  Mitigation Obligations; Replacement of Lenders ..............    82
SECTION 2.20.  Additional Reserve Costs ....................................    83
SECTION 2.21.  Netherlands Borrower Costs ..................................    84


                                   ARTICLE III

                         Representations and Warranties
                         ------------------------------

SECTION 3.01.  Organization; Powers .........................................    85
SECTION 3.02.  Authorization; Enforceability ................................    85
SECTION 3.03.  Governmental Approvals; No Conflicts .........................    86
SECTION 3.04.  Financial Condition; No Material Adverse Change ..............    86
SECTION 3.05.  Properties ...................................................    87
SECTION 3.06.  Litigation and Environmental Matters .........................    88
SECTION 3.07.  Compliance with Laws and Agreements ..........................    89
SECTION 3.08.  Investment and Holding Company Status ........................    89
SECTION 3.09.  Taxes ........................................................    89
SECTION 3.10.  ERISA ........................................................    89
SECTION 3.11.  Disclosure ...................................................    90
SECTION 3.12.  Subsidiaries .................................................    90
SECTION 3.13.  Insurance ....................................................    90
SECTION 3.14.  Labor Matters ................................................    90
SECTION 3.15.  Solvency .....................................................    91
SECTION 3.16.  Senior Indebtedness ..........................................    91
SECTION 3.17.  Security Interests ...........................................    91
SECTION 3.18.  Certain Agreements ...........................................    91


                                   ARTICLE IV

                                   Conditions
                                   ----------

SECTION 4.01.  Effective Date ...............................................    92
SECTION 4.02.  Each Credit Event ............................................    97


                                   ARTICLE V

                             Affirmative Covenants
                             ---------------------

SECTION 5.01.  Financial Statements and Other Information ...................    97
SECTION 5.02.  Notices of Material Events ...................................   100
SECTION 5.03.  Information Regarding Collateral .............................   100
SECTION 5.04.  Existence; Conduct of Business ...............................   101
SECTION 5.05.  Payment of Obligations .......................................   102
SECTION 5.06.  Maintenance of Properties ....................................   102
SECTION 5.07.  Insurance ....................................................   102
SECTION 5.08.  Casualty and Condemnation ....................................   102
SECTION 5.09.  Books and Records; Inspection and Audit Rights ...............   103
SECTION 5.10.  Compliance with Laws .........................................   103
SECTION 5.11.  Use of Proceeds and Letters of Credit ........................   103
SECTION 5.12.  Additional Subsidiaries ......................................   103

SECTION 5.13.  Further Assurances ...........................................   104
SECTION 5.14.  Interest Rate Protection .....................................   104
SECTION 5.15.  CHD Agreements ...............................................   105
SECTION 5.16.  Ownership of Foreign Subsidiaries ............................   105
SECTION 5.17.  End of Fiscal Years; Fiscal Quarters. ........................   105


                                  ARTICLE VI

                               Negative Covenants
                               ------------------

SECTION 6.01.  Indebtedness; Certain Equity Securities ......................   106
SECTION 6.02.  Liens ........................................................   109
SECTION 6.03.  Fundamental Changes ..........................................   110
SECTION 6.04.  Investments, Loans, Advances, Guarantees and Acquisitions ....   111
SECTION 6.05.  Asset Sales ..................................................   114
SECTION 6.06.  Sale and Leaseback Transactions ..............................   115
SECTION 6.07.  Hedging Agreements ...........................................   115
SECTION 6.08.  Restricted Payments; Certain Payments of Indebtedness ........   115
SECTION 6.09.  Transactions with Affiliates .................................   117
SECTION 6.10.  Restrictive Agreements .......................................   117
SECTION 6.11.  Amendment of Material Documents ..............................   118
SECTION 6.12.  Interest Expense Coverage Ratio ..............................   118
SECTION 6.13.  Adjusted Leverage Ratio ......................................   119
SECTION 6.14.  Capital Expenditures. ........................................   120
SECTION 6.15.  CHD Fees .....................................................   121


                                  ARTICLE VII

Events of Default ...........................................................   121


                                  ARTICLE VIII

The Administrative Agent ....................................................   125


                                   ARTICLE IX

                        Collection Allocation Mechanism
                        -------------------------------

SECTION 9.01.  Implementation of CAM ........................................   128
SECTION 9.02.  Letters of Credit ............................................   129

                                   ARTICLE X

                                 Miscellaneous
                                 -------------

SECTION 10.01.  Notices ......................................................  131
SECTION 10.02.  Waivers; Amendments ..........................................  132
SECTION 10.03.  Expenses; Indemnity; Damage Waiver ...........................  135
SECTION 10.04.  Successors and Assigns .......................................  137
SECTION 10.05.  Survival .....................................................  141
SECTION 10.06.  Counterparts; Integration; Effectiveness .....................  141
SECTION 10.07.  Severability .................................................  142
SECTION 10.08.  Right of Setoff ..............................................  142
SECTION 10.09.  Governing Law; Jurisdiction; Consent to Service of Process ...  142
SECTION 10.10.  WAIVER OF JURY TRIAL .........................................  143
SECTION 10.11.  Headings .....................................................  143
SECTION 10.12.  Confidentiality ..............................................  143
SECTION 10.13.  Interest Rate Limitation .....................................  144
SECTION 10.14.  Judgment Currency ............................................  145

SCHEDULES:
---------

Schedule 1.01(a) -- Foreign Collateral Requirement
Schedule 1.01(b) -- Mortgaged Property
Schedule 2.01 -- Commitments
Schedule 3.05 -- Properties
Schedule 3.06 -- Disclosed Matters
Schedule 3.12 -- Subsidiaries
Schedule 3.13 -- Insurance
Schedule 3.18 -- CHD Agreements and CWI Agreements
Schedule 6.02 -- Existing Liens
Schedule 6.04 -- Investments, Loans, Advances, Guarantees and Acquisitions
Schedule 6.09 -- Affiliate Transactions
Schedule 6.10 -- Existing Restrictions

EXHIBITS:
--------

Exhibit A -- Form of Assignment and Acceptance
Exhibit B -- Forms of Opinions of Borrowers' Counsel
Exhibit C -- Form of Guarantee and Collateral Agreement
Exhibit D -- Form of Pledge Agreement

                                CREDIT AGREEMENT dated as of September 28, 2001,
                           among ARMKEL, LLC, ARMKEL HOLDING (NETHERLANDS) B.V., ARMKEL (CANADA), CORP., the LENDERS party hereto, and THE CHASE MANHATTAN BANK, as Administrative Agent.

                  The parties hereto agree as follows:

                                   ARTICLE I

                                  Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the
                                --------------
following terms have the meanings specified below:

                  "ABR", when used in reference to any Loan or Borrowing, refers
                   ---
to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Acquired Business" means any Person, property, business or
                   -----------------
asset acquired (or, as applicable, proposed to be acquired) by the Parent Borrower or a Subsidiary pursuant to a Permitted Acquisition.

                  "Acquisition" means the acquisition by the Parent Borrower of
                   -----------
the Business and the Disposed Business on the terms and subject to the conditions set forth in the Asset Purchase Agreement.

                  "Acquisition Documents" means the Asset Purchase Agreement and
                   ---------------------
all other agreements or documents entered into by the Parent Borrower or any Subsidiary with CWI or any subsidiary thereof in connection with the Acquisition, including bills of sale, assignments, assumption agreements and indemnity agreements, but excluding the CWI Agreements.

                  "Acquisition Equity Financing" means the issuance of Equity
                   ----------------------------
Interests by the Parent Borrower to CHD or Kelso (or a combination thereof) for cash consideration, provided that the Net Proceeds thereof are to be applied to make a Permitted Acquisition within 30 days after such Net Proceeds are received.

                  "Adjusted EBITDA" means, for any period, the Consolidated
                   ---------------
EBITDA of the Parent Borrower for such period, adjusted (a) to include the Consolidated EBITDA of any Acquired Business acquired during such period (and, solely for purposes of determining whether a proposed acquisition is a Permitted Acquisition pursuant to clauses (d) and (e) of the definition of the term Permitted Acquisition, any Acquired Business that, at the time of calculation of Adjusted EBITDA for such purpose, has been acquired subsequent to the end of such period and prior to such time as well as that proposed to be acquired) pursuant to a Permitted Acquisition and not subsequently sold, transferred or otherwise disposed of during such period (or, solely for purposes of determining whether a proposed acquisition is a Permitted Acquisition, subsequent to the end of such period and prior to such time), based on (i) the actual Consolidated EBITDA of such Acquired Business for such period (including the portion thereof attributable to such period prior to the date of acquisition of such Acquired Business), (ii) for purposes of determining whether a proposed acquisition is a Permitted Acquisition pursuant to clauses (d) and (e) of the definition of the term Permitted Acquisition, giving pro forma effect to identified cost savings from any such Permitted Acquisition (or proposed acquisition) to the extent that the Parent Borrower shall demonstrate, in a certificate of its chief financial officer, in detail and to the reasonable satisfaction of the Administrative Agent, that such cost savings are achievable and (iii) for purposes of determining the Adjusted Leverage Ratio, giving pro forma effect, in the portion of such period occurring prior to the date of consummation of any such Permitted Acquisition, to identified cost savings from any such Permitted Acquisition to the extent that the Parent Borrower shall demonstrate, in a certificate of its chief financial officer, in detail and to the reasonable satisfaction of the Administrative Agent, that such cost savings are achievable, and (b) to exclude the Consolidated EBITDA of any Sold Business sold, transferred or otherwise disposed of during such period (and, solely for purposes of determining whether a proposed acquisition is a Permitted Acquisition pursuant to clauses (d) and
(e) of the definition of the term Permitted Acquisition, any Sold Business that, at the time of calculation of Adjusted EBITDA for such purpose, has been sold, transferred or otherwise disposed of subsequent to the end of such period and prior to such time), based on the actual Consolidated EBITDA of such Sold Business for such period (including the portion thereof attributable to such period prior to the date of sale, transfer or disposition of such Sold Business).

                  "Adjusted Leverage Ratio" means, on any date, the ratio of (a)
                   -----------------------
Total Indebtedness as of such date to (b) Adjusted EBITDA for the period of four consecutive fiscal quarters of the Parent Borrower ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter of the Parent Borrower most recently ended prior to such date), provided that for purposes of calculating the
                           --------
Adjusted Leverage Ratio as of December 31, 2001 and March 31, 2002, Adjusted EBITDA for the fiscal quarters ended March 31, 2001 and June 30, 2001 shall be deemed to be $23,800,000 and $35,500,000, respectively.

                  "Adjusted LIBO Rate" means, with respect to any Eurocurrency
                   ------------------
Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means The Chase Manhattan Bank, in its
                   --------------------
capacity as administrative agent for the Lenders hereunder, or any successor to The Chase Manhattan Bank in such capacity. The Chase Manhattan Bank has appointed The Chase Manhattan Bank of Canada as its sub-agent in accordance with the terms of Article VIII for the purpose of performing any duties and taking any actions hereunder with respect to the Tranche A-2 Term Borrowings, and the term "Administrative Agent", when used in connection with any such duties or actions with respect to such Tranche A-2 Term Borrowings, shall mean The Chase Manhattan Bank of Canada.

                  "Administrative Questionnaire" means an Administrative
                   ----------------------------
Questionnaire in a form supplied by the Administrative Agent.

                  "Affiliate" means, with respect to a specified Person, another
                   ---------
Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Alternate Base Rate" means, for any day, a rate per annum
                   -------------------
equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Percentage" means, with respect to any Tranche A
                   ---------------------
Revolving Lender, the percentage of the total Tranche A Revolving Commitments represented by such Lender's Tranche A Revolving Commitment. If the Tranche A Revolving

Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Tranche A Revolving Commitments most recently in effect, giving effect to any assignments.

                  "Applicable Rate" means, for any day (a) with respect to any
                   ---------------
Tranche B Term Loan, (i) 2.00% per annum, in the case of an ABR Loan, or (ii) 3.00% per annum, in the case of a Eurocurrency Loan, and (b) with respect to any ABR Loan, Eurocurrency Loan, Canadian BA Loan or Canadian Prime Loan that is a Revolving Loan or a Tranche A Term Loan, or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption "ABR Spread", "Eurocurrency Spread", "Canadian BA Spread", "Canadian Prime Spread" or "Commitment Fee Rate", as the case may be, based upon the Adjusted Leverage Ratio as of the most recent determination date; provided that until the delivery to the Administrative Agent, pursuant to
--------
Section 5.01, of the Parent Borrower's consolidated financial statements for the fiscal period of the Parent Borrower ending on December 31, 2001, the "Applicable Rate" for purposes of clause (b) shall be the applicable rate per annum set forth below in Category 1:

===============================================================================================================

                                       ABR            Eurocurrency        Canadian BA        Canadian Prime
                                       ---            ------------        -----------        --------------
   Adjusted Leverage Ratio:          Spread              Spread              Spread              Spread
   ------------------------          ------              ------              ------              ------
---------------------------------------------------------------------------------------------------------------
          Category 1
          ----------
         *5.00 to 1.00                2.00%               3.00%               3.00%               2.00%
---------------------------------------------------------------------------------------------------------------
          Category 2
          ----------
         *4.00 to 1.00
              and
        **5.00 to 1.00                1.75%               2.75%               2.75%               1.75%
---------------------------------------------------------------------------------------------------------------
          Category 3
          ----------
         *3.50 to 1.00
              and
        **4.00 to 1.00                1.50%               2.50%               2.50%               1.50%
---------------------------------------------------------------------------------------------------------------
          Category 4
          ----------
         *3.00 to 1.00
              and
        **3.50 to 1.00                1.25%               2.25%               2.25%               1.25%
---------------------------------------------------------------------------------------------------------------
          Category 5
          ----------
         *2.50 to 1.00
              and
        **3.00 to 1.00                1.00%               2.00%               2.00%               1.00%
---------------------------------------------------------------------------------------------------------------
          Category 6
          ----------
        **2.50 to 1.00                0.75%               1.75%               1.75%               0.75%
===============================================================================================================

 * denotes greater than
** denotes less than

          ===================================================
                                            Commitment Fee
                                            --------------
              Adjusted Leverage Ratio:            Rate
              ------------------------            ----
          ---------------------------------------------------
                     Category 1
                     ----------
                   *5.00 to 1.00                 0.50%
          ---------------------------------------------------
                     Category 2
                     ----------
                   *4.00 to 1.00                 0.50%
                        and
                  **5.00 to 1.00
          ---------------------------------------------------
                     Category 3
                     ----------
                   *3.50 to 1.00
                        and
                  **4.00 to 1.00                 0.50%
          ---------------------------------------------------
                     Category 4
                     ----------
                   *3.00 to 1.00
                        and
                  **3.50 to 1.00                 0.50%
          ---------------------------------------------------
                     Category 5
                     ----------
                   *2.50 to 1.00
                        and
                  **3.00 to 1.00                 0.50%
          ---------------------------------------------------
                     Category 6
                     ----------
                  **2.50 to 1.00                 0.50%
          ===================================================

 * denotes greater than
** denotes less than

                  For purposes of the foregoing, (i) the Adjusted Leverage Ratio shall be determined as of the end of each fiscal quarter of the Parent Borrower's fiscal year based upon the Parent Borrower's consolidated financial statements delivered pursuant to Section 5.01(a) or (b) and (ii) each change in the Applicable Rate resulting from a change in the Adjusted Leverage Ratio shall be effective during the period commencing on and including the third day after the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; provided that the Adjusted Leverage
                                            --------
Ratio shall be deemed to be in Category 1 (A) at any time that an Event of Default has occurred and is continuing or (B) at the option of the Administrative Agent or at the request of the Required Lenders if the Parent Borrower fails to deliver the consolidated financial statements required to be delivered by it pursuant to Section 5.01(a) or (b), during the period from the expiration of the time for delivery thereof until such consolidated financial statements are delivered.

                  "Assessment Rate" means, for any day, the annual assessment
                   ---------------
rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in Dollars at the offices of such member in the United States; provided that if, as a result of
                                             --------
any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be reasonably determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

                  "Asset Purchase Agreement" means the Asset Purchase Agreement
                   ------------------------
dated as of May 7, 2001, between the Parent Borrower and CWI.

                  "Assignment and Acceptance" means an assignment and acceptance
                   -------------------------
entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.04), and accepted by the Administrative Agent, in substantially the form of Exhibit A or any other form approved by the Administrative Agent.

                  "BA Rate" means, for any Interest Period, the annual rate of
                   -------
interest appearing on Reuters Screen CDOR Page (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time for purposes of providing quotations of such rate) at approximately 10:00 a.m., Toronto time, two Business Days prior to the commencement of such Interest Period, as the average rate for Canadian Dollar bankers' acceptances with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "BA Rate" for such
                                                        -------
Interest Period shall be the arithmetic mean of the bid rates of the Canadian Reference Banks for Canadian Dollar bankers' acceptances with a maturity comparable to such Interest Period for settlement as of 10:00 a.m., Toronto time, two Business Days prior to the commencement of such Interest Period. The Administrative Agent will request the principal Toronto office of each such Canadian Reference Bank to provide a quotation of its rate as of the applicable time.

                  "Base CD Rate" means the sum of (a) the Three-Month Secondary
                   ------------
CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

                  "Board" means the Board of Governors of the Federal Reserve
                   -----
System of the United States of America.

                  "Borrowers" means the Parent Borrower and the Foreign
                   ---------
Subsidiary Borrowers.

                  "Borrowing" means (a) Loans of the same Class and Type, made,
                   ---------
converted or continued on the same date and, in the case of Eurocurrency Loans or Canadian BA Loans, as to which a single Interest Period is in effect, or (b) a Swingline Loan.

                  "Borrowing Request" means a request by a Borrower for a
                   -----------------
Borrowing in accordance with Section 2.03.

                  "Business" means the consumer products business of CWI to be
                   --------
acquired by the Parent Borrower pursuant to the Asset Purchase Agreement, including all assets and liabilities to be acquired or assumed (including the Equity Interests in certain foreign subsidiaries of CWI), in each case as provided in the Asset Purchase Agreement, but excluding the Disposed Business.

                  "Business Day" means any day that is not a Saturday, Sunday or
                   ------------
other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that (a) when used in connection with a
                         --------
Eurocurrency Loan, the term "Business Day" shall also exclude any day on which
                             ------------
banks are not open for dealings in Dollar deposits in the London interbank market, (b) when used in connection with any Tranche B Revolving Loan denominated in Euro, the term "Business Day" shall also exclude any day on which
                               ------------
the TARGET payment system is not open for settlement of payment in Euro and (c) when used in connection with any Tranche A-2 Term Loan or Tranche B Revolving Loan denominated in Canadian Dollars, the term "Business Day" shall also exclude
                                                ------------
any day on which commercial banks in Toronto, Canada are authorized or required by law to remain closed.

                  "Calculation Date" means (a) each date on which a Tranche B
                   ----------------
Revolving Borrowing is made and (b) the last Business Day of each calendar month.

                  "CAM" means the mechanism for the allocation and exchange of
                   ---
interests in the Credit Facilities and collections thereunder established under
Article IX.

                  "CAM Exchange" means the exchange of the Lenders' interests
                   ------------
provided for in Section 9.01.

                  "CAM Exchange Date" means the date on which (a) any event
                   -----------------
referred to in paragraph (h) or (i) of Article VII shall occur in respect of the Parent Borrower or either Foreign Subsidiary Borrower or (b) an acceleration of the maturity of the Loans pursuant to Article VII shall occur.

                  "CAM Percentage" means, as to each Lender, a fraction,
                   --------------
expressed as a decimal, of which (a) the numerator shall be the aggregate Dollar Equivalent (determined on the basis of Exchange Rates prevailing on the CAM Exchange Date) of the Specified Obligations owed to such Lender and such Lender's participation in undrawn amounts of Letters of Credit immediately prior to the CAM Exchange Date and (b) the denominator shall be the aggregate Dollar Equivalent (as so determined) of the Specified Obligations owed to all the Lenders and the aggregate undrawn amount of outstanding Letters of Credit immediately prior to such CAM Exchange Date.

                  "Canadian BA", when used in reference to any Loan or
                   -----------
Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the BA Rate.

                  "Canadian Borrower" means Armkel (Canada), Corp., a company
                   -----------------
incorporated and existing under the laws of the Province of Nova Scotia.

                  "Canadian Dollars" or "Cdn. $" means lawful money of Canada.
                   ----------------      ------

                  "Canadian Facilities" means the assets related to the Parent
                   -------------------
Borrower's over-the-counter pharmaceutical product lines manufactured in Canada.

                  "Canadian Prime", when used in reference to any Loan or
                   --------------
Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Canadian Prime Rate.

                  "Canadian Prime Rate" means, for any day, a rate per annum
                   -------------------
(rounded upwards, if necessary, to the next 1/100 of 1%) equal to the higher of
(i) the rate per annum publicly announced from time to time by The Chase Manhattan Bank of Canada as its prime rate in effect at its principal office in Toronto and (ii) the CDOR Rate plus 1.00% per annum. The term "CDOR Rate" means,
                                                               ---------
on any day, the annual rate of interest which is the rate determined as being the arithmetic average of the "BA 1 month" rates applicable to Canadian Dollar bankers' acceptances displayed and identified as such on the "Reuters' Screen CDOR Page" at approximately 10:00 a.m. on such day for Schedule I chartered banks, or if such day is not a Business Day then on the immediately preceding Business Day (as adjusted by a Canadian bank after 10:00 a.m. to reflect any error in a posted rate of interest or in the posted average annual rate of interest). Each change in the Canadian Prime Rate shall be effective on the date such change is publicly announced.

                  "Canadian Reference Bank" means any Lender listed on Schedule
                   -----------------------
2.01 that has committed to make a Tranche A-2 Term Loan pursuant to the terms of this Agreement.

                  "Capital Expenditures" means, for any period, (a) the
                   --------------------
additions to property, plant and equipment and other capital expenditures of the Parent Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of the Parent Borrower for such period prepared in accordance with GAAP, excluding any Permitted Acquisitions permitted by Section 6.04, and (b) Capital Lease Obligations incurred by the Parent Borrower and its consolidated Subsidiaries during such period.

                  "Capital Lease Obligations" of any Person means the
                   -------------------------
obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) prior to the Parent Borrower's
                   -----------------
IPO (it being understood that the term "IPO" shall not include any registration of the Parent Borrower's Equity Interests under Form S-4 or Form S-8 in connection with a transaction otherwise permitted by this Agreement), the Permitted Holders cease to be the "beneficial owners" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as amended (the "Exchange Act") as presently in effect), directly or indirectly, of a majority in the aggregate of the total ordinary voting power of the Equity Interests of the Parent Borrower, whether as a result of the issuance of securities of the Parent Borrower, any merger, consolidation, liquidation or dissolution of the Parent Borrower, any direct or indirect transfer of securities or otherwise, (b) CHD ceases to be the beneficial owner (as defined in clause (a) above), directly or indirectly, of Equity Interests of the Parent Borrower representing at least 50% or more of the total ordinary voting power of the Equity Interests of the Parent Borrower that CHD beneficially owns as of the date hereof, (c) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (as defined in clause (a) above), directly or indirectly, of more than 30% of the total ordinary voting power of the Equity Interests of the Parent Borrower, unless the Permitted Holders "beneficially own" (as defined in clause (a) above), directly or indirectly, in the aggregate a greater percentage of the total ordinary voting power of the Equity Interests of the Parent Borrower than such other person, (d) occupation of a majority of the seats on the board of directors of the Parent Borrower by persons whose nomination for election by the members of the Parent Borrower was not approved by either (i) the Permitted Holders or (ii) a vote of a majority of the directors of the Parent Borrower whose election or nomination for election was previously so approved or (e) the occurrence of a "Change of Control" as defined in the Subordinated Debt Documents. For purposes of clause (a), clause (b) and clause (c) of the immediately preceding sentence, the Permitted Holders shall be deemed to beneficially own any voting power of the Equity Interests of a corporation (the "specified corporation") held by any other corporation (the "parent corporation") so long as the Permitted Holders beneficially own, directly or indirectly, in the aggregate a majority of the voting power of the Equity Interests of the parent corporation.

                  "Change in Law" means (a) the adoption of any law, rule or
                   -------------
regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender or the Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or by such Lender's or the Issuing Bank's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CHD" means Church & Dwight Co., Inc. and its subsidiaries.
                   ---

                  "CHD Agreements" means all agreements (other than the Product
                   --------------
Line Purchase Agreement) entered into or to be entered into by the Parent Borrower or any Subsidiary with CHD on or prior to the Effective Date, including those contemplated by the last sentence of paragraph (k) of Section 4.01.

                  "CHD Sale" means the sale of the Disposed Business to CHD
                   --------
pursuant to the Product Line Purchase Agreement, including the assumption by CHD of all related liabilities to the extent provided in the Product Line Purchase Agreement.

                  "Class", when used in reference to any Loan or Borrowing,
                   -----
refers to whether such Loan, or the Loans comprising such Borrowing, are Tranche A Revolving Loans, Tranche B Revolving Loans, Tranche A-1 Term Loans, Tranche A-2 Term Loans, Tranche B Term Loans or Swingline Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Tranche A Revolving Commitment, Tranche B Revolving Commitment, Tranche A-1 Term Loan Commitment, Tranche A-2 Term Loan Commitment or Tranche B Term Loan Commitment.

                  "Code" means the Internal Revenue Code of 1986, as amended
                   ----
from time to time.

                  "Collateral" means any and all "Collateral", as defined in any
                   ----------
applicable Security Document.

                  "Collateral Agreement" means the Guarantee and Collateral
                   --------------------
Agreement among the Loan Parties and the Administrative Agent, substantially in the form of Exhibit C.

                  "Collateral and Guarantee Requirement" means the requirement
                   ------------------------------------
that:

                  (a) the Administrative Agent shall have received from each of CHD and Kelso Protection Venture, LLC a counterpart of the Pledge Agreement duly executed and delivered on behalf of such party;

                  (b) all outstanding Equity Interests of the Parent Borrower beneficially owned directly or indirectly by CHD or Kelso shall have been pledged pursuant to the Pledge Agreement and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) the Administrative Agent shall have received (i) from each Loan Party either (A) a counterpart of the Collateral Agreement duly executed and delivered on behalf of such Loan Party or (B) in the case of any Person that becomes a Loan Party after the Effective Date, a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Loan Party and (ii) a duly executed and effective copy of the Netherlands Pledge Agreement;

                  (d) except as otherwise provided in the Collateral Agreement, all outstanding Equity Interests of each Subsidiary owned by or on behalf of any Loan Party (other than the Foreign Subsidiary Borrowers) shall have been pledged pursuant to the Collateral Agreement or, in the case of the outstanding Equity Interests of the Netherlands Borrower, the Netherlands Pledge Agreement (except that such Loan Parties shall not be required to pledge more than 65% of the outstanding voting Equity Interests of any Foreign Subsidiary, other than the outstanding Equity Interests in the Netherlands Borrower, the remaining 35% of which shall be pledged to secure only the obligations under the Loan Documents of the Foreign Subsidiary Borrowers) and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (e) all Indebtedness of the Parent Borrower and each Subsidiary that is owing to any Loan Party (other than the Foreign Subsidiary Borrowers) shall be evidenced by a promissory note or other instrument and shall have been pledged pursuant to the Collateral Agreement and the Administrative Agent shall have received all such promissory notes and other instruments, together with instruments of transfer with respect thereto endorsed in blank;

                  (f) all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Collateral Agreement and the Netherlands Pledge Agreement and perfect such Liens to the extent required by, and with the priority required by, the Collateral Agreement and the Netherlands Pledge Agreement, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording;

                  (g) the Administrative Agent shall have received (i) counterparts of a Mortgage with respect to each Mortgaged Property duly executed and delivered by the record owner of such Mortgaged Property,
         (ii) a policy or policies of title insurance issued by a nationally recognized title insurance company insuring the Lien of each such Mortgage as a valid first Lien on the Mortgaged Property described therein, free of any other

         Liens except as expressly permitted by Section 6.02, together with such endorsements, coinsurance and reinsurance as the Administrative Agent or the Required Lenders may reasonably request, and (iii) such surveys, abstracts, appraisals, legal opinions and other documents as the Administrative Agent or the Required Lenders may reasonably request with respect to any such Mortgage or Mortgaged Property; and

                  (h) each Loan Party (other than the Foreign Subsidiary Borrowers) shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

                  "Commitment" means a Tranche A Revolving Commitment, Tranche B
                   ----------
Revolving Commitment, Tranche A-1 Term Loan Commitment, Tranche A-2 Term Loan Commitment or Tranche B Term Loan Commitment, or any combination thereof (as the context requires).

                  "Consolidated EBITDA" means, for any Person for any period,
                   -------------------
Consolidated Net Income of such Person for such period plus (a) without duplication and to the extent deducted from revenues in determining such Consolidated Net Income for such period, the sum of (i) the aggregate amount of consolidated interest expense of such Person and its subsidiaries for such period, (ii) the aggregate amount of letter of credit fees paid during such period, (iii) the aggregate amount of all provisions for all taxes (whether or not paid, estimated or accrued) based upon the income and profits of such Person for such period, (iv) all amounts attributable to depreciation, amortization (including but not limited to amortization of goodwill and other intangible assets, amortization and write-offs of financing costs and premiums paid in connection with any early extinguishment of Indebtedness) and any non-cash impairment charges related to goodwill, other intangible or long-lived assets for such period, (v) all extraordinary, unusual or non-recurring charges (including, in the case of the Parent Borrower, (A) non-recurring relocation and other costs associated with the relocation of the "Nair" product line from the Cranbury Facility to CHD's facility at Lakewood, New Jersey, and the restructuring of certain foreign operations, (B) the costs of any retention bonuses and the increased costs associated with retaining redundant, duplicative, transitional or overlapping CWI employees or temporary employees through December 31, 2002, (C) other extraordinary, unusual or non-recurring costs or potential cost overruns associated with the closure of the Cranbury Facility, the relocation of the "Nair" product line to CHD's facility at Lakewood, New Jersey or the implementation of the CHD Agreements, (D) any extraordinary, unusual, non-recurring or duplicative costs that may arise as a result of the CWI Agreements and (E) the additional costs of carrying the Cranbury Facility through December 31, 2002, provided that the
                                                          --------
amount of all such extraordinary, unusual or non-recurring costs or charges referred to in items (A) through (E) shall be taken on or prior to December 31, 2003 and shall not exceed $15,000,000 in the aggregate and shall not exceed $5,000,000 during the twelve-month period ending December 31, 2003) and, in the case of the Parent Borrower, Transaction Costs during such period, (vi) all losses realized upon the sale or other disposition of any assets of such Person or any subsidiary of such Person (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and all losses realized upon the sale or other disposition of any Equity Interests of any Person, (vii) all other non-cash charges, (viii) in the case of the Parent Borrower, severance costs incurred or borne by the Parent Borrower and the Subsidiaries in connection with the Transactions (provided that (x) such severance costs do not exceed $75,000,000 in the aggregate, (y) all of such severance costs are paid on or prior to December 31, 2003 and (z) no more than $10,000,000 of such severance costs are paid during the twelve-month period ending December 31, 2003), (ix) in the case of the Parent Borrower, any expenses or charges related to any sale of Equity Interests of the Parent Borrower or any Subsidiary, any investments or the incurrence of any Indebtedness, in each case permitted under this Agreement, (x) the amount of any minority interest expense, less any amount paid as a dividend or distributed to the holders of such minority interest in respect thereof, (xi) any non-cash charges resulting from any write-up of assets by such Person or any subsidiary of such Person in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations", (xii) any unrealized losses in respect of Hedging Agreements,
(xiii) any unrealized foreign currency translation losses in respect of Indebtedness of such Person denominated in a currency other than the functional currency of such Person and (xiv) any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards, and minus (b) without duplication and to the extent added to revenues in determining such Consolidated Net Income for such period, the sum of (i) all extraordinary gains during such period, (ii) any gains realized upon the sale or other disposition of any assets of such Person or any subsidiary of such Person (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business and all gains realized upon the sale or other disposition of any Equity Interests of any other Person, (iii) any unrealized gains in respect of Hedging Agreements, (iv) any unrealized foreign currency translation gains in respect of Indebtedness of such Person denominated in a currency other than the functional currency of such Person, (v) any non-cash gains resulting from any write-down of assets by such Person or any subsidiary of such Person in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations" and (vi) all other non-cash gains during such period, all as determined on a consolidated basis with respect to such Person and its subsidiaries in accordance with GAAP.

                  "Consolidated Interest Expense" means, for any period, the
                   -----------------------------
interest expense, both expended and capitalized (including the interest component in respect of Capital Lease Obligations), accrued or paid by the Parent Borrower and the Subsidiaries during such period (excluding any amortization or write-off of financing costs otherwise included therein), net of interest income, determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Net Income" means, for any Person (the
                   -----------------------
"Applicable Person") and any period, the net income or loss of the Applicable
 -----------------
Person and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP; provided that there shall be excluded from such net
                         --------
income or loss (a) the Applicable Person's equity in the income of any other Person (a "Second Person") in which any other Person (other than the Applicable
           -------------
Person or any subsidiary of the Applicable Person or any director holding qualifying shares in compliance with applicable law) owns an Equity Interest to the extent dividends or other distributions by such Second Person of such income are prohibited during such period, (b) the income or loss of any Person accrued prior to the date it becomes a subsidiary of the Applicable Person or is merged into or consolidated with the Applicable Person or any subsidiary of the Applicable Person or the date that such Person's assets are acquired by the Applicable Person or any subsidiary of the Applicable Person and (c) the income or loss of any Person (other than the Applicable Person or a subsidiary of the Applicable Person) in which the Applicable Person or a subsidiary of the Applicable Person holds an Equity Interest that is accounted for by the equity method of accounting, except that the Applicable Person's equity in the net income (but not loss) of any such Person for such period shall be included up to the aggregate amount actually distributed by such Person during such period to the Applicable Person or a subsidiary of the Applicable Person as a dividend or other distribution (subject, in the case of a dividend or other distribution to a subsidiary of the Applicable Person, to any applicable limitations under clause (a) above).

                  "Control" means the possession, directly or indirectly, of the
                   -------

power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.
            -----------       ----------

                  "Cranbury Facility" means the Parent Borrower's production
                   -----------------
facility located in Cranbury, New Jersey.

                  "Credit Facility" means a Class of Commitments and extensions
                   ---------------
of credit thereunder.

                  "CWI" means Carter-Wallace, Inc.
                   ---

                  "CWI Agreements" means all agreements (other than the Asset
                   --------------
Purchase Agreement) entered into or to be entered into by the Parent Borrower or any Subsidiary with CWI on or prior to the Effective Date with respect to the sharing or leasing of facilities after the Effective Date, the provision of transition services or other services after the Effective Date, the purchase (or option to purchase) any property or services after the Effective Date, the licensing of any intellectual property after the Effective Date, or any other transactions to be consummated or services to be performed after the Effective Date, but excluding the Indemnification Agreement (as defined in the Asset Purchase Agreement), which shall constitute an Acquisition Document.

                  "Default" means any event or condition which constitutes an
                   -------
Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Disclosed Matters" means the actions, suits and proceedings
                   -----------------
and the environmental matters disclosed in Schedule 3.06.

                  "Disposed Business" means the portion of the consumer products
                   -----------------
business of CWI to be acquired by the Parent Borrower pursuant to the Asset Purchase Agreement that is to be sold to CHD pursuant to the CHD Sale upon consummation of the Acquisition, including all assets and liabilities to be acquired or assumed by CHD in connection therewith, in each case as provided in the Product Line Purchase Agreement.

                  "Disqualified Stock" means, with respect to any Person, any
                   ------------------
Equity Interest that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event: (a) matures or is subject to mandatory redemption or repurchase pursuant to a sinking fund obligation or otherwise; (b) is convertible into or exchangeable or exercisable for Indebtedness or Disqualified Stock; or (c) may be required to be redeemed or repurchased at the option of the holder thereof, in whole or in part, in each case on or prior to the date that is 180 days after the Tranche B Term Loan Maturity Date; provided that any
                                                         --------
Equity Interests that would not constitute Disqualified Stock but for the provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Equity Interests upon the occurrence of an "asset sale" or "change of control" occurring prior to the date that is 180 days after the Tranche B Term Loan Maturity Date shall not constitute Disqualified Stock if the "asset sale" or "change of control" provisions applicable to such Equity Interests are not more favorable to the holders of such Equity Interests than the "asset sale" provisions and the "change of control" provisions contained in the Subordinated Debt Documents.

                  "Dollars" or "$" refers to lawful money of the United States
                   -------      -
of America.

                  "Dollar Equivalent" means, on any date of determination, (a)
                   -----------------
with respect to any amount in Dollars, such amount, and (b) with respect to any amount in any Foreign Currency, the equivalent in Dollars of such amount, determined by the Administrative Agent pursuant to Section 1.05(b) using the Exchange Rate with respect to such Foreign Currency at the time in effect under such Section 1.05.

                  "Dollar Letter of Credit" means a Letter of Credit denominated
                   -----------------------
in Dollars.

                  "Effective Date" means the date on which the conditions
                   --------------
specified in Section 4.01 are satisfied (or waived in accordance with Section 10.02).

                  "EMU Legislation" means the legislative measures of the
                   ---------------
European Union for the introduction of, changeover to or operation of the Euro in one or more member states.

                  "Environmental Laws" means all applicable laws, rules,
                   ------------------
regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters (as such matters relate in any way to Hazardous Materials or exposure thereto).

                  "Environmental Liability" means any liability, contingent or
                   -----------------------
otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Parent Borrower or any Subsidiary resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which environmental liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Contributions" means (a) the contribution by CHD of an
                   --------------------
aggregate amount of not less than $111,750,000 in cash to the Parent Borrower and (b) the contribution by Kelso of an aggregate amount of not less than $116,750,000 in cash to the Parent Borrower.

                  "Equity Interests" means shares of capital stock, partnership
                   ----------------
interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person.

                  "ERISA" means the Employee Retirement Income Security Act of
                   -----
1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not
                   ---------------
incorporated) that, together with the Parent Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of
Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
                   -----------
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of

ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Parent Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Parent Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Parent Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Parent Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Euro" or "/U/" means the single currency of the European
                   ----      ---
Union as constituted by the Treaty on European Union and as referred to in the EMU Legislation.

                  "Eurocurrency", when used in reference to any Loan or
                   ------------
Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "Event of Default" has the meaning assigned to such term in
                   ----------------
Article VII.

                  "Excess Cash Flow" means, for any fiscal year of the Parent
                   ----------------
Borrower, the sum (without duplication) of:

                  (a) the Consolidated Net Income of the Parent Borrower and its consolidated Subsidiaries for such fiscal year, adjusted to exclude any gains or losses attributable to Prepayment Events; plus
                                                            ----

                  (b) depreciation, amortization and other non-cash charges or losses deducted in determining such Consolidated Net Income for such fiscal year; plus
                      ----

                  (c) the sum of the amount, if any, by which Net Working Capital decreased during such fiscal year; plus
                                                    ----

                  (d) the aggregate amount received by the Parent Borrower during such fiscal year pursuant to any net working capital adjustment as set forth in the Asset Purchase Agreement; minus
                                                       -----

                  (e) the sum of (i) any non-cash gains included in determining such Consolidated Net Income for such fiscal year plus (ii) the amount, if any, by which Net Working Capital increased during such fiscal year; minus
         -----

                  (f) Capital Expenditures for such fiscal year, except to the extent attributable to (i) the incurrence of Capital Lease Obligations or otherwise financed by incurring Long-Term Indebtedness (other than Loans), (ii) reinvestment of Net Proceeds of Prepayment Events described in clause (a) or (b) of the definition of the term Prepayment Event, as contemplated by the proviso to the first sentence of Section 2.11(c), or (iii) Capital Expenditures made in reliance upon Permitted ECF Uses; minus
                   -----

                  (g) the aggregate principal amount of Long-Term Indebtedness repaid or prepaid by the Parent Borrower and its consolidated Subsidiaries during such fiscal year, excluding (i) Indebtedness in respect of Revolving Loans and Letters of Credit, (ii) Term Loans prepaid pursuant to Section 2.11(c) or (d), (iii) repayments or prepayments of Long-Term Indebtedness financed by incurring other Long-Term Indebtedness and (iv) Indebtedness referred to in clause (iv) of Section 6.01(a); minus
                             -----

                  (h) Tax Distributions paid during such fiscal year; minus
                                                                      -----

                  (i) the aggregate amount paid by the Parent Borrower during such fiscal year pursuant to any net working capital adjustment as set forth in the Asset Purchase Agreement.

                  "Exchange Rate" means on any day, with respect to any Foreign
                   -------------
Currency, the rate at which such Foreign Currency may be exchanged into Dollars, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m., local time, on such date for the purchase of Dollars for delivery two Business Days later; provided that if at the time of any such determination, for any
            --------
reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Parent Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Excluded Taxes" means (i) Taxes imposed on any Administrative
                   --------------
Agent, any Lender, the Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder as a result of a present or former connection between such Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than as a result of entering into this Agreement, performing any obligations hereunder, receiving any payments hereunder or enforcing any rights hereunder), (ii) any withholding tax that is in effect and would apply to amounts payable to any Foreign Lender at the time such Foreign Lender becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Parent Borrower with respect to any withholding tax pursuant to Section 2.17(a) and (iii) any taxes that are attributable solely to the failure of any Foreign Lender to comply with Section 2.17(e).

                  "Federal Funds Effective Rate" means, for any day, the
                   ----------------------------
weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" means the chief financial officer,
                   -----------------
principal accounting officer, treasurer or controller of the Parent Borrower.

                  "Financing Transactions" means (a) the execution, delivery and
                   ----------------------
performance by each Loan Party of the Loan

Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by each Loan Party of the Subordinated Debt Documents to which it is to be a party, the issuance of the Subordinated Debt and the use of the proceeds thereof and (c) the Equity Contributions.

                  "Foreign Collateral Requirement" means the requirement that:
                   ------------------------------

                  (a) the Administrative Agent shall have received from the Netherlands Borrower a counterpart of each Foreign Security Document duly executed and delivered on behalf of the Netherlands Borrower;

                  (b) all outstanding Equity Interests of each Subsidiary owned by or on behalf of the Netherlands Borrower shall have been pledged pursuant to the applicable Foreign Security Document to secure the Obligations of the Foreign Subsidiary Borrowers and the Administrative Agent shall have received certificates or other instruments representing all such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;

                  (c) all Indebtedness of the Parent Borrower and each Subsidiary that is owing to the Netherlands Borrower shall be evidenced by a promissory note or other instrument and shall have been pledged pursuant to the applicable Foreign Security Document to secure the Obligations of the Foreign Subsidiary Borrowers and the Administrative Agent shall have received all such promissory notes and other instruments, together with instruments of transfer with respect thereto endorsed in blank;

                  (d) except as disclosed on Schedule 1.01(a), all documents and instruments required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create the Liens intended to be created by the Foreign Security Documents and perfect such Liens to the extent required by, and with the priority required by, the Foreign Security Documents, shall have been filed, registered or recorded or delivered to the Administrative Agent for filing, registration or recording; and

                  (e) the Netherlands Borrower shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of all Security Documents to which it is a party, the performance of its obligations thereunder and the granting by it of the Liens thereunder.

                  "Foreign Currencies" means Euro, Sterling and Canadian
                   ------------------
Dollars.

                  "Foreign Currency Equivalent" means, with respect to an amount
                   ---------------------------
in Dollars on any date in relation to a specified Foreign Currency, the amount of such specified Foreign Currency that may be purchased with such amount of Dollars at the Foreign Currency Exchange Rate with respect to such Foreign Currency on such date.

                  "Foreign Currency Exchange Rate" means on any day, with
                   ------------------------------
respect to any Foreign Currency, the rate at which Dollars may be exchanged for such Foreign Currency, as set forth at approximately 11:00 a.m., London time, on such day on the Reuters World Currency Page for such Foreign Currency. In the event that such rate does not appear on any Reuters World Currency Page, the Foreign Currency Exchange Rate shall be determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Parent Borrower, or, in the absence of such agreement, such Foreign Currency Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market when its foreign exchange operations in respect of such Foreign Currency are then being conducted, at or about 10:00 a.m., local time, on such date for the Purchase of such Foreign Currency for delivery two Business Days later; provided
                                                                        --------
that if at the time of any such determination, for any reason, no such spot rate is being quoted, the Administrative Agent, after consultation with the Parent Borrower, may use any reasonable method it deems appropriate to determine such rate, and such determination shall be conclusive absent manifest error.

                  "Foreign Currency Letter of Credit" means a Letter of Credit
                   ---------------------------------
denominated in a Foreign Currency.

                  "Foreign Currency Loan" means a Tranche A-2 Term Loan or a
                   ---------------------
Tranche B Revolving Loan denominated in a Foreign Currency.

                  "Foreign Lender" means any Lender that is organized under the
                   --------------
laws of a jurisdiction other than that in which the Parent Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

                  "Foreign Security Documents" means any agreement or instrument
                   --------------------------
entered into by the Netherlands Borrower that is reasonably requested by the Administrative Agent providing for Liens on the assets of the Netherlands Borrower to secure the Obligations of the Foreign Subsidiary Borrowers.

                  "Foreign Subsidiary" means any Subsidiary that is organized
                   ------------------
under the laws of a jurisdiction other than the United States of America or any State thereof or the District of Columbia.

                  "Foreign Subsidiary Borrowers" means the Netherlands Borrower
                   ----------------------------
and the Canadian Borrower.

                  "GAAP" means generally accepted accounting principles in the
                   ----
United States of America.

                  "Governmental Authority" means the government of the United
                   ----------------------
States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                 "Guarantee" of or by any Person (the "guarantor") means any
                  ---------                            ---------
obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or
                   ---------------
indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment
of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include
                            --------
endorsements for collection or deposit in the ordinary course of business.

                  "Hazardous Materials" means all explosive, radioactive,
                   -------------------
hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes, and all other substances or wastes of any nature regulated, limited or prohibited pursuant to any Environmental Law.

                  "Hedging Agreement" means any interest rate protection
                   -----------------
agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

                  "Indebtedness" of any Person means, without duplication, (a)
                   ------------
all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, provided that the amount of such Indebtedness shall, for purposes of this Agreement, be deemed to be limited to the value of the property subject to such Lien (unless such Indebtedness is assumed or Guaranteed by such Person),
(f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.
                   -----------------

                  "Information Memorandum" means the Confidential Information
                   ----------------------
Memorandum dated August 2001, relating to the Parent Borrower and the Transactions.

                  "Interest Election Request" means a request by the Parent
                   -------------------------
Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with Section 2.07.

                  "Interest Payment Date" means (a) with respect to any ABR Loan
                   ---------------------
(other than a Swingline Loan) or a Canadian Prime Loan, the last day of each March, June, September and December, (b) with respect to any Eurocurrency Loan or Canadian BA Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing or Canadian BA Loan with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period, and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid.

                  "Interest Period" means, with respect to any Eurocurrency
                   ---------------
Borrowing or Canadian BA Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the applicable Borrower may elect; provided, that (a) if any Interest Period would end on a day other than a
       --------
Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "IPO" means a bona fide underwritten initial public offering
                   ---
of voting Equity Interests of the Parent Borrower as a direct result of which at least 25% of the aggregate voting Equity Interests of the Parent Borrower (calculated on a fully-diluted basis after giving effect to all options to acquire voting Equity Interests of the Parent Borrower then outstanding, regardless of whether such options are then currently exercisable) is beneficially owned by Persons other than the Permitted Holders.

                  "Issuing Bank" means The Chase Manhattan Bank, in its capacity
                   ------------
as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i). The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term "Issuing Bank" shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

                  "Kelso" means Kelso & Company and its Affiliates.
                   -----

                  "Kelso Agreements" means the Kelso Financial Advisory Services
                   ----------------
Agreement entered into on or prior to the Effective Date.

                  "LC Disbursement" means a payment made by the Issuing Bank
                   ---------------
pursuant to a Letter of Credit.

                  "LC Exposure" means, at any time, the sum of (a) the aggregate
                   -----------
undrawn amount of all outstanding Dollar Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements denominated in Dollars that have not yet been reimbursed by or on behalf of the applicable Borrower at such time plus (c) the Dollar Equivalent of the aggregate undrawn amount of all outstanding Foreign Currency Letters of Credit at such time plus (d) the Dollar Equivalent of the aggregate amount of all LC Disbursements denominated in Foreign Currencies that have not yet been reimbursed by or on behalf of the applicable Borrower at such time. The LC Exposure of any Tranche A Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

                  "Lender Affiliate" means (a) with respect to any Lender, (i)
                   ----------------
an Affiliate of such Lender or (ii) any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender and (b) with respect to any Lender that is a fund that invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Lenders" means the Persons listed on Schedule 2.01 and any
                   -------
other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance. Unless the context otherwise requires, the term "Lenders" includes the Swingline Lender.

                  "Letter of Credit" means any letter of credit issued pursuant
                   ----------------
to this Agreement.

                  "LIBO Rate" means (a) with respect to any Eurocurrency
                   ---------
Borrowing denominated in Dollars, for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for Dollar deposits with a maturity comparable to such Interest Period or (b) with respect to any Eurocurrency Borrowings denominated in a Foreign Currency, for any Interest Period, the rate determined by reference to the British Bankers' Association Interest Settlement Rates (as reflected on the applicable Telerate screen) at approximately 11:00 a.m., London time, on the Quotation Day for such Interest Period, as the rate for deposits in such Foreign Currency with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such
                                                 ---------
Eurocurrency Borrowing for such Interest Period shall be the rate at which deposits in Dollars of, or deposits in the applicable Foreign Currency for the Foreign Currency Equivalent of, $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage,
                   ----
deed of trust, lien (statutory or otherwise), pledge, hypothecation, encumbrance, charge, assignment, deposit agreement, preference or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loan Documents" means this Agreement, the Collateral
                   --------------
Agreement and the other Security Documents.

                  "Loan Parties" means the Parent Borrower, the Foreign
                   ------------
Subsidiary Borrowers and the Subsidiary Loan Parties.

                  "Loans" means the loans made by the Lenders to the Borrowers
                   -----
pursuant to this Agreement.

                  "Long-Term Indebtedness" means any Indebtedness that, in
                   ----------------------
accordance with GAAP, constitutes (or, when incurred, constituted) a long-term liability.

                  "Management Services Agreement" means the agreement dated the
                   -----------------------------
date hereof between Parent Borrower and CHD pursuant to which CHD agrees to provide the Parent Borrower with corporate management and administrative services primarily for the Parent Borrower's domestic operations, as such agreement may be restated, supplemented, amended or otherwise modified in accordance with the provisions of Section 6.11 hereof.

                  "Material Adverse Effect" means a material adverse effect on
                   -----------------------
(a) the business, assets, operations or condition, financial or otherwise, of the Parent Borrower and the Subsidiaries taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform their material obligations under the Loan Documents or (c) the rights of or benefits available to the Lenders under the Loan Documents.

                  "Material Indebtedness" means Indebtedness (other than the
                   ---------------------
Loans and Letters of Credit), or obligations in respect of one or more Hedging Agreements, of any one or more of the Parent Borrower and its Subsidiaries in an aggregate principal amount exceeding $5,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of the Parent Borrower or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Parent Borrower or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Moody's" means Moody's Investors Service, Inc.
                   -------

                  "Mortgage" means a mortgage, deed of trust, assignment of
                   --------
leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations. Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

                  "Mortgaged Property" means, initially, each parcel of real
                   ------------------
property and the improvements thereto owned by a Loan Party and identified on
Schedule 1.01(b), and includes each other parcel of real property and improvements thereto with respect to which a Mortgage is granted pursuant to
Section 5.12 or 5.13.

                  "Multiemployer Plan" means a multiemployer plan as defined in
                   ------------------
Section 4001(a)(3) of ERISA.

                  "Net Proceeds" means, with respect to any event (a) the cash
                   ------------
proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid by the Parent Borrower and the Subsidiaries (or the owners of the Equity Interests in the Parent Borrower in the case of sales effected as described in Section 6.08(a)(ii)) to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or other insured damage or condemnation or similar proceeding), the amount of all payments required to be made by the Parent Borrower and the Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid or Tax Distribution paid or payable (or reasonably estimated to be payable) by the Parent Borrower or any of the Subsidiaries (or the owners of the Equity Interests in the Parent Borrower in the case of sales effected as described in Section 6.08(a)(ii)), and the amount of any reserves established by the Parent Borrower and the Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Parent Borrower).

                  "Net Working Capital" means, at any date, (a) the consolidated
                   -------------------
current assets of the Parent Borrower and its consolidated Subsidiaries as of such date (excluding cash and Permitted Investments) minus (b) the consolidated current liabilities of the Parent Borrower and its consolidated Subsidiaries as of such date (excluding current liabilities in respect of Indebtedness), in each case excluding purchase accounting adjustments. Net Working Capital at any date may be a positive or negative number. Net Working Capital increases when it becomes more positive or less negative and decreases when it becomes less positive or more negative.

                  "Netherlands Borrower" means Armkel Holding (Netherlands)
                   --------------------
B.V., a private limited liability company incorporated and existing under the laws of The Netherlands.

                  "Netherlands Pledge Agreement" means the Agreement and Deed of
                   ----------------------------
Pledge entered into among the Administrative Agent, the Parent Borrower and the Netherlands Borrower pursuant to which the Parent Borrower has agreed to pledge to the Administrative Agent all outstanding Equity Interests of the Netherlands Borrower owned by or on behalf of the Parent Borrower.

                  "Obligations" has the meaning assigned to such term in the
                   -----------
Collateral Agreement.

                  "Other Taxes" means any and all present or future recording,
                   -----------
stamp, documentary, excise, transfer, sales or similar taxes, charges or levies arising solely from any payment made under any Loan Document or from the execution, delivery or enforcement of any Loan Document.

                  "Parent Borrower" means Armkel, LLC, a Delaware limited
                   ---------------
liability company.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred
                   ----
to and defined in ERISA and any successor entity performing similar functions.

                  "Perfection Certificate" means a certificate in the form of
                   ----------------------
Exhibit II to the Collateral Agreement or any other form approved by the Administrative Agent.

                  "Permitted Acquisition" means any acquisition of all or
                   ---------------------
substantially all the assets of, or Equity Interests in, a Person or division or line of business of a Person that is engaged in a line or lines of business reasonably related (ancillary or complementary) to the line of business or lines of business of the Parent Borrower or any Subsidiary if, immediately after giving effect thereto, (a) no Default has occurred and is continuing or would result therefrom, (b) all transactions related thereto are consummated in accordance with applicable laws, (c) in the case of an acquisition of Equity Interests in a Person, 100% of the Equity Interests in such Person, and (subject to the last sentence of this definition) any other Subsidiary resulting from such acquisition, shall be owned directly or indirectly by the Parent Borrower or a Subsidiary Loan Party and all actions required to be taken, if any, with respect to each Subsidiary resulting from such acquisition under Sections 5.12 and 5.13 have been taken, (d) the Parent Borrower and the Subsidiaries are in compliance, on a pro forma basis after giving effect to such acquisition, with the covenants contained in Sections 6.12 and 6.13 recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available as if such acquisition had occurred on the first day of each relevant period for testing such compliance (using Adjusted EBITDA in lieu of Consolidated EBITDA for the relevant period) and (e) the Parent Borrower has delivered to the Administrative Agent an officers' certificate to the effect set forth in clauses (a), (c) and
(d) above, together with all relevant financial information for the business or entity being acquired. Notwithstanding clause (c) above, in the case of an acquisition of 100% of the Equity Interests in a Person that satisfies the other conditions applicable to a Permitted Acquisition, such acquisition shall not fail to qualify as a Permitted Acquisition solely by reason of such Person having subsidiaries that are not wholly owned by such Person immediately prior to such acquisition, provided that, at the time of such acquisition, the
                     --------
Adjusted EBITDA attributable to all such non-wholly owned subsidiaries for the period of four consecutive fiscal quarters most recently ended prior to the date of such acquisition for which financial information is available, does not exceed 5% of Adjusted EBITDA of such acquired Person for the same period. It is understood that the term Permitted Acquisition does not include the Acquisition.

                  "Permitted ECF Uses" means (a) consideration for Permitted
                   ------------------
Acquisitions as contemplated by clause (h) of Section 6.04 and (b) Capital Expenditures as contemplated by the last sentence of Section 6.14.

                  "Permitted Encumbrances" means:
                   ----------------------

                  (a) Liens imposed by law for taxes or other governmental charges that are not yet due or are being contested in compliance with
         Section 5.05;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

                  (c) pledges, deposits and other Liens, in each case made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, obligations for utilities, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;

                  (f) easements, covenants, restrictions, leases, subleases, licenses, zoning restrictions, rights-of-way and similar encumbrances on real property (i) shown on the title insurance policies referred to in clause (e) of the definition of the term Collateral and Guarantee Requirement, to the extent reasonably acceptable to the Administrative Agent, or (ii) imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Parent Borrower or any Subsidiary;

                  (g) any interest of a landlord in or to property of the tenant imposed by law, arising in the ordinary course of business and securing lease obligations that are not overdue by more than 60 days or are being contested in compliance with Section 5.05, or any possessory rights of a lessees to the leased property under the provisions of any lease permitted by the terms of this Agreement;

                  (h) Liens of a collection bank arising in the ordinary course of business under (S)4-208 of the Uniform Commercial Code in effect in the relevant jurisdiction; and

                  (i) Liens arising under applicable Environmental Laws that are being contested in compliance with Section 5.05;

provided that the term "Permitted Encumbrances" shall not include any Lien
--------
securing Indebtedness.

                  "Permitted Holders" means CHD and Kelso.
                   -----------------

                  "Permitted Investments" means:
                   ---------------------

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000; and

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

                  (e) shares of funds registered under the Investment Company Act of 1940, as amended, that have assets of at least $500,000,000 and invest only in obligations described in clauses (a) through (c) above to the extent that such shares are rated by Moody's or S&P in one of the two highest rating categories assigned by such agency for shares of such nature.

                  "Person" means any natural person, corporation, limited
                   ------
liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a
                   ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Parent Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Pledge Agreement" means the Pledge Agreement among CHD, Kelso
                   ----------------
Protection Venture, LLC and the Administrative Agent substantially in the form of Exhibit D.

                  "Prepayment Event" means:
                   ----------------

                  (a) any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Parent Borrower or any Subsidiary, other than (i) dispositions described in clauses (a), (b), (c) and (e) of Section 6.05 and (ii) other dispositions resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year of the Parent Borrower; or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Parent Borrower or any Subsidiary, other than casualties, insured damage or takings resulting in aggregate Net Proceeds not exceeding $1,000,000 during any fiscal year of the Parent Borrower; or

                  (c) the issuance by the Parent Borrower or any Subsidiary of any Equity Interests, or the receipt by the Parent Borrower or any Subsidiary of any capital contribution, other than (i) any such issuance of Equity Interests to, or receipt of any such capital contribution from, the Parent Borrower or a Subsidiary, (ii) the issuance of Equity Interests of the Parent Borrower to employees of the Parent Borrower or any of its Subsidiaries in their capacity as such pursuant to employee benefit plans and employment arrangements, (iii) Acquisition Equity Financing and (iv) the issuance of Equity Interests of the Parent Borrower to any one or more of the Permitted Holders (including pursuant to the Equity Contributions); or

                  (d) the incurrence by the Parent Borrower or any Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01(a).

                  "Prime Rate" means the rate of interest per annum publicly
                   ----------
announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Product Line Purchase Agreement" means the Amended and
                   -------------------------------
Restated Product Line Purchase Agreement dated as of July 30, 2001 and effective as of May 7, 2001, between the Parent Borrower and CHD.

                  "Quotation Day" means, with respect to any Eurocurrency
                   -------------
Borrowing denominated in a Foreign Currency and any Interest Period, the day on which it is market practice in the relevant interbank market for prime banks to give quotations for deposits in the currency of such Borrowing for delivery on the first day of such Interest Period. If such quotations would normally be given by prime banks on more than one day, the Quotation Day will be the last of such days.

                  "Register" has the meaning set forth in Section 10.04.
                   --------

                  "Related Fund" means, with respect to any Lender which is a
                   ------------
fund that invests in loans, any other fund that invests in loans and is controlled by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Related Parties" means, with respect to any specified Person,
                   ---------------
such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having
                   ----------------
Revolving Exposures, Term Loans and unused Commitments representing more than 50% of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at such time.

                  "Restricted Payment" means any dividend or other distribution
                   ------------------
(whether in cash, securities or other property) with respect to any Equity Interests in the Parent Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Equity Interests in the Parent Borrower or any Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Parent Borrower or any Subsidiary.

                  "Revolving Commitments" means the Tranche A Revolving
                   ---------------------
Commitments and the Tranche B Revolving Commitments.

                  "Revolving Exposures" means the Tranche A Revolving Exposures
                   -------------------
and the Tranche B Revolving Exposures.

                  "Revolving Lenders" means the Tranche A Revolving Lenders and
                   -----------------
the Tranche B Revolving Lenders.

                  "Revolving Loans" means the Tranche A Revolving Loans and the
                   ---------------
Tranche B Revolving Loans.

                  "Revolving Maturity Date" means September 28, 2007.
                   -----------------------

                  "S&P" means Standard & Poor's.
                   ---

                  "SEC" means the Securities and Exchange Commission, or any
                   ---
Governmental Authority succeeding to its relevant functions.

                  "Security Documents" means the Collateral Agreement, the
                   ------------------
Netherlands Pledge Agreement, the Mortgages, the Pledge Agreement, the Foreign Security Documents and each other security agreement or other instrument or document executed and delivered pursuant to Section 5.12 or 5.13 to secure any of the Obligations.

                  "Sold Business" means any Person, property, business or asset
                   -------------
sold, transferred or otherwise disposed of by the Parent Borrower or any Subsidiary, other than in the ordinary course of business.

                  "Specified Obligations" means Obligations consisting of the
                   ---------------------
principal of and interest on the Loans, reimbursement obligations in respect of LC Disbursements and fees.

                  "Statutory Reserve Rate" means a fraction (expressed as a
                   ----------------------
decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board

(or in the case of Foreign Currency Borrowings, the applicable Governmental Authority) to which the Administrative Agent is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in Dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurocurrency Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under applicable law, rule or regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subordinated Debt" means the Senior Subordinated Notes due
                   -----------------
2009 to be issued by the Parent Borrower and Armkel Finance, Inc., a Delaware corporation and a wholly owned subsidiary of the Parent Borrower, on or prior to the Effective Date in the aggregate principal amount of $225,000,000 and the Indebtedness represented thereby.

                  "Subordinated Debt Documents" means the indenture under which
                   ---------------------------
the Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing the Subordinated Debt or providing for any Guarantee or other right in respect thereof.

                  "subsidiary" means, with respect to any Person (the "parent")
                   ----------                                          ------
at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of the Parent Borrower. For
                   ----------
purposes of the representations and warranties made herein on (and the conditions to borrowing on) the Effective Date, the term "Subsidiary" includes each

Person that will become a Subsidiary upon consummation of the Acquisition.

                  "Subsidiary Loan Party" means any Subsidiary that is not a
                   ---------------------
Foreign Subsidiary, but the term "Subsidiary Loan Party" shall not include
                                  ---------------------
Armkel Finance, Inc.

                  "Swingline Exposure" means, at any time, the aggregate
                   ------------------
principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Lender at any time shall be its Applicable Percentage of the total Swingline Exposure at such time.

                  "Swingline Lender" means The Chase Manhattan Bank, in its
                   ----------------
capacity as lender of Swingline Loans hereunder.

                  "Swingline Loan" means a Loan made pursuant to Section 2.04.
                   --------------

                  "Tax Distribution" means (i) any distribution by the Parent
                   ----------------
Borrower to its members at the times and in the amounts equal to the taxes that would be payable calculated as if the Parent Borrower and its domestic non-corporate Subsidiaries are collectively a U.S. corporation subject to Federal, state, provincial, foreign and local taxes at a combined effective corporate tax rate of 42% and (ii) any distribution by the Parent Borrower to its members in connection with dispositions by the members or any of their respective Affiliates of any asset or Subsidiary which was distributed by the Parent Borrower to its members to the extent permitted in Section 6.05, in an amount for taxes calculated in accordance with the principles of the preceding clause (i) assuming a combined effective rate of 42%.

                  "Taxes" means any and all present or future taxes, levies,
                   -----
imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Loans" means Tranche A Term Loans and Tranche B Term
                   ----------
Loans.

                  "Three-Month Secondary CD Rate" means, for any day, the
                   -----------------------------
secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Total Indebtedness" means, as of any date, the aggregate
                   ------------------
principal amount of Indebtedness of the Parent Borrower and the Subsidiaries outstanding as of such date, in the amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP, net of cash held by the Parent Borrower not subject to any Lien (other than pursuant to the Loan Documents), but only to the extent that (a) there are Revolving Loans outstanding that may be repaid and reborrowed or (b) such cash represents the Net Proceeds of a Prepayment Event described in clause (a) or (b) of the definition of the term "Prepayment Event"; provided that such cash is
                                                  --------
held in an account with the Administrative Agent or in such other account that is approved by the Administrative Agent.

                  "Tranche A Revolving Availability Period" means the period
                   ---------------------------------------
from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Tranche A Revolving Commitments.

                  "Tranche A Revolving Commitment" means, with respect to each
                   ------------------------------
Lender, the commitment, if any, of such Lender to make Tranche A Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Tranche A Revolving Exposure hereunder, as such commitment may be
(a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche A Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A Revolving Commitments is $75,000,000.

                  "Tranche A Revolving Exposure" means, with respect to any
                   ----------------------------
Lender at any time, the sum of (a) the outstanding principal amount of such Lender's Tranche A Revolving Loans at such time and (b) such Lender's LC Exposure and Swingline Exposure at such time.

                  "Tranche A Revolving Lender" means a Lender with a Tranche A
                   --------------------------
Revolving Commitment or, if the Tranche A Revolving Commitments have terminated or expired, a Lender with Tranche A Revolving Exposure.

                  "Tranche A Revolving Loan" means a Loan made pursuant to
                   ------------------------
clause (d) of Section 2.01.

                  "Tranche A Term Loans" means the Tranche A-1 Term Loans and
                   --------------------
the Tranche A-2 Term Loans.

                  "Tranche A Term Loan Maturity Date" means September 28, 2007.
                   ---------------------------------

                  "Tranche A-1 Term Loan" means a Loan made pursuant to clause
                   ---------------------
(a) of Section 2.01.

                  "Tranche A-1 Term Loan Commitment" means, with respect to each
                   --------------------------------
Lender, the commitment, if any, of such Lender to make a Tranche A-1 Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A-1 Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche A-1 Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A-1 Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A-1 Term Loan Commitments is $50,000,000.

                  "Tranche A-1 Term Loan Lender" means a Lender with a Tranche
                   ----------------------------
A-1 Term Loan Commitment or an outstanding Tranche A-1 Term Loan.

                  "Tranche A-2 Term Loan" means a Loan made pursuant to clause
                   ---------------------
(b) of Section 2.01.

                  "Tranche A-2 Term Loan Commitment" means, with respect to each
                   --------------------------------
Lender, the commitment, if any, of such Lender to make a Tranche A-2 Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche A-2 Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche A-2 Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche A-2 Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche A-2 Term Loan Commitments is $20,000,000.

                  "Tranche A-2 Term Loan Lender" means a Lender with a Tranche
                   ----------------------------
A-2 Term Loan Commitment or an outstanding Tranche A-2 Term Loan.

                  "Tranche B Revolving Availability Period" means the period
                   ---------------------------------------
from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Tranche B Revolving Commitments.

                  "Tranche B Revolving Commitment" means, with respect to each
                   ------------------------------
Lender, the commitment, if any, of such Lender to make Tranche B Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Tranche B Revolving Exposure hereunder, as such commitment may be
(a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche B Revolving Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Revolving Commitments is $10,000,000.

                  "Tranche B Revolving Exposure" means, with respect to any
                   ----------------------------
Lender at any time, the sum of (a) the outstanding principal amount of such Lender's Tranche B Revolving Loans denominated in Dollars at such time and (b) the Dollar Equivalent of the outstanding principal amount of such Lender's Tranche B Revolving Loans denominated in Foreign Currencies at such time.

                  "Tranche B Revolving Lender" means a Lender with a Tranche B
                   --------------------------
Revolving Commitment or, if the Tranche B Revolving Commitments have terminated or expired, a Lender with Tranche B Revolving Exposure.

                  "Tranche B Revolving Loan" means a Loan made pursuant to
                   ------------------------
clause (e) of Section 2.01.

                  "Tranche B Term Loan" means a Loan made pursuant to clause (c)
                   -------------------
of Section 2.01.

                  "Tranche B Term Loan Commitment" means, with respect to each
                   ------------------------------
Lender, the commitment, if any, of such Lender to make a Tranche B Term Loan hereunder on the Effective Date, expressed as an amount representing the maximum principal amount of the Tranche B Term Loan to be made by such Lender hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.04. The initial amount of each Lender's Tranche B Term Loan Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Tranche B Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Tranche B Term Loan Commitments is $150,000,000.

                  "Tranche B Term Loan Lender" means a Lender with a Tranche B
                   --------------------------
Term Loan Commitment or an outstanding Tranche B Term Loan.

                  "Tranche B Term Loan Maturity Date" means March 28, 2009.
                   ---------------------------------

                  "Transaction Costs" means the fees and expenses (including
                   -----------------
underwriting discounts and commissions) incurred or borne by the Parent Borrower and the Subsidiaries in connection with the Transactions.

                  "Transactions" means the Acquisition, the CHD Sale, the
                   ------------
Financing Transactions and the execution and delivery by the parties thereto of the CHD Agreements and the CWI Agreements.

                  "Type", when used in reference to any Loan or Borrowing,
                   ----
refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate, the Alternate Base Rate, the BA Rate or the Canadian Prime Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan
                   --------------------
as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02.  Classification of Loans and Borrowings.  For
                                 ---------------------------------------
purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurocurrency Loan") or by Class
 ----                                  ----
and Type (e.g., a "Eurocurrency Revolving Loan").  Borrowings also may be
          ----
classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type
                                     ----
(e.g., a
 ----

"Eurocurrency Borrowing") or by Class and Type (e.g., a "Eurocurrency Revolving
                                                ----
Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein
                                ----------------
shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise
                                -----------------------
expressly provided herein, all terms of an accounting or financial nature shall
          --------
be construed in accordance with GAAP, as in effect from time to time; provided that, if the Parent Borrower notifies the Administrative Agent that the Parent Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Parent Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.05. Exchange Rates. (a) Not later than 1:00 p.m.,
                                ---------------
New York City time, on each Calculation Date beginning with the Effective Date, the Administrative Agent shall (i) determine the Exchange Rate as of such Calculation Date with respect to each Foreign Currency and (ii) give notice thereof to the Revolving Lenders and the Parent Borrower (on behalf of itself and the Netherlands Borrower). The Exchange Rates so determined shall become effective on the first Business Day immediately following the relevant Calculation Date (a "Recalculation Date"), shall remain effective until the next
                     ------------------
succeeding Recalculation Date, and shall for all purposes of this Agreement (other than Section 9.01, Section 10.14 or any other provision expressly requiring the use of a current Exchange Rate) be the Exchange Rates employed in converting any amounts between Dollars and Foreign Currencies.

                  (b) Not later than 5:00 p.m., New York City time, on each Recalculation Date and each date on which Revolving Loans denominated in any Foreign Currency are made, the Administrative Agent shall (i) determine (x) the aggregate amount of the Dollar Equivalents of the principal amounts of such Foreign Currency Loans then outstanding (after giving effect to any Foreign Currency Loans made or repaid on such date) and (y) the LC Exposure at such time and (ii) notify the Revolving Lenders and the Parent Borrower (on behalf of itself and the Netherlands Borrower) of the results of such determination.

                  SECTION 1.06. Redenomination of Certain Foreign Currencies.
                                ---------------------------------------------
(a) Each obligation of any party to this Agreement to make a payment denominated in the national currency unit of any member state of the European Union that adopts the Euro as its lawful currency after the date hereof shall be redenominated into Euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London Interbank Market for the basis of accrual of interest in respect of the Euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the Euro as its lawful currency; provided that if any Foreign Currency Borrowing in the currency of
          --------
such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Foreign Currency Borrowing, at the end of the then current Interest Period.

                  (b) Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the Euro by any member state of the European Union and any relevant market conventions or practices relating to the Euro.


                                   ARTICLE II

                                   The Credits
                                   -----------

                  SECTION 2.01. Commitments. Subject to the terms and conditions
                                ------------
set forth herein, each Lender agrees (a) to make Tranche A-1 Term Loans denominated in Dollars to the Parent Borrower and the Netherlands Borrower on the Effective Date (allocated between the Parent Borrower and the Netherlands Borrower as specified in the Borrowing Requests delivered in respect of such Loans) in an aggregate principal amount not exceeding such Lender's Tranche A-1 Term Loan Commitment, (b) to make a Tranche A-2 Term Loan denominated in Canadian Dollars to the Canadian Borrower on the Effective Date in an aggregate principal amount not exceeding such Lender's Tranche A-2 Term Loan Commitment,
(c) to make a Tranche B Term Loan denominated in Dollars to the Parent Borrower on the Effective Date in a principal amount not exceeding such Lender's Tranche B Term Loan Commitment, (d) to make Tranche A Revolving Loans denominated in Dollars to the Parent Borrower and the Netherlands Borrower, from time to time during the Tranche A Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Tranche A Revolving Exposure exceeding such Lender's Tranche A Revolving Commitment then in effect and (e) to make Tranche B Revolving Loans denominated in Dollars to the Parent Borrower and Tranche B Revolving Loans denominated in Dollars or any Foreign Currency to the Netherlands Borrower, in each case from time to time during the Tranche B Revolving Availability Period in an aggregate principal amount that will not result in such Lender's Tranche B Revolving Exposure exceeding such Lender's Tranche B Revolving Commitment then in effect; provided that Revolving Loans
                                               --------
shall not be made on the Effective Date in an aggregate amount exceeding $2,500,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Parent Borrower and the Netherlands Borrower (as applicable) may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan (other than
                                ---------------------
a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are
                           --------
several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.14, each Borrowing (other than Foreign Currency Borrowings) shall be comprised entirely of ABR Loans or Eurocurrency Loans as the applicable Borrower may request in accordance herewith; provided that all Borrowings (other than Foreign Currency Borrowings)
          --------
made on the Effective Date must be made as ABR Borrowings. Subject to Section 2.14, (i) each Tranche A-2 Term Borrowing shall be comprised entirely of Canadian BA Loans or Canadian Prime Loans as the Canadian Borrower may request in accordance herewith and (ii) each other Foreign Currency Borrowing shall be comprised entirely of Eurocurrency Loans. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the
--------
applicable Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period (i) for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) for any Canadian BA Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of Cdn. $1,000,000 and not less than Cdn. $5,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000 and not less than $1,000,000; provided that an ABR Revolving Borrowing may be in an aggregate
            --------
amount that is equal to the entire unused balance of the total Tranche A Revolving Commitments or the total Tranche B Revolving Commitments, as the case may be, or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e). Each Swingline Loan shall be in an amount that is an integral multiple of $100,000 and not less than $250,000. Tranche B Revolving Loans made pursuant to any Foreign Currency Borrowing shall be made in the Foreign Currency specified in the applicable Borrowing Request in an aggregate amount equal to the Foreign Currency

Equivalent of the Dollar amount specified in such Borrowing Request (as determined by the Administrative Agent as of the day that is three Business Days before the day such Loans are made, which determination shall be conclusive absent manifest error). Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more
                              --------
than a total of 12 Eurocurrency Borrowings (not including Tranche B Revolving Borrowings) outstanding.

                  (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date, Tranche A Term Loan Maturity Date or Tranche B Term Loan Maturity Date, as applicable.

                  SECTION 2.03. Requests for Borrowings. To request a Revolving
                                ------------------------
Borrowing or Term Borrowing, the applicable Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing, (c) in the case of a Canadian BA Borrowing, not later than 11:00 a.m., Toronto time, three Business Days before the date of the proposed Borrowing or (d) in the case of a Canadian Prime Borrowing, not later than 10:00 a.m., Toronto time, one Business Day before the date of the proposed Borrowing; provided that any such notice of an ABR
                                --------
Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.05(e) may be given not later than 11:00 a.m., New York City time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the applicable Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                   (i) whether the requested Borrowing is to be a Tranche A Revolving Borrowing, Tranche B Revolving Borrowing, Tranche A-1 Term Borrowing, Tranche A-2 Term Borrowing or Tranche B Term Borrowing;

                  (ii) the aggregate amount of such Borrowing (expressed in Dollars or, in the case of a Tranche A-2 Term Borrowing, Canadian Dollars);

                  (iii)  the date of such Borrowing, which shall be a Business
         Day;

                  (iv) whether such Borrowing is to be an ABR Borrowing, a Eurocurrency Borrowing, a Canadian BA Borrowing or a Canadian Prime Borrowing;

                  (v) if such Borrowing is to be a Foreign Currency Borrowing, the relevant Foreign Currency;

                  (vi) in the case of a Eurocurrency Borrowing or a Canadian BA Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period";

                  (vii) in the case of a Revolving Borrowing or a Tranche A-1 Term Borrowing, the identity of the Borrower in respect of such Borrowing; and

                  (viii) the location and number of the applicable Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.06.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing, unless (i) such Borrowing is a Tranche A-2 Term Borrowing, in which case such Borrowing shall be a Canadian Prime Borrowing or (ii) such Borrowing is any Foreign Currency Borrowing other than a Tranche A-2 Term Borrowing, in which case such Borrowing shall be a Eurocurrency Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing or Canadian BA Borrowing, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender participating in the relevant Borrowing of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Swingline Loans. (a) Subject to the terms and
                                ---------------
conditions set forth herein, the Swingline Lender agrees to make Swingline Loans denominated in Dollars to the Parent Borrower and the Netherlands Borrower from time to time during the Tranche A Revolving Availability Period, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000 or (ii) the sum of the total Tranche A Revolving

Exposures exceeding the total Tranche A Revolving Commitments; provided that the
                                                               --------
Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Swingline Loans.

                  (b) To request a Swingline Loan, the applicable Borrower shall notify the Administrative Agent of such request by telephone (confirmed by telecopy), not later than 12:00 noon, New York City time, on the day of a proposed Swingline Loan. Each such notice shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from a Borrower. The Swingline Lender shall make each Swingline Loan available to the applicable Borrower by means of a credit to the general deposit account of the applicable Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e), by remittance to the Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.

                  (c) The Swingline Lender may by written notice given to the Administrative Agent not later than 12:00 noon, New York City time, on any Business Day require the Tranche A Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Tranche A Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Tranche A Revolving Lender, specifying in such notice such Tranche A Revolving Lender's Applicable Percentage of such Swingline Loan or Loans. Each Tranche A Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Tranche A Revolving Lender's Applicable Percentage of such Swingline Loan or Loans. Each Tranche A Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Tranche A Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Tranche A Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in
Section 2.06 with respect to Loans made by such Tranche A Revolving Lender (and
Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the
                          ------- --------
Tranche A Revolving Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Tranche A Revolving Lenders. The Administrative Agent shall notify the applicable Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the applicable Borrower (or other party on behalf of such Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Tranche A Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the applicable Borrower of any default in the payment thereof.

           SECTION 2.05. Letters of Credit. (a) General. Subject to the terms
                         ------------------     --------
and conditions set forth herein, either the Parent Borrower or the Netherlands Borrower may request the issuance of Letters of Credit for its own account, in a form reasonably acceptable to the Issuing Bank, at any time and from time to time during the Tranche A Revolving Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the applicable Borrower to, or entered into by such Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

           (b) Notice of Issuance, Amendment, Renewal, Extension; Certain
               ----------------------------------------------------------
Conditions. To request the issuance of a Letter of Credit (or the amendment,
-----------
renewal or extension of an outstanding Letter of Credit), the applicable Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing
Bank) to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), whether payment of drawings under such Letter of Credit is to be made in Dollars or a Foreign Currency, the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by the Issuing Bank, the applicable Borrower also shall submit a letter of credit application on the Issuing Bank's standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the applicable Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the LC Exposure shall not exceed $20,000,000 and (ii) the total Tranche A Revolving Exposures shall not exceed the total Tranche A Revolving Commitments.

           (c) Expiration Date. Each Letter of Credit shall expire at or prior
               ----------------
to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Revolving Maturity Date.

           (d) Participations. By the issuance of a Letter of Credit (or an
               ---------------
amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Tranche A Revolving Lender, and each Tranche A Revolving Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender's Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Tranche A Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent as provided in paragraph (e) of this Section, for the account of the Issuing Bank, such Lender's Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the applicable Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to such Borrower for any reason. Each Tranche A Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

           (e) Reimbursement. If the Issuing Bank shall make any LC Disbursement
               --------------
in respect of a Letter of Credit, the applicable Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 12:00 noon, New York City time, on the date that such LC Disbursement is made, if the Parent Borrower (on behalf of itself and the Netherlands Borrower) shall have received notice of such LC Disbursement prior to 10:00 a.m., New York City time, on such date, or, if such notice has not been received by the Parent Borrower (on behalf of itself and the Netherlands Borrower) prior to such time on such date, then not later than 12:00 noon, New York City time, on (i) the Business Day that the Parent Borrower receives such notice, if such notice is received prior to 10:00 a.m., New York City time, on the day of receipt, or (ii) the Business Day immediately following the day that the Parent Borrower receives such notice, if such notice is not received prior to such time on the day of receipt. Subject to the proviso set forth in the fifth succeeding sentence of this clause (e), the obligation of the applicable Borrower to reimburse any LC Disbursement shall be payable only in the currency in which such LC Disbursement was made, provided that the Issuing
                                                     --------
Bank may agree, in its sole discretion, to accept reimbursement in a different currency. In the event such LC Disbursement was made in Dollars and was not less than $250,000, the applicable Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.04 that such payment be financed with an ABR Tranche A Revolving Borrowing or Swingline Loan in an equivalent amount and, to the extent so financed, such Borrower's obligation to make such payment shall be discharged and replaced by the resulting ABR Tranche A Revolving Borrowing or Swingline Loan. If the applicable Borrower fails to make such reimbursement payment when due, the Administrative Agent shall notify each Tranche A Revolving Lender of the applicable LC Disbursement, the payment then due from the applicable Borrower in respect thereof and such Lender's Applicable Percentage thereof. Promptly following receipt of such notice, each Tranche A Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the applicable Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and

Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the
                          ------- ---------
Tranche A Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Tranche A Revolving Lenders. Each Tranche A Revolving Lender's obligation to pay its Applicable Percentage of the payment then due from the applicable Borrower shall be payable only in Dollars and shall be an amount equal to such Lender's Applicable Percentage of the Dollar Equivalent (determined on the basis of the Exchange Rates prevailing on the date that such Borrower's reimbursement payment was due) of such LC Disbursement. Promptly following receipt by the Administrative Agent of any payment from the applicable Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Tranche A Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Bank, then to such Lenders and the Issuing Bank as their interests may appear; provided that to the extent such Lenders
                                    --------
shall have paid their respective Applicable Percentages of any unreimbursed LC Disbursement in respect of a Foreign Currency Letter of Credit as provided in the immediately preceding sentence, the obligation of the applicable Borrower to reimburse the portion of such LC Disbursement paid by such Lender shall be payable only in Dollars in an amount equal to the Dollar amount paid by such Lender. Any payment made by a Tranche A Revolving Lender pursuant to this paragraph to reimburse the Issuing Bank for any LC Disbursement (other than the funding of ABR Tranche A Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the applicable Borrower of its obligation to reimburse such LC Disbursement.

          (f) Obligations Absolute. The applicable Borrower's obligation to
              ---------------------
reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, such Borrower's obligations hereunder. Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided
                                                                        --------
that the foregoing shall not be construed to excuse the Issuing Bank from liability to the applicable Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by each Borrower to the extent permitted by applicable law) suffered by such Borrower that are caused by the Issuing Bank's failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or wilful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary (other than notice by the applicable Borrower of actual fraud contained in such documents), or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

          (g) Disbursement Procedures. The Issuing Bank shall, promptly
              ------------------------
following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Bank shall promptly notify the Administrative Agent and the applicable Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure
                                                     --------
to give or delay in giving such notice shall not relieve such

Borrower of its obligation to reimburse the Issuing Bank and the Tranche A Revolving Lenders with respect to any such LC Disbursement.

          (h) Interim Interest. If the Issuing Bank shall make any LC
              -----------------
Disbursement, then, unless the applicable Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that such Borrower reimburses such LC Disbursement, at the rate per annum then applicable to ABR Revolving Loans; provided that, if such Borrower fails to reimburse such LC Disbursement
       --------
when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of the Issuing Bank and shall be payable in the currency in which the LC Disbursement was made, except that interest accrued on and after the date of payment by any Tranche A Revolving Lender pursuant to paragraph (e) of this Section to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment and shall be payable only in Dollars.

          (i) Replacement of the Issuing Bank. The Issuing Bank may be replaced
              --------------------------------
at any time by written agreement among the Parent Borrower (on behalf of itself and the Netherlands Borrower), the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Parent Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term "Issuing Bank" shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

          (j) Cash Collateralization. If any Event of Default shall occur and be
              -----------------------
continuing, on the Business Day
that the Parent Borrower (on behalf of itself and the Netherlands Borrower) receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Tranche A Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, each Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the portion of LC Exposure relating to Letters of Credit issued for the account of such Borrower as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall
         --------
become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Parent Borrower or either Foreign Subsidiary Borrower described in clause (h) or (i) of Article VII. Each of the Parent Borrower and the Netherlands Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrowers under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the applicable Borrower's risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the applicable Borrower for the portion of the LC Exposure relating to Letters of Credit issued for the account of such Borrower at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Tranche A Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other obligations of such Borrower under this Agreement. If either the Parent Borrower or the Netherlands Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to such Borrower within three Business Days after all Events of Default have been cured or waived. If either the Parent Borrower or the Netherlands

Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(b), such amount (to the extent not applied as aforesaid) shall be returned to such Borrower as and to the extent that, after giving effect to such return, such Borrower would remain in compliance with Section 2.11(b) and no Default shall have occurred and be continuing.

          SECTION 2.06. Funding of Borrowings. (a) Each Lender shall make each
                        ----------------------
Loan (other than a Tranche A-2 Term Loan or a Tranche B Revolving Loan denominated in a Foreign Currency) to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that
                                                            --------
Swingline Loans shall be made as provided in Section 2.04. Each Tranche B Revolving Lender shall make each Tranche B Revolving Loan denominated in a Foreign Currency to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 1:00 p.m., London time (or the time of such other city designated by the Administrative Agent), to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Tranche B Revolving Lenders. Each Lender shall make each Tranche A-2 Term Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Toronto time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to such Lenders. The Administrative Agent will make such Loans available to the applicable Borrower by promptly crediting the amounts so received, in like funds, to an account of such Borrower maintained with (i) the Administrative Agent in New York City, in the case of Loans denominated in Dollars, (ii) the Administrative Agent (or its designee) in London (or such other city as the Administrative Agent may designate in respect of the applicable Foreign Currency), in the case of Tranche B Revolving Loans denominated in any Foreign Currency or (iii) the Administrative Agent in Toronto, in the case of Tranche A-2 Term Loans, in each case designated by such Borrower in the applicable Borrowing Request; provided that ABR Tranche A
                                              --------
Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the Issuing Bank.

          (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such

Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the applicable Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the applicable Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate (or, in the case of amounts payable in any Foreign Currency, the rate determined by the Administrative Agent to be its cost of funding the amount of such payment) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or
(ii) in the case of such Borrower, the interest rate applicable to ABR Loans (or, in the case of amounts payable in Canadian Dollars, the interest rate applicable to Canadian Prime Loans). If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

          SECTION 2.07. Interest Elections. (a) Each Revolving Borrowing and
                        -------------------
Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing or a Canadian BA Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the applicable Borrower may elect to convert such Borrowing (other than Foreign Currency Borrowings that are not Tranche A-2 Term Borrowings) to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing or Canadian BA Borrowings, may elect Interest Periods therefor, all as provided in this Section. The applicable Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

          (b) To make an election pursuant to this Section, the applicable Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing of the

Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the applicable Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or Eurocurrency Borrowing (or, in the case of a Tranche A-2 Term Borrowing, a Canadian BA Borrowing or a Canadian Prime Borrowing); provided that the resulting Borrowing must be a Eurocurrency Borrowing
         --------
         if it is to be a Foreign Currency Borrowing (other than a Tranche A-2 Term Borrowing); and

                  (iv) if the resulting Borrowing is a Eurocurrency Borrowing or a Canadian BA Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurocurrency Borrowing or a Canadian BA Borrowing but does not specify an Interest Period, then the applicable Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each affected Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the applicable Borrower fails to deliver a timely Interest Election Request with respect to a

Eurocurrency Borrowing or a Canadian BA Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted (i) in the case of a Eurocurrency Borrowing, to an ABR Borrowing (unless such Borrowing is a Foreign Currency Borrowing (other than a Tranche A-2 Term Borrowing), in which case such Borrowing shall be continued as a Eurocurrency Borrowing with an Interest Period of one month's duration commencing on the last day of such Interest Period) or (ii) in the case of a Canadian BA Borrowing, to a Canadian Prime Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing (other than a Tranche B Revolving Borrowing that is a Foreign Currency Borrowing, which on the last day of the Interest Period applicable thereto, shall be continued as a Eurocurrency Borrowing with an Interest Period of one month's duration commencing on the last day of such Interest Period) or a Canadian BA Borrowing and (ii) unless repaid, (A) each Eurocurrency Borrowing (other than a Tranche B Revolving Borrowing that is a Foreign Currency Borrowing) shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto and (B) each Canadian BA Borrowing shall be converted to a Canadian Prime Borrowing at the end of the Interest Period applicable thereto.

          SECTION 2.08. Termination and Reduction of Commitments. (a) Unless
                        ----------------------------------------
previously terminated, (i) the Tranche A-1 Term Loan Commitments, the Tranche A-2 Term Loan Commitments and Tranche B Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Revolving Maturity Date.

          (b) The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) may at any time terminate, or from time to time reduce, the Commitments of any Class (it being understood and agreed that reductions of Revolving Commitments will reduce the Tranche A Revolving Commitments and the Tranche B Revolving Commitments ratably); provided that (i) each reduction of
                                          --------
the Commitments of any Class (it being understood that the Tranche A Revolving Commitment and the Tranche B Revolving Commitment shall be treated as one Class for purposes of this proviso) shall be in an amount that is an integral multiple of $1,000,000 and not less than

$5,000,000 and (ii) the Tranche A Revolving Commitments shall not be terminated or reduced if, after giving effect to any concurrent prepayment of the Tranche A Revolving Loans in accordance with Section 2.11, the sum of the Tranche A Revolving Exposures would exceed the total Tranche A Revolving Commitments.

          (c) The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the affected Lenders of the contents thereof. Each notice delivered by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) pursuant to this Section shall be irrevocable; provided that a notice of termination of the
                                   --------
Revolving Commitments delivered by the Parent Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Parent Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the applicable Lenders in accordance with their respective Commitments of such Class.

          SECTION 2.09. Repayment of Loans; Evidence of Debt. (a) Each Borrower
                        -------------------------------------
hereby severally and unconditionally promises to pay (i) on the Revolving Maturity Date to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche A Revolving Loan of such Lender made to such Borrower, (ii) on the Revolving Maturity Date to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Tranche B Revolving Loan of such Lender made to such Borrower, (iii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Loan of such Lender made to such Borrower as provided in
Section 2.10 and (iv) to the Swingline Lender the then unpaid principal amount of each Swingline Loan made to such Borrower on the earlier of the Revolving Maturity Date, the date of termination of the Tranche A Revolving Commitments and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least two Business Days after such Swingline Loan is made; provided that on each date that a Tranche A Revolving Borrowing is
              --------
made, such Borrower shall
repay all Swingline Loans made to such Borrower that were outstanding on the date such Borrowing was requested.

          (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

          (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount and currency of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount and currency of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount and currency of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

          (d)  The entries made in the accounts maintained pursuant to paragraph
(b) or (c) of this Section shall be prima facie evidence of the existence and
                                    ----- -----
amounts of the obligations recorded therein; provided that the failure of any
                                             --------
Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement.

          (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, the applicable Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

          SECTION 2.10. Amortization of Term Loans. (a) Subject to adjustment
                        --------------------------
pursuant to paragraph (e) of this Section, the Parent Borrower and the Netherlands Borrower shall repay Tranche A-1 Term Borrowings on each date set forth below in the aggregate principal amount equal to (i) the aggregate amount of the initial Tranche A-1 Term Loan Commitments multiplied by (ii) the percentage set forth opposite such date:

  Date                                                      Percentage
  ----                                                      ----------

  December 31, 2002 ......................................  2.50%
  March 31, 2003 .........................................  2.50%
  June 30, 2003 ..........................................  2.50%
  September 30, 2003 .....................................  2.50%
  December 31, 2003 ......................................  3.75%
  March 31, 2004 .........................................  3.75%
  June 30, 2004 ..........................................  3.75%
  September 30, 2004 .....................................  3.75%
  December 31, 2004 ......................................  5.00%
  March 31, 2005 .........................................  5.00%
  June 30, 2005 ..........................................  5.00%
  September 30, 2005 .....................................  5.00%
  December 31, 2005 ......................................  5.00%
  March 31, 2006 .........................................  5.00%
  June 30, 2006 ..........................................  7.50%
  September 30, 2006 .....................................  7.50%
  December 31, 2006 ......................................  7.50%
  March 31, 2007 .........................................  7.50%
  June 30, 2007 ..........................................  7.50%
  Tranche A Term Loan Maturity Date ......................  7.50%

          (b) Subject to adjustment pursuant to paragraph (e) of this Section, the Canadian Borrower shall repay Tranche A-2 Term Borrowings on each date set forth below in the aggregate principal amount equal to (i) the aggregate amount of the initial Tranche A-2 Term Loan Commitments multiplied by (ii) the percentage set forth opposite such date:

  Date                                                      Percentage
  ----                                                      ----------

  December 31, 2002 ......................................  2.50%
  March 31, 2003 .........................................  2.50%
  June 30, 2003 ..........................................  2.50%
  September 30, 2003 .....................................  2.50%
  December 31, 2003 ......................................  3.75%
  March 31, 2004 .........................................  3.75%
  June 30, 2004 ..........................................  3.75%
  September 30, 2004 .....................................  3.75%
  December 31, 2004 ......................................  5.00%
  March 31, 2005 .........................................  5.00%
  June 30, 2005 ..........................................  5.00%
  September 30, 2005 .....................................  5.00%
  December 31, 2005 ......................................  5.00%
  March 31, 2006 .........................................  5.00%
  June 30, 2006 ..........................................  7.50%
  September 30, 2006 .....................................  7.50%
  December 31, 2006 ......................................  7.50%
  March 31, 2007 .........................................  7.50%

  June 30, 2007 ..............................................   7.50%
  Tranche A Term Loan Maturity Date ..........................   7.50%

          (c) Subject to adjustment pursuant to paragraph (e) of this Section, the Parent Borrower shall repay Tranche B Term Borrowings on each date set forth below in the aggregate principal amount equal to (i) the aggregate amount of the initial Tranche B Term Loan Commitments multiplied by (ii) the percentage set forth opposite such date:

  Date                                                           Amount
  ----                                                           ------

  December 31, 2001 ..........................................   0.25%
  March 31, 2002 .............................................   0.25%
  June 30, 2002 ..............................................   0.25%
  September 30, 2002 .........................................   0.25%
  December 31, 2002 ..........................................   0.25%
  March 31, 2003 .............................................   0.25%
  June 30, 2003 ..............................................   0.25%
  September 30, 2003 .........................................   0.25%
  December 31, 2003 ..........................................   0.25%
  March 31, 2004 .............................................   0.25%
  June 30, 2004 ..............................................   0.25%
  September 30, 2004 .........................................   0.25%
  December 31, 2004 ..........................................   0.25%
  March 31, 2005 .............................................   0.25%
  June 30, 2005 ..............................................   0.25%
  September 30, 2005 .........................................   0.25%
  December 31, 2005 ..........................................   0.25%
  March 31, 2006 .............................................   0.25%
  June 30, 2006 ..............................................   0.25%
  September 30, 2006 .........................................   0.25%
  December 31, 2006 ..........................................   0.25%
  March 31, 2007 .............................................   0.25%
  June 30, 2007 ..............................................   5.00%
  September 30, 2007 .........................................   5.00%
  December 31, 2007 ..........................................   7.50%
  March 31, 2008 .............................................   7.50%
  June 30, 2008 ..............................................   12.50%
  September 30, 2008 .........................................   12.50%
  December 31, 2008 ..........................................   20.00%
  Tranche B Term Loan Maturity Date ..........................   24.50%

          (d) To the extent not previously paid, (i) all Tranche A Term Loans shall be due and payable on the Tranche A Term Loan Maturity Date and (ii) all Tranche B Term Loans shall be due and payable on the Tranche B Term Loan Maturity Date.

          (e) Any prepayment of a Term Borrowing of any Class shall be applied to reduce the subsequent scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably; provided that any prepayment
                                                   --------
made pursuant to Section 2.11(a) shall be applied, first, to reduce (in the direct order of maturity) the next two scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section (to the extent that such scheduled repayments would otherwise occur within 12 months of such prepayments made pursuant to Section 2.11(a)) unless and until such next two scheduled repayments have been eliminated as a result of reductions hereunder and, second, to reduce the remaining scheduled repayments of the Term Borrowings of such Class to be made pursuant to this Section ratably. If the initial aggregate amount of the Lenders' Term Commitments of any Class exceeds the aggregate principal amount of Term Loans of such Class that are made on the Effective Date, then the scheduled repayments of Term Borrowings of such Class to be made pursuant to this Section shall be reduced ratably by an aggregate amount equal to such excess.

          (f) Prior to any repayment of any Term Borrowings of any Class hereunder, the Parent Borrower shall select the Borrowing or Borrowings of the applicable Class (including, in the case of the Tranche A-1 Term Loans, Borrowings of the Netherlands Borrower) to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., New York City time, three Business Days before the scheduled date of such repayment. In the case of Tranche A-1 Term Borrowings, the Parent Borrower may select Borrowings of the Parent Borrower or Borrowings of the Netherlands Borrower (or any combination of such Borrowings) to be repaid; provided that the aggregate amount of such Borrowings is not less than the amount required to be repaid pursuant to paragraph (a) of this Section 2.10. Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing. Repayments of Term Borrowings shall be accompanied by accrued interest on the amount repaid.

          SECTION 2.11. Prepayment of Loans. (a) Each Borrower shall have the
                        --------------------
right at any time and from time to time to prepay any Borrowing made by it in whole or in part, subject to the requirements of this Section.

          (b) In the event and on each occasion that (i) the sum of the Tranche A Revolving Exposures exceeds (x) 105% of the total Tranche A Revolving Commitments at such time solely as a result of currency fluctuations or (y) the total Tranche A Revolving Commitments (other than as a result of currency fluctuations), the Parent Borrower and the Netherlands Borrower shall prepay Tranche A Revolving Borrowings or Swingline Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.05(j)) in an aggregate amount equal to such excess no later than the first Business Day that such excess exists and (ii) the Tranche B Revolving Exposures exceeds (x) 105% of the total Tranche B Revolving Commitments at such time solely as a result of currency fluctuations or (y) the total Tranche B Revolving Commitments (other than as a result of currency fluctuations), the Parent Borrower and the Netherlands Borrower shall prepay Tranche B Revolving Borrowings in an amount equal to the amount by which the sum of Tranche B Revolving Exposures exceed the total Tranche B Revolving Commitments no later than the first Business Day that such excess exists.

          (c) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Parent Borrower or any Subsidiary in respect of any Prepayment Event, the Borrowers shall, within three Business Days after such Net Proceeds are received, prepay Term Borrowings in accordance with paragraph
(e) below in an aggregate amount equal to such Net Proceeds (or, in the case of a Prepayment Event described in clause (c) of the definition of the term Prepayment Event, an aggregate amount equal to 50% of such Net Proceeds); provided that, in the case of any event described in clause (a) or (b) of the
--------
definition of the term Prepayment Event, if the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Parent Borrower and the Subsidiaries intend to apply the Net Proceeds from such event (or a portion thereof specified in such certificate), within 365 days after receipt of such Net Proceeds, to acquire real property, equipment or other tangible assets to be used in the business of the Parent Borrower and the Subsidiaries (or, in the case of an event described in clause (b) of the definition of the term Prepayment Event, to repair or replace the affected assets), and certifying that no Default has occurred and is continuing, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds in respect of such event (or the portion of such Net Proceeds specified in such certificate, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so applied by the end of such 365-day period, at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so applied; provided, further, that, in the
                                            --------  -------
event that any Net Proceeds are received by or on behalf of the Parent Borrower or any Subsidiary in respect of a Prepayment

Event described in clause (a) or (b) of the definition of the term Prepayment Event relating to the Cranbury Facility or the Canadian Facilities, such Net Proceeds (x) may be used by the Parent Borrower, in its sole discretion and prior to the third Business Day after such Net Proceeds are received, to prepay Revolving Borrowings and Swingline Borrowings outstanding on such date and not incurred in contemplation of, or in connection with, such Prepayment Event, and
(y) to the extent of the balance of such Net Proceeds after application in accordance with clause (x), shall be used to prepay Term Borrowings in accordance with the provisions of this paragraph (c). In addition, in the event and on each occasion that the Parent Borrower or any Subsidiary shall sell, lease or otherwise dispose of any asset (whether or not such transaction shall constitute a Prepayment Event), if the Parent Borrower would be required to prepay or redeem, or to offer to prepay or redeem, any Subordinated Debt as a result of such transaction unless the proceeds of such transaction are applied within a specified period to prepay Term Borrowings (or otherwise reinvested as permitted in accordance with the terms of such Subordinated Debt), then the Parent Borrower shall (unless such proceeds are otherwise reinvested within the specified period in a manner that relieves the Parent Borrower of any such requirement in respect of the Subordinated Debt) prepay Term Borrowings in accordance with paragraph (e) below within such specified period to the extent necessary to relieve the Parent Borrower of any such requirement. The Parent Borrower also shall prepay Term Borrowings in accordance with paragraph (e) below as and when required by clause (ix) of Section 6.01(a).

          (d) Following the end of each fiscal year of the Parent Borrower, commencing with the fiscal year ending March 31, 2003 (or, if the Parent Borrower shall have made an election pursuant to the proviso to Section 5.17, December 31, 2002), the Borrowers shall prepay Term Borrowings in an aggregate amount equal to 50% of Excess Cash Flow for such fiscal year in accordance with paragraph (e) below; provided that if the Adjusted Leverage Ratio is less than
                     --------
3.00 to 1.00 on the last day of such fiscal year, the Borrowers shall not be required to prepay any Term Borrowings that would otherwise be required to be paid for such fiscal year pursuant to this paragraph (d). Each prepayment pursuant to this paragraph shall be made on or before the date on which financial statements are delivered pursuant to Section 5.01 with respect to the fiscal year for which Excess Cash Flow is being calculated (and in any event within 90 days after the end of such fiscal year).

          (e) Prior to any optional or mandatory prepayment of Borrowings hereunder, the Parent Borrower shall select the Borrowing or Borrowings to be prepaid (including, in the case of Tranche A-1 Term Borrowings, any combination of Borrowings of the Parent Borrower and Borrowings of the Netherlands Borrower) and shall specify such selection in the notice of such prepayment pursuant to paragraph (f) of this Section. In the event of any optional or mandatory prepayment of Term Borrowings made at a time when Term Borrowings of more than one Class remain outstanding, the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall select Term Borrowings to be prepaid so that the aggregate amount of such prepayment is allocated among the Tranche A-1 Term Borrowings, the Tranche A-2 Term Borrowings and Tranche B Term Borrowings pro rata based on the aggregate principal amount of outstanding Borrowings of each such Class; provided that any Tranche B Term Loan Lender may elect, by notice to
            --------
the Administrative Agent by telephone (confirmed by telecopy) at least one Business Day prior to the prepayment date, to decline all or any portion of any prepayment of its Tranche B Term Loans pursuant to this Section (other than an optional prepayment pursuant to paragraph (a) of this Section, which may not be declined), in which case the aggregate amount of the prepayment that would have been applied to prepay Tranche B Term Loans but was so declined shall be applied to prepay Tranche A Term Borrowings pro rata.

          (f) The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurocurrency Borrowing or a Canadian BA Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment, (iii) in the case of prepayment of a Canadian Prime Borrowing, not later than 11:00 a.m., Toronto time, one Business Day before the date of prepayment or (iv) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a
                                                       --------
notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.08, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.08. Promptly following receipt of any such notice (other than a notice relating solely to Swingline Loans), the Administrative Agent shall advise the relevant Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.13.

          SECTION 2.12. Fees. (a) The Parent Borrower agrees to pay to the
                        -----
Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of each Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which such Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing commitment fees, (i) a Tranche A Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Tranche A Revolving Loans and LC Exposure of such Lender (and the Swingline Exposure of such Lender shall be disregarded for such purpose) and (ii) a Tranche B Revolving Commitment of a Lender shall be deemed to be used to the extent of the Tranche B Revolving Exposure of such Lender.

          (b) Each of the Parent Borrower and the Netherlands Borrower severally agrees to pay (i) to the Administrative Agent for the account of each Tranche A Revolving Lender a participation fee with respect to its participations in Letters of Credit issued for the account of such Borrower, which shall accrue at the same Applicable Rate as interest on Eurocurrency Revolving Loans on the average daily amount of such Lender's LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender's Tranche A Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure, and
(ii) to the Issuing Bank a fronting fee, which shall accrue at the rate of 0.25% per annum on the portion of the average daily amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) relating to Letters of Credit issued for the account of such Borrower during the period from and including the Effective Date to but excluding the later of the date of termination of the Tranche A Revolving Commitments and the date on which there ceases to be any such LC Exposure, as well as the Issuing Bank's standard fees with respect to the issuance, amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Tranche A
--------
Revolving Commitments terminate and any such fees accruing after the date on which the Tranche A Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this paragraph shall be payable within 10 days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

          (c) The Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Parent Borrower and the Administrative Agent.

          (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds in Dollars, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.

          SECTION 2.13. Interest. (a) The Loans comprising each ABR Borrowing
                        ---------
(including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.

          (b) The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (c) The Loans comprising each Canadian BA Borrowing shall bear interest at the BA Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

          (d) The Loans comprising each Canadian Prime Borrowing shall bear interest at the Canadian Prime Rate plus the Applicable Rate.

          (e) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the applicable Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section, (ii) in the case of any other amount (other than an amount payable in Canadian Dollars in respect of Tranche A-2 Term Loans), 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section or (iii) in the case of any other amount payable in Canadian Dollars with respect to Tranche A-2 Term Loans, 2% plus the rate applicable to Canadian Prime Loans as provided in paragraph (d) of this Section.

          (f) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Tranche A Revolving Commitments or the Tranche B Revolving Commitments, as applicable; provided that (i) interest accrued pursuant to
                            --------
paragraph (e) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Tranche A Revolving Availability Period or the Tranche B Revolving Availability Period, as applicable), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurocurrency Loan or Canadian BA Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

          (g) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate and interest computed by reference to the Canadian Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate, BA Rate or Canadian Prime Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error; provided that the
                                                         --------
Administrative Agent shall, at the request of the Parent Borrower, deliver to the Parent Borrower a statement showing in reasonable detail the calculations used by the Administrative Agent in determining any interest rate pursuant to this Section 2.13(g) or Section 2.14.

          (h) With respect to Tranche A-2 Term Loans, unless otherwise stated herein, wherever reference is made to a rate of interest "per annum" or a similar expression, such interest shall be calculated on the basis of a calendar year of 365 days or 366 days, as the case may be, and using the nominal rate method of calculation, and shall not be calculated using the effective rate method of calculation or on any other basis that gives effect to the principle of deemed reinvestment of interest.

          (i) For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever interest to be paid with respect to Tranche A-2 Term Loans is to be calculated on the basis of a year of 365 days or any other period of time that is less than a calendar year, the yearly rate of interest to which the rate determined pursuant to such calculation is equivalent is the rate so determined multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by either 365 or such other period of time, as the case may be.

          SECTION 2.14. Alternate Rate of Interest. (a) If prior to the
                        ---------------------------
commencement of any Interest Period for a Eurocurrency Borrowing denominated in any currency:

          (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

          (ii) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their

          Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing denominated in such currency to, or continuation of any Borrowing denominated in such currency as, a Eurocurrency Borrowing shall be ineffective and any Eurocurrency Borrowing denominated in such currency that is requested to be continued (A) if such currency is the Dollar, shall be converted to an ABR Borrowing on the last day of the Interest Period applicable thereto and (B) if such currency is a Foreign Currency, shall be repaid on the last day of the Interest Period applicable thereto and (ii) if any Borrowing Request requests a Eurocurrency Borrowing denominated in such currency (A) if such currency is the Dollar, such Borrowing shall be made as an ABR Borrowing and (B) if such currency is a Foreign Currency, such Borrowing Request shall be ineffective.

          (b) If prior to the commencement of any Interest Period for a Canadian BA Borrowing:

          (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the BA Rate for such Interest Period; or

          (ii) the Administrative Agent is advised by the Required Lenders that the Canadian BA Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing, or continuation of any Borrowing as, a Canadian BA Borrowing shall be ineffective and any Canadian BA Borrowing that is requested to be continued shall be converted to a Canadian Prime Borrowing on the last day of the Interest Period applicable thereto and (ii) if any Borrowing Request requests a Canadian BA Borrowing, such Borrowing shall be made as a Canadian Prime Borrowing.

          SECTION 2.15. Increased Costs. (a) If any Change in Law shall:
                        ----------------

          (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or the Issuing Bank; or

          (ii) impose on any Lender or the Issuing Bank or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans or Canadian BA Loans made by such Lender or any Letter of Credit or participation therein (excluding imposition of Taxes, which shall be governed by Section 2.17);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurocurrency Loan or Canadian BA Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or the Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or the Issuing Bank hereunder (whether of principal, interest or otherwise), then the applicable Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank, as the case may be, for such additional costs incurred or reduction suffered.

          (b) If any Lender or the Issuing Bank determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's or the Issuing Bank's capital or on the capital of such Lender's or the Issuing Bank's holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company could have achieved but for such Change in Law (taking into consideration such Lender's or the Issuing Bank's policies and the policies of such Lender's or the Issuing Bank's holding company with respect to capital adequacy), then from time to time the Parent Borrower (or, in the case of amounts payable to a Tranche A-2 Term Loan Lender, the Canadian Borrower) will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender's or the Issuing Bank's holding company for any such reduction suffered.

          (c) A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof by the Parent Borrower.

          (d) Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's or the Issuing Bank's right to demand such compensation; provided
                                                                       --------
that the applicable Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) of the Change in Law giving rise to such increased costs or reductions and of such Lender's or the Issuing Bank's intention to claim compensation therefor; provided further that, if the Change
                                          -------- -------
in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

          SECTION 2.16. Break Funding Payments. In the event of (a) the payment
                        -----------------------
of any principal of any Eurocurrency Loan or Canadian BA Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan or Canadian BA Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan or Term Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.11(f) and is revoked in accordance therewith), or (d) the assignment of any Eurocurrency Loan or Canadian BA Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Parent Borrower pursuant to Section 2.19, then, in any such event, the Borrower in respect of such Loan shall compensate each Lender for the loss, cost and expense attributable to such event, but excluding the loss of anticipated profits, and such compensation shall be paid (i) in the case of Eurocurrency Loans, in the currency in which the applicable Eurocurrency Loan was denominated (or in the case of clause (c), was proposed to be denominated) or (ii) in the case of Canadian BA Loans, in Canadian Dollars. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan (without regard to the Applicable Rate), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for Dollar deposits of a comparable amount and period from other banks in the eurodollar market. In the case of a Canadian BA Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the BA Rate that would have been applicable to such Loan (without regard to the Applicable Rate), for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such
Loan), over (ii) the amount of interest which would accrue on such principal amount for such period if reinvested as of the date of the event in the market for Canadian bankers' acceptances maturing on or about the end of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section and a brief explanation of the basis therefor shall be delivered to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and shall be conclusive absent manifest error. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

          SECTION 2.17. Taxes. (a) Any and all payments by or on account of any
                        -----
obligation of any Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if such Borrower shall be required to deduct any
       --------
Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions of Indemnified Taxes and Other Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender or Issuing Bank (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and (iii) such Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

          (b) In addition, each Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

          (c) Each Borrower shall indemnify the Administrative Agent, each Lender and the Issuing Bank, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent, such Lender or the Issuing Bank, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority, unless such penalties, interest or expenses are incurred solely as a result of any gross negligence or wilful misconduct of the Administrative Agent, such Lender or the Issuing Bank, as applicable, or any of its Related Parties. A certificate setting forth in reasonable detail the amount of such payment or liability and the reasonable basis of such payment or liability delivered to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) by a Lender or the Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuing Bank, shall be conclusive absent manifest error.

          (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the applicable Borrower to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

          (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower to which such Foreign Lender has made a Loan is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to such Borrower (with a copy to the Administrative Agent), on the date hereof and at other times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by such Borrower as will permit such payments to be made without withholding or at a reduced rate, provided that such Foreign Lender has received written notice from such Borrower advising it of the availability of such exemption or reduction and supplying all applicable documentation.

          (f) If a Lender, an Administrative Agent or the Issuing Bank receives a refund in respect of any Indemnified Taxes or Other Taxes as to which it has been indemnified by either Borrower pursuant to this Section 2.17, it shall within 30 days from the date of such receipt pay over such refund to the applicable Borrower (but only to the extent of indemnity payments made by the applicable Borrower under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all reasonable out-of-pocket expenses of such Lender, such Administrative Agent or such Issuing Bank and without interest (other than interest paid by the relevant Governmental Authority with respect to such refund); provided that the applicable Borrower,
                                        --------
upon the request of such Lender (or participant), such Administrative Agent or such Issuing Bank, agrees to repay the amount paid over to such Borrower (plus penalties, interest or other charges) to such Lender, such Administrative Agent or such Issuing Bank in the event such Lender, such Administrative Agent, or such Issuing Bank is required to repay such refund to such Governmental Authority. If a Borrower determines in good faith that a reasonable basis exists for contesting the imposition of a Tax with respect to the Administrative Agent, any Lender or the Issuing Bank, the Administrative Agent, Lender or Issuing Bank, as applicable, shall cooperate with such Borrower in pursuing a refund of such Tax if requested by such Borrower, provided that such Borrower shall bear
                                        --------
the costs of pursuing such a refund. Notwithstanding the foregoing, nothing herein shall be construed to require any Lender to disclose any confidential information with respect to such Lender's Taxes.

          SECTION 2.18. Payments Generally; Pro Rata Treatment; Sharing of
                        --------------------------------------------------
Setoffs. (a) Each Borrower shall make each payment required to be made by it
--------
hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15,
2.16 or 2.17, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 12:00 noon, New York City time or, in the case of an amount payable in a Foreign Currency, 12:00 noon local time at the place of payment), on the date when due, in immediately available funds, without setoff or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York (or as otherwise instructed by the Administrative Agent in the case of amounts payable in a Foreign Currency or, in the case of payments made with respect to Tranche A-2 Term Borrowings, at its offices at Royal Bank Plaza, 18th Floor, Toronto, Ontario), except payments to be made directly to the Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. Subject to
Section 9.01 and except as otherwise provided in paragraphs (e) and (h) of
Section 2.05 and in Section 2.16, all payments made by or on behalf of any Borrower under each Loan Document of any principal or interest in respect of any Loan or LC Disbursement shall be made in the currency of such Loan or LC Disbursement; all other payments under each Loan Document shall be made in Dollars.

          (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC

Disbursements, interest and fees then due hereunder, such funds shall be applied
(i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements then due to such parties.

          (c) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans, Term Loans or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, Term Loans and participations in LC Disbursements and Swingline Loans; provided that (i) if any such participations
                                   --------
are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Parent Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

          (d) Unless the Administrative Agent shall have received notice from the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the applicable Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. In such event, if the applicable Borrower has not in fact made such payment, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate (or, in the case of amounts payable in any Foreign Currency, the rate determined by the Administrative Agent to be its cost of funding the amount of such payment) and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

          (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b), 2.18(d) or 10.03(c),
then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

          SECTION 2.19. Mitigation Obligations; Replacement of Lenders. (a) If
                        -----------------------------------------------
any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Parent Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

          (b) If any Lender requests compensation under Section 2.15, or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or if any Lender defaults in its obligation to fund Loans hereunder, then the Parent Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the
                                                         --------
Parent Borrower shall have received the prior written consent of the Administrative Agent (and, if a Tranche A Revolving Commitment is being assigned, the Issuing Bank and Swingline Lender), which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the applicable Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a material reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Parent Borrower to require such assignment and delegation cease to apply.

          SECTION 2.20. Additional Reserve Costs. (a) If and so long as any
                        ------------------------
Tranche B Revolving Lender is required to make special deposits with the Bank of England, to maintain reserve asset ratios or to pay fees, in each case in respect of such Tranche B Revolving Lender's Foreign Currency Loans, such Tranche B Revolving Lender may require the Netherlands Borrower to pay, contemporaneously with each payment of interest on each of such Foreign Currency Loans, additional interest on such Foreign Currency Loan at a rate per annum equal to the Mandatory Costs Rate calculated in accordance with the formula and in the manner set forth in Exhibit E hereto.

          (b) If and so long as any Tranche B Revolving Lender is required to comply with reserve assets, liquidity, cash margin or other requirements of any monetary or other authority (including any such requirement imposed by the European Central Bank or the European System of Central Banks, but excluding requirements reflected in the Statutory Reserve Rate or the Mandatory Costs
Rate) in respect of any of such Tranche B Revolving Lender's Foreign Currency Loans, such Tranche B Revolving Lender may require the Netherlands Borrower to pay, contemporaneously with each payment of interest on each of such Tranche B Revolving Lender's Foreign Currency Loans subject to such requirements, additional interest on such Foreign Currency Loan at a rate per annum specified by such Tranche B Revolving Lender to be the cost to such Tranche B Revolving Lender of complying with such requirements in relation to such Foreign Currency Loan.

          (c) Any additional interest owed pursuant to paragraph (a) or (b) above shall be determined by the relevant Tranche B Revolving Lender, which determination shall be conclusive absent manifest error, and notified to the Parent Borrower (on behalf of the Netherlands Borrower) (with a copy to the Administrative Agent) at least five Business Days before each date on which interest is payable for the relevant Foreign Currency Loan, and such additional interest so notified by such Tranche B Revolving Lender shall be payable to the Administrative Agent for the account of such Tranche B Revolving Lender on each date on which interest is payable for such Foreign Currency Loan.

          SECTION 2.21. Netherlands Borrower Costs. (a) If the cost to any
                        ---------------------------
Tranche B Revolving Lender of making or maintaining any Foreign Currency Loan to the Netherlands Borrower is increased (or the amount of any sum received or receivable by any Tranche B Revolving Lender (or its applicable lending office) is reduced) by an amount deemed in good faith by such Tranche B Revolving Lender to be material, by reason of the fact that the Netherlands Borrower is incorporated in, or conducts business in, a jurisdiction outside the United States, the Netherlands Borrower shall indemnify such Tranche B Revolving Lender for such increased cost or reduction.

          (b) A certificate of a Tranche B Revolving Lender setting forth the amount or amounts necessary to indemnify such Tranche B Revolving Lender as specified in paragraph (a) of this Section shall be delivered to the Parent Borrower (on behalf of itself and the Netherlands Borrower) and shall be conclusive absent manifest error. The Netherlands Borrower shall pay such Tranche B Revolving

Lender the amount shown as due on any such certificate within 10 days after receipt thereof by the Parent Borrower.

          (c) Each Tranche B Revolving Lender will promptly notify the Parent Borrower (on behalf of the Netherlands Borrower) and the Administrative Agent of any event of which it has knowledge that will entitle such Tranche B Revolving Lender to additional interest or payments pursuant to paragraph (a) above, but in any event within 180 days after such Tranche B Revolving Lender obtains actual knowledge thereof; provided that (i) if any Tranche B Revolving Lender
                          --------
fails to give such notice within 180 days after it obtains actual knowledge of such an event, such Tranche B Revolving Lender shall, with respect to compensation payable pursuant to this Section 2.21 in respect of any costs resulting from such event, only be entitled to payment under this Section 2.21 for costs incurred from and after the date 180 days prior to the date that such Tranche B Revolving Lender does give such notice and (ii) each Tranche B Revolving Lender will designate, promptly after it obtains actual knowledge, a different applicable lending office, if, in the judgment of such Tranche B Revolving Lender, such designation will avoid the need for, or reduce the amount of, such compensation and will not be otherwise disadvantageous to such Tranche B Revolving Lender.


                                  ARTICLE III

                         Representations and Warranties
                         ------------------------------

          Each of the Parent Borrower, the Netherlands Borrower and the Canadian Borrower represents and warrants to the Lenders that:

          SECTION 3.01. Organization; Powers. Each of the Parent Borrower and
                        ---------------------
its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

          SECTION 3.02. Authorization; Enforceability. The Transactions to be
                        ------------------------------
entered into by each Loan Party are within such Loan Party's corporate or other organization powers and have been duly authorized by all necessary corporate or other organization and, if required, stockholder action. This Agreement has been duly executed and delivered by each Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of such Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

          SECTION 3.03. Governmental Approvals; No Conflicts. The Transactions
                        -------------------------------------
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except (x) such as have been obtained or made and are in full force and effect, (y) filings necessary to perfect Liens created under the Loan Documents and (z) for such consents or approvals, the failure of which to be obtained could not reasonably be expected (in the aggregate) to result in a Material Adverse Effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Parent Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Parent Borrower or any of its Subsidiaries or any of their respective assets, or give rise to a right thereunder to require any payment to be made by the Parent Borrower or any of its Subsidiaries, except with respect to any agreement or instrument relating to the Indebtedness described in clause (iii) of Section 6.01(a), and (d) will not result in the creation or imposition of any Lien on any asset of the Parent Borrower or any of its Subsidiaries, except Liens created under the Loan Documents.

          SECTION 3.04. Financial Condition; No Material Adverse Change. (a) The
                        ------------------------------------------------
Parent Borrower has heretofore furnished to the Lenders (i) the combined statements of net assets of the Business as of March 31, 2001 and March 31, 2000, and the related combined statements of revenues and expenses, changes in net assets and comprehensive earnings, and cash flows of the Business for each of the years in the three-year period ended March 31, 2001, reported on by KPMG, LLP, independent public accountants, and (ii) unaudited combined statements of the net assets of the Business and related combined statements of revenues and expenses, changes in net assets and comprehensive earnings and cash flows of the Business for the fiscal quarter ended June 30,

2001, certified by a Financial Officer of the Parent Borrower. Such financial statements present fairly, in all material respects, the net assets of the Business, and the revenues and expenses and cash flows thereof, as of such dates and for such periods, in accordance with GAAP (except as noted therein), subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

          (b) The Parent Borrower has heretofore furnished to the Lenders its pro forma consolidated balance sheet as of March 31, 2001, prepared giving effect to the Transactions as if the Transactions had occurred as of such date. Such pro forma consolidated balance sheet (i) has been prepared in good faith based on the same assumptions used to prepare the pro forma financial statements included in the Information Memorandum (which assumptions are believed by the Parent Borrower to be reasonable), (ii) is based on the best information available to the Parent Borrower after due inquiry, (iii) accurately reflects all adjustments necessary to give effect to the Transactions (other than the final purchase price allocation) and (iv) presents fairly, in all material respects, the pro forma financial position of the Parent Borrower and its consolidated Subsidiaries as of March 31, 2001, as if the Transactions had occurred on such date.

          (c) Except as disclosed in the financial statements referred to above or the notes thereto or in the Information Memorandum and except for the Disclosed Matters, after giving effect to the Transactions, none of the Parent Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities, unusual long-term commitments or unrealized losses.

          (d) Since March 31, 2001, there has been no material adverse change in the business, assets, operations, prospects or condition (financial or otherwise) of the Parent Borrower and its Subsidiaries, taken as a whole (determined, for this purpose, as if the Acquisition and the CHD Sale had been consummated on March 31, 2001).

          SECTION 3.05. Properties. (a) Each of the Parent Borrower and its
                        -----------
Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business (including its Mortgaged Properties), free of all Liens, except for Liens permitted by Section 6.02.

          (b) Each of the Parent Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Parent Borrower and its Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          (c) Schedule 3.05 sets forth the address of each real property that is owned or leased by the Parent Borrower or any of its Subsidiaries as of the Effective Date after giving effect to the Transactions.

          (d) As of the Effective Date, neither the Parent Borrower nor any of its Subsidiaries has received notice of, or has knowledge of, any pending or contemplated condemnation proceeding affecting any Mortgaged Property or any sale or disposition thereof in lieu of condemnation. Neither any Mortgaged Property nor any interest of any Loan Party therein is subject to any right of first refusal, option or other contractual right to purchase such Mortgaged Property or interest therein.

          SECTION 3.06. Litigation and Environmental Matters. (a) There are no
                        -------------------------------------
actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Parent Borrower, threatened against or affecting the Parent Borrower or any of its Subsidiaries
(i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve any of the Loan Documents or the Transactions.

          (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Parent Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

          (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

          SECTION 3.07. Compliance with Laws and Agreements. Each of the Parent
                        ------------------------------------
Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

          SECTION 3.08. Investment and Holding Company Status. Neither the
                        --------------------------------------
Parent Borrower nor any of its Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

          SECTION 3.09. Taxes. Each of the Parent Borrower and its Subsidiaries
                        ------
has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) any Taxes that are being contested in good faith by appropriate proceedings and for which the Parent Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably
                        ------
expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan by an amount in excess of $5,000,000 in the aggregate, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded by an amount in excess of $5,000,000 in the aggregate.

          SECTION 3.11. Disclosure. The Parent Borrower has disclosed to the
                        -----------
Lenders all agreements, instruments and corporate or other restrictions to which the Parent Borrower or any of its Subsidiaries is subject, and all other matters known to any of them, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. As of the Effective Date, neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Parent
--------
Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time. None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that,
                                                                 --------
with respect to projected financial information, the Parent Borrower represents only that such information was prepared in good faith based upon assumptions believed by it to be reasonable at the time.

          SECTION 3.12. Subsidiaries. Schedule 3.12 sets forth the name of, and
                        -------------
the ownership interest of the Parent Borrower in, each Subsidiary of the Parent Borrower and identifies each Subsidiary that is a Subsidiary Loan Party, in each case as of the Effective Date.

          SECTION 3.13. Insurance. Schedule 3.13 sets forth a description of all
                        ----------
insurance maintained by or on behalf of the Parent Borrower and its Subsidiaries as of the Effective Date. Except as noted on Schedule 3.13, as of the Effective Date, all premiums in respect of such insurance have been paid. The Parent Borrower believes that the insurance maintained by or on behalf of the Parent Borrower and its Subsidiaries is adequate.

          SECTION 3.14. Labor Matters. As of the Effective Date, there are no
                        --------------
strikes, lockouts or slowdowns against the Parent Borrower or any Subsidiary pending or, to the knowledge of the Parent Borrower, threatened. All payments due from the Parent Borrower or any Subsidiary, or for which any claim may be made against the Parent Borrower or any Subsidiary, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Parent Borrower or such Subsidiary. The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Parent Borrower or any Subsidiary is bound.

          SECTION 3.15. Solvency. Immediately after the consummation of the
                        ---------
Transactions to occur on the Effective Date and immediately following the making of each Loan made on the Effective Date and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

          SECTION 3.16. Senior Indebtedness. The Obligations constitute
                        --------------------
"Designated Senior Indebtedness" under and as defined in the Subordinated Debt Documents.

          SECTION 3.17. Security Interests. The representations and warranties
                        -------------------
in the Security Documents are true and correct.

          SECTION 3.18. Certain Agreements. (a) Each CHD Agreement is identified
                        -------------------
on Schedule 3.18 under the caption "CHD Agreements". Each CWI Agreement is identified on Schedule 3.18 under the caption "CWI Agreements".

          (b) The Parent Borrower has furnished to the Administrative Agent true and correct copies of each of the Acquisition Documents, the Product Line Purchase Agreement, the CHD Agreements, the CWI Agreements and the Kelso Agreements (including any amendments and modifications to any of the foregoing).

                                   ARTICLE IV

                                   Conditions
                                   ----------

          SECTION 4.01. Effective Date. The obligations of the Lenders to make
                        ---------------
Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.02):

          (a) The Administrative Agent (or its counsel) shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

          (b) The Administrative Agent shall have received a favorable written opinion (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of each of (i) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Parent Borrower, substantially in the form of Exhibit B-1, (ii) Mark Bilowsky, general counsel for CHD, substantially in the form of Exhibit B-2, (iii) Freshfields Bruckhaus Deringer, counsel for the Netherlands Borrower, substantially in the form of Exhibit B-3, (iv) Stewart McKelvey Stirling Seales, counsel for the Canadian Borrower, substantially in the form of Exhibit B-4, (v) Marteli McKegg Wells & Cormack, counsel for Armkel (N.Z.) Ltd., substantially in the form of Exhibit B-5, (vi) local counsel in each jurisdiction where a Mortgaged Property is located, substantially in the form of Exhibit B-6, and, in the case of each such opinion required by this paragraph, covering such other matters relating to the Loan Parties, the Loan Documents or the Transactions as the Required Lenders shall reasonably request. The Borrowers hereby request such counsel to deliver such opinions.

          (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

          (d) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Parent Borrower, confirming compliance with the conditions set forth in paragraphs (a) and (b) of Section 4.02.

          (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

          (f) Each of the Collateral and Guarantee Requirement and the Foreign Collateral Requirement shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate dated the Effective Date and signed by an executive officer or Financial Officer of the Parent Borrower, together with all attachments contemplated thereby, including the results of a search of the Uniform Commercial Code (or equivalent) filings made with respect to the Loan Parties in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

          (g) The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

          (h) The Parent Borrower shall have received gross cash proceeds of not less than $228,500,000 from the Equity Contributions.

          (i) The Parent Borrower shall have received gross cash proceeds of not less than $225,000,000 from the issuance of the Subordinated Debt. The terms and conditions of the Subordinated Debt and the Subordinated Debt Documents (including terms and conditions relating to interest rate, fees, maturity, redemption, subordination, covenants, events of default and remedies) shall be reasonably satisfactory in all respects to the Administrative Agent. The Administrative Agent shall have received copies of the

     Subordinated Debt Documents, certified by a Financial Officer as complete and correct.

          (j) All requisite material Governmental Authorities and third parties shall have approved or consented to the Transactions and the other transactions contemplated hereby to the extent required, all applicable appeal periods shall have expired and there shall be no governmental or judicial action, actual or threatened, that is reasonably likely to restrain, prevent or impose burdensome conditions on the Transactions or the other transactions contemplated hereby.

          (k) The Acquisition shall have been consummated or shall be consummated simultaneously with or immediately following the initial funding of Loans on the Effective Date in accordance with applicable law, the Asset Purchase Agreement and all other related documentation (without giving effect to any waivers or amendments to the Asset Purchase Agreement or any such related documentation not approved by the Administrative Agent), and the Administrative Agent shall be satisfied that the Transaction Costs shall not exceed $29,500,000. To the extent not received by the Administrative Agent prior to the date hereof, the Administrative Agent shall be satisfied in all respects with the material terms of the Acquisition Documents, any agreement between Kelso and CHD governing the ownership and management of the Parent Borrower (to the extent of the terms thereof relating to governance and voting) and all other agreements to be entered into in connection with the Transactions (including the CHD Agreements and the CWI Agreements). The Parent Borrower shall have entered into CHD Agreements providing for (i) the supply and production of "Nair" and (ii) the provision of administrative, human resources, finance, distribution, marketing, manufacturing and other services to the Parent Borrower on terms and conditions reasonably satisfactory to the Lenders.

          (l) The CHD Sale shall have been consummated or shall be consummated simultaneously with the initial funding of Loans on the Effective Date in accordance with applicable law and the Product Line Purchase Agreement and otherwise on terms and conditions satisfactory to the Lenders.

          (m) After giving effect to the Transactions and the other transactions contemplated hereby, the Parent

     Borrower and its Subsidiaries shall have outstanding no Indebtedness or preferred Equity Interests other than (a) the Loans, (b) the Subordinated Debt and (c) the Indebtedness referred to in clauses (iii) and (x) of
     Section 6.01(a).

          (n) The Lenders shall have received (a) unaudited combined statements of net assets of the Business and related combined statements of revenues and expenses, changes in net assets and comprehensive earnings and cash flows of the Business for each fiscal quarter subsequent to the end of the fiscal year ended March 31, 2001 that ended at least 30 days before the Effective Date and (b) summary profit and loss statements, on a brand-by-brand basis, for the Carter Division and the International Division of CWI for each fiscal month after the most recent subsequent fiscal quarter for which financial statements were received by the Lenders as described above and that ended at least 30 days before the Effective Date.

          (o) The Lenders shall have received a pro forma consolidated balance sheet of the Parent Borrower as of June 30, 2001, after giving effect to the Transactions and the other transactions contemplated hereby, which balance sheet shall not be materially inconsistent with the forecasts previously provided to the Administrative Agent.

          (p) The Lenders shall have received a solvency letter, in form and substance reasonably satisfactory to the Administrative Agent, from Murray, Devine & Co., Inc., together with such other evidence reasonably requested by the Lenders, confirming the solvency of the Parent Borrower and its Subsidiaries after giving effect to the Transactions and the other transactions contemplated hereby.

          (q) The consummation of the Transactions and the other transactions contemplated hereby shall not (a) violate any applicable law, statute, rule or regulation or (b) conflict with, or result in a default or event of default under, any agreement of the Parent Borrower or any of its Subsidiaries after giving effect to the Transactions and the other transactions contemplated hereby, except such as would not reasonably be expected to have a Material Adverse Effect.

          (r) There shall be no litigation or administrative proceeding that would reasonably be expected to have a material adverse effect on (a) the business, assets, operations, properties or condition (financial or otherwise) of the Business after giving effect to the Transactions and the other transactions contemplated hereby, or (b) the ability of the parties to consummate the Transactions or the other transactions contemplated hereby.

          (s) On a pro forma basis after giving effect to the Transactions and the other transactions related thereto, (a) the ratio of (i) Total Indebtedness as of the Effective Date to (ii) Consolidated EBITDA of the Business for the twelve-month period ended on the last day of the most recent fiscal quarter of the Business ended at least 30 days prior to the Effective Date, shall not exceed 4.5 to 1.0 and (b) Consolidated EBITDA of the Business for the twelve-month period ended on the last day of the most recent fiscal quarter of the Business ended at least 30 days prior to the Effective Date shall not be less than $92,600,000; provided that, for purposes of each of clauses (a) and (b) above, the Consolidated EBITDA of the Business for the relevant period shall be determined on a pro forma basis, in a manner satisfactory to the Administrative Agent.

          (t) If there is any material amount of inventory owned by the Parent Borrower or any Subsidiary Loan Party in the possession or control of any warehouseman, bailee, agent or processor, then, if requested by the Administrative Agent, the Parent Borrower shall use its reasonable best efforts to arrange for such warehouseman, bailee, agent or processor to be notified of the security interest therein granted under the Collateral Agreement and to acknowledge in writing, in form and substance satisfactory to the Administrative Agent, that such warehouseman, bailee, agent or processor holds the Inventory for the benefit of the Administrative Agent subject to such security interest and shall act upon the instructions of the Administrative Agent without further consent from the applicable Loan Party, and that such warehouseman, bailee, agent or processor agrees to waive and release any Lien held by it with respect to such inventory, whether arising by operation of law or otherwise.

The Administrative Agent shall notify the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) and the Lenders of the Effective Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.02) at or prior to 5:00 p.m., New York City time, on October 5, 2001 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

               SECTION 4.02. Each Credit Event. The obligation of each Lender to
                             ------------------
     make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit, is subject to receipt of the request therefor in accordance herewith and to the satisfaction of the following conditions:

               (a) The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

               (b) At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing.

     Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by each Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                    ARTICLE V

                              Affirmative Covenants
                              ---------------------

               Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Lenders that:

               SECTION 5.01. Financial Statements and Other Information. The
                             -------------------------------------------
     Parent Borrower will furnish to the Administrative Agent and each Lender:


               (a) within 90 days after the end of each fiscal year of the Parent Borrower, its audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of such year and for the period since the end of the previous fiscal year (it being understood that, if the Parent Borrower shall have made an election pursuant to the proviso to Section 5.17, the first period for which financial statements are required to be delivered hereunder after such change becomes effective shall be the period beginning April 1 and ending December 31 of the relevant year, and such period may be covered by two separate audits), setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by KPMG, LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied (it being understood that delivery of the Parent Borrower's annual report, as filed with the SEC on Form 10-K, shall be adequate to comply with the requirements of this Section 5.01(a) if such report contains the information otherwise required by this paragraph);

               (b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Parent Borrower (other than in respect of the fiscal quarter ended September 30, 2001, which shall be delivered on or before December 15, 2001), its consolidated balance sheet and related statements of operations, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Parent Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes (it being understood that delivery of the Parent Borrower's quarterly financial statements, as filed with the SEC on Form 10-Q, shall be adequate to comply with the requirements of this Section 5.01(b));

                  (c) within 30 days after the end of each of the first two fiscal months of each fiscal quarter of the Parent Borrower, commencing April 30, 2002, a report stating the sales of the Parent Borrower and its Subsidiaries for each of their respective product lines as of the end of and for such fiscal month and the then elapsed portion of the fiscal year;

                  (d) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Parent Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 6.12, 6.13 and 6.14 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (e) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (f) upon making any Tax Distribution, a certificate of a Financial Officer of the Parent Borrower setting forth a reasonably detailed calculation of the amount thereof;

                  (g) within 45 days of the commencement of each fiscal year of the Parent Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget) and, promptly when available, any significant revisions of such budget;

                  (h) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by the

         Parent Borrower or any Subsidiary with the SEC or with any national securities exchange, as the case may be; and

                  (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Parent Borrower or any Subsidiary, or compliance with the terms of any Loan Document, as the Administrative Agent or any Lender may reasonably request.

                  SECTION 5.02. Notices of Material Events. The Parent Borrower
                                ---------------------------
     will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent Borrower or any Affiliate thereof that could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent Borrower and its Subsidiaries in an aggregate amount exceeding $2,500,000;

                  (d) the failure by any party to any CHD Agreement to comply with or perform its obligations under such CHD Agreement in any material respect (or receipt of any notice alleging any such material non-compliance); and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

     Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Parent Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Information Regarding Collateral. (a) The Parent
                                ---------------------------------
     Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party's corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party's identity, jurisdiction of incorporation or organization, or corporate or organizational structure or (iv) in any Loan Party's Organization Identification Number. The Parent Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral. The Parent Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed.

          (b) Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to clause (a) of Section 5.01, the Parent Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer of the Parent Borrower (i) setting forth the information required pursuant to Sections 1 and 2 of the Perfection Certificate or confirming that there has been no change in such information since the date of the Perfection Certificate delivered on the Effective Date or the date of the most recent certificate delivered pursuant to this Section and (ii) certifying that all Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (i) above to the extent necessary to protect and perfect the security interests under the Collateral Agreement, the Netherlands Pledge Agreement and the Foreign Security Documents for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period).

          SECTION 5.04. Existence; Conduct of Business. The Parent Borrower
                        -------------------------------
will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of the business of the

Parent Borrower and its Subsidiaries, taken as a whole; provided that the
                                                        --------
foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

          SECTION 5.05. Payment of Obligations. The Parent Borrower will, and
                        -----------------------
will cause each of its Subsidiaries to, pay its Material Indebtedness and other obligations, including material Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Parent Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.06. Maintenance of Properties. The Parent Borrower will, and
                        --------------------------
will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          SECTION 5.07. Insurance. The Parent Borrower will, and will cause each
                        ----------
of its Subsidiaries to, maintain, with financially sound and reputable insurance companies (a) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations and (b) all insurance required to be maintained pursuant to the Security Documents. The Parent Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained.

          SECTION 5.08. Casualty and Condemnation. (a) The Parent Borrower (a)
                        --------------------------
will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of any Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of the Security Documents.

          SECTION 5.09. Books and Records; Inspection and Audit Rights. The
                        -----------------------------------------------
Parent Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Parent Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

          SECTION 5.10. Compliance with Laws. The Parent Borrower will, and will
                        ---------------------
cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

          SECTION 5.11. Use of Proceeds and Letters of Credit. The proceeds of
                        --------------------------------------
the Term Loans and up to $2,500,000 of the proceeds of the Revolving Loans, together with the proceeds of the Equity Contributions, the Subordinated Debt and the CHD Sale, will be used only for (a) the payment of amounts payable under the Asset Purchase Agreement as consideration for the Acquisition, (b) the repayment of Indebtedness of Foreign Subsidiaries resulting from the Acquisition in an aggregate principal amount not exceeding $25,000,000, (c) the payment of Transaction Costs and (d) to the extent of the excess, general corporate purposes, including severance and net working capital adjustment payments required to be paid pursuant to the Asset Purchase Agreement. The proceeds of the Revolving Loans (except as provided in the preceding sentence) and Swingline Loans will be used only for general corporate purposes. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. Letters of Credit will be issued only to support obligations of the Parent Borrower, the Netherlands Borrower and their respective Subsidiaries in the ordinary course of business.

          SECTION 5.12. Additional Subsidiaries. If any additional Subsidiary is
                        ------------------------
formed or acquired after the Effective Date, the Parent Borrower will notify the Administrative Agent thereof and, within ten Business Days after such Subsidiary is formed or acquired, cause the

Collateral and Guarantee Requirement or the Foreign Collateral Requirement, as applicable, to be satisfied with respect to such Subsidiary (if it is a Subsidiary Loan Party) and with respect to any Equity Interest in or Indebtedness of such Subsidiary owned by or on behalf of any Loan Party.

          SECTION 5.13. Further Assurances. (a) Each Borrower will, and will
                        -------------------
cause each Subsidiary Loan Party to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to cause the Collateral and Guarantee Requirement and the Foreign Collateral Requirement to be and remain satisfied, all at the expense of the Loan Parties. Each Borrower also agrees to provide to the Administrative Agent, from time to time upon request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

          (b) If any material assets (including any real property or improvements thereto or any interest therein, other than any individual real property or improvements with a fair market value not in excess of $250,000, provided that the aggregate fair market value of all real property and
--------
improvements excluded pursuant to this parenthetical shall in no event exceed $750,000) are acquired by the Parent Borrower or any Subsidiary Loan Party after the Effective Date (other than assets constituting Collateral under the Collateral Agreement that become subject to the Lien of the Collateral Agreement upon acquisition thereof), the Parent Borrower will notify the Administrative Agent and the Lenders thereof, and, if requested by the Administrative Agent or the Required Lenders, the Parent Borrower will cause such assets to be subjected to a Lien securing the Obligations and will take, and cause the Subsidiary Loan Parties to take, such actions as shall be necessary or reasonably requested by the Administrative Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section, all at the expense of the Loan Parties.

          SECTION 5.14. Interest Rate Protection. As promptly as practicable,
                        -------------------------
and in any event within 90 days after the Effective Date, the Parent Borrower will enter into, and thereafter for a period of not less than three years will maintain in effect, one or more interest rate protection agreements on such terms and with such parties as shall be reasonably satisfactory to the Administrative Agent, the effect of which shall be that at least 50% of the outstanding consolidated Indebtedness of the Parent Borrower will be comprised of Indebtedness bearing interest at a fixed rate or the interest cost of which will be effectively fixed or limited pursuant to such interest rate protection agreements.

          SECTION 5.15. CHD Agreements. The Parent Borrower will, and will cause
                        ---------------
each of its Subsidiaries to, comply in all material respects with its obligations under each CHD Agreement to which it is a party and enforce its rights thereunder in a commercially reasonable manner.

          SECTION 5.16. Ownership of Foreign Subsidiaries. All the Equity
                        ----------------------------------
Interests of the Netherlands Borrower will be owned directly by the Parent Borrower and, except as otherwise provided in Section 6.04(d), on and after the date that is 30 Business Days after the Effective Date, all the Equity Interests in each Foreign Subsidiary (other than the Netherlands Borrower and Armkel (N.Z.) Ltd.) that are owned by or on behalf of the Parent Borrower or any Subsidiary will be owned, directly or indirectly, by the Netherlands Borrower and, on such date, the Parent Borrower shall cause an opinion or opinions of counsel to be delivered to the Administrative Agent stating that the Foreign Collateral Requirement has been satisfied as of such date.

          SECTION 5.17. End of Fiscal Years; Fiscal Quarters. The Parent
                        -------------------------------------
Borrower will, for financial reporting purposes, cause (a) each of its fiscal years to end on March 31 of each year and (b) each of its fiscal quarters to end on the last day of a calendar quarter; provided that the Parent Borrower may,
                                       --------
upon written notice to the Administrative Agent, change its fiscal year to end on December 31, in which case the Parent Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary in order to reflect such change in fiscal year.

                                   ARTICLE VI

                               Negative Covenants
                               ------------------

          Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated and all LC Disbursements shall have been reimbursed, the Parent Borrower covenants and agrees with the Lenders that:

          SECTION 6.01. Indebtedness; Certain Equity Securities. (a) The Parent
                        ----------------------------------------
Borrower will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

          (i)   Indebtedness created under the Loan Documents;

          (ii)  the Subordinated Debt;

          (iii) Indebtedness in an aggregate principal amount of up to $25,000,000 that constitutes Indebtedness of Foreign Subsidiaries; provided
                                                                        --------
     that all such Indebtedness shall be repaid in its entirety on or prior to the date that is five Business Days after the Effective Date;

          (iv) Indebtedness of the Parent Borrower to any Subsidiary and of any Subsidiary to the Parent Borrower or any other Subsidiary; provided that
                                                                --------
     Indebtedness of any Subsidiary that is not a Subsidiary Loan Party to the Parent Borrower or any Subsidiary Loan Party shall be subject to Section 6.04;

          (v) Guarantees by the Parent Borrower of Indebtedness of any Subsidiary and by any Subsidiary of Indebtedness of the Parent Borrower or any other Subsidiary; provided that (i) Guarantees by the Parent Borrower
                           --------
     or any Subsidiary Loan Party of Indebtedness of any Subsidiary that is not a Subsidiary Loan Party shall be subject to Section 6.04 and (ii) a Subsidiary that is not a Subsidiary Loan Party shall not Guarantee any Indebtedness of a Loan Party;

          (vi) Indebtedness of the Parent Borrower or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided that (A) such Indebtedness is incurred prior to or within 90
          --------
          days after such acquisition or the completion of such construction or improvement and (B) the aggregate principal amount of Indebtedness permitted by this clause (vi) shall not exceed $20,000,000 at any time outstanding;

                  (vii) Indebtedness of any Person that becomes a Subsidiary after the Effective Date; provided that (A) such Indebtedness exists at
                                   --------
         the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary and (B) the aggregate principal amount of Indebtedness permitted by this clause (vii) shall not exceed $30,000,000 at any time outstanding;

                  (viii) Indebtedness of Foreign Subsidiaries of the Parent Borrower for working capital purposes (including in respect of overdrafts) not exceeding, as to all such Foreign Subsidiaries, $10,000,000 in aggregate principal amount at any time outstanding;

                  (ix) Indebtedness of the Parent Borrower incurred to finance the consideration payable in connection with Permitted Acquisitions; provided that (A) any Permitted Acquisitions that are to be financed
          --------
          with any such Indebtedness must be consummated within six months before or six months after the date of issuance of such Indebtedness (and, if not consummated on or before such date of issuance, the proceeds of such Indebtedness shall be deposited with the Administrative Agent until so used and, to the extent such proceeds are not applied to Permitted Acquisitions within such six-month period, such proceeds shall be applied to prepay Term Borrowings as provided in Section 2.11(c)), (B) such Indebtedness is subordinated to the Obligations on terms no less favorable to the Lenders than the Subordinated Debt and otherwise satisfactory to the Administrative Agent (including that no payments shall be required in respect of such Indebtedness, whether of principal, interest or otherwise, at any time that a Default has occurred and is continuing), (C) the stated maturity thereof shall be on or after the date that is six months after the Tranche B Term Loan Maturity Date, and no scheduled or other mandatory payments of principal shall be required prior to such date,
          (D) the other terms and conditions thereof shall be no less favorable to the Lenders than the terms and conditions contained in the Subordinated Debt Documents and such other terms and conditions shall be otherwise satisfactory to the Administrative Agent, (E) the amount of Indebtedness permitted by this clause (ix) at any time outstanding shall not exceed the sum of $50,000,000 plus the aggregate principal amount of Term Loans prepaid with the proceeds of such Indebtedness as provided in clause (A) above or clause (G)(3) below,
          (F) the Parent Borrower and the Subsidiaries are in compliance, after giving effect to the Indebtedness to be incurred pursuant to this clause (ix) and to such Permitted Acquisition, with the covenants contained in Sections 6.12 and 6.13 recomputed as at the last day of the most recently ended fiscal quarter of the Parent Borrower for which financial statements are available as if such Indebtedness had been incurred and such Permitted Acquisition had been consummated on the first day of each relevant period for testing such compliance, and
          (G) to the extent that any such Indebtedness (or portion thereof) is incurred to finance any Permitted Acquisitions consummated prior to the date of issuance of such Indebtedness, the Parent Borrower shall
          (1) certify to the Administrative Agent on the date of such issuance that such Indebtedness (or portion, as applicable) is being incurred to finance consideration paid for Permitted Acquisitions within six months prior to such date that was previously financed with Revolving Loans, which certificate shall identify the Permitted Acquisitions so financed, (2) apply the net proceeds of such Indebtedness (or portion thereof, as applicable) to prepay Revolving Loans outstanding on such date (but without reducing Revolving Commitments) and (3) if such net proceeds exceed the amount of Revolving Loans then outstanding, apply such excess to prepay Term Loans as provided in Section 2.11(c);

               (x) Indebtedness of Armkel Company (Italy) or any of its Subsidiaries in an aggregate principal amount not exceeding
          (Euro)6,000,000; and

               (xi) other unsecured Indebtedness in an aggregate principal amount not exceeding $25,000,000 at any time outstanding.

               (b) The Parent Borrower will not issue any Disqualified Stock, nor will it permit any Subsidiary to issue any preferred stock or other preferred Equity Interests.

          SECTION 6.02. Liens. The Parent Borrower will not, and will not permit
                        ------
any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

          (a) Liens created under the Loan Documents;

          (b) Permitted Encumbrances;

          (c) any Lien on any property or asset of the Parent Borrower or any Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset
     --------
     of the Parent Borrower or any Subsidiary and (ii) such Lien shall secure only those obligations that it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (d) any Lien existing on any property or asset (other than properties or assets acquired pursuant to the Acquisition) prior to the acquisition thereof by the Parent Borrower or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date of consummation of the Acquisition prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in contemplation of
                 --------
     or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Parent Borrower or any Subsidiary and (iii) such Lien shall secure only those obligations that it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

          (e) Liens on fixed or capital assets acquired, constructed or improved by the Parent Borrower or any Subsidiary; provided that (i) such security
                                               --------
     interests secure Indebtedness permitted by clause (vi) of Section 6.01(a),
     (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such security interests shall not apply to any other property or assets of the Parent Borrower or any Subsidiary;

                  (f) put and call agreements with respect to the Equity Interests of any joint venture or similar arrangement pursuant to the joint venture or similar agreement relating thereto;

                  (g) Liens on property of any Foreign Subsidiary of the Parent Borrower (other than the Netherlands Borrower) securing any Indebtedness of such Foreign Subsidiary of the Parent Borrower permitted by clauses (viii) and (x) of Section 6.01(a); and

                  (h) Liens on property sold pursuant to sale and leaseback transactions permitted under Section 6.06 and general intangibles related thereto.

                  SECTION 6.03. Fundamental Changes. (a) The Parent Borrower
                                --------------------
will not, nor will it permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary of a Borrower may merge into such Borrower in a transaction in which such Borrower is the surviving corporation, (ii) any Subsidiary may merge into any Subsidiary Loan Party in a transaction in which the surviving entity is a Subsidiary Loan Party, (iii) any Subsidiary that is not a Loan Party may merge into any other Subsidiary that is not a Loan Party,
(iv) any Borrower or a Subsidiary Loan Party may permit another Person to merge into it in order to effect a Permitted Acquisition in which such Borrower or such Subsidiary Loan Party is the surviving entity, (v) any Subsidiary (other than a Foreign Subsidiary Borrower) may merge with or into any Person, or may liquidate or dissolve, in each case in order to effect a sale of such Subsidiary if such sale is permitted by Section 6.05 and (vi) any Subsidiary (other than a Foreign Subsidiary Borrower) may liquidate or dissolve if the Parent Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Parent Borrower and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly
         --------
owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.04.

                  (b) The Parent Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Parent Borrower and its Subsidiaries on the Effective Date (after giving effect to the Transactions) and businesses reasonably related thereto.

          (c) The Netherlands Borrower will not engage in any business other than the ownership of the Equity Interests in, and the making of loans or advancements to, the Foreign Subsidiaries (other than the Netherlands Borrower).

          (d) Armkel Finance, Inc. will not engage in any business or activity other than the issuance of the Subordinated Debt and any activities incidental thereto. In furtherance of the foregoing, Armkel Finance, Inc. will not own or acquire any assets, will not conduct any business operations and will not have or incur any liabilities, other than liabilities imposed by law, liabilities incidental to existence and liabilities in respect of the Subordinated Debt.

          SECTION 6.04. Investments, Loans, Advances, Guarantees and
                        --------------------------------------------
Acquisitions. The Parent Borrower will not, and will not permit any of its
-------------
Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

          (a)  the Acquisition;

          (b)  Permitted Investments;

          (c) investments existing on the date hereof and set forth on Schedule 6.04;

          (d) investments by the Parent Borrower and its Subsidiaries in Equity Interests in their respective Subsidiaries; provided that (i) any such
                                                 --------
     Equity Interests held by the Parent Borrower or a Subsidiary Loan Party shall be pledged pursuant to the Collateral Agreement (subject to the limitations applicable to voting Equity Interests of a Foreign Subsidiary referred to in Section 5.12), (ii) any such Equity

     Interests held by the Netherlands Borrower shall be pledged pursuant to the applicable Foreign Security Documents and (iii) the aggregate amount of investments by the Parent Borrower, the Netherlands Borrower and the Subsidiary Loan Parties in, and loans and advances by the Parent Borrower, the Netherlands Borrower and the Subsidiary Loan Parties to, and Guarantees by the Parent Borrower, the Netherlands Borrower and the Subsidiary Loan Parties of Indebtedness of, Foreign Subsidiaries other than the Netherlands Borrower (excluding all such investments, loans, advances and Guarantees existing or made on the Effective Date (including the Indebtedness described on Schedule 6.04) and excluding Guarantees of the obligations of the Foreign Subsidiary Borrowers pursuant to the Collateral Agreement) shall not exceed $50,000,000 in the aggregate; provided that (A) not more
                                                    --------
     than $25,000,000 of such $50,000,000 may be in the form of equity investments and (B) not more than $15,000,000 of such equity investments may be held by Loan Parties other than the Netherlands Borrower;

          (e) loans or advances made by the Parent Borrower to any Subsidiary and made by any Subsidiary to the Parent Borrower or any other Subsidiary; provided that (i) any such loans and advances made by a Loan Party (other
     --------
     than the Canadian Borrower) shall be evidenced by a promissory note or other instrument and shall be pledged pursuant to the Collateral Agreement or the applicable Foreign Security Document, as the case may be, and (ii) the amount of such loans and advances made by the Parent Borrower and the Subsidiary Loan Parties to Foreign Subsidiaries shall be subject to the limitation set forth in clause (d) above;

          (f) Guarantees constituting Indebtedness permitted by Section 6.01; provided that (i) a Subsidiary shall not Guarantee the Subordinated Debt
     --------
     unless (A) such Subsidiary also has Guaranteed the Obligations pursuant to the Collateral Agreement, (B) such Guarantee of the Subordinated Debt is subordinated to such Guarantee of the Obligations on terms no less favorable to the Lenders than the subordination provisions of the Subordinated Debt and (C) such Guarantee of the Subordinated Debt provides for the release and termination thereof, without action by any party, upon any release and termination of such Guarantee of the Obligations, and (ii) the aggregate principal amount of Indebtedness of Foreign Subsidiaries that is Guaranteed by the Parent Borrower or any Subsidiary Loan Party (other than Guarantees of the obligations of the

     Foreign Subsidiary Borrowers pursuant to the Collateral Agreement) shall be subject to the limitation set forth in clause (d) above;

          (g) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

          (h)  Permitted Acquisitions; provided that (i) the consideration for
                                       --------
     each Permitted Acquisition shall consist solely of cash, Equity Interests of the Parent Borrower, Indebtedness permitted pursuant to clause (ix) of
     Section 6.01(a), the assumption of Indebtedness of the acquired Person or encumbering the acquired assets, Indebtedness referred to in clause (vii) of Section 6.01(a) or a combination thereof and (ii) the sum of the principal amount of all Indebtedness so assumed or otherwise resulting from Permitted Acquisitions (including Indebtedness referred to in clauses (vii) and (ix) of Section 6.01(a)) plus the cash consideration paid in connection with Permitted Acquisitions as consideration for Permitted Acquisitions shall not exceed, during any fiscal year of the Parent Borrower, the sum of
     (A) $50,000,000, (B) the Net Proceeds of any Acquisition Equity Financing received during such fiscal year and (C) commencing with the fiscal year ending on March 31, 2003 (or, in the event that the Parent Borrower shall have made an election pursuant to the proviso to Section 5.17, December 31,
     2002), the amount of Excess Cash Flow for the immediately preceding fiscal year that (x) was not required to be applied to make prepayments of Loans pursuant to Section 2.11(d) and (y) was not previously applied to Permitted ECF Uses; provided further that, commencing with the fiscal year ending on
               -------- -------
     March 31, 2003 (or, in the event that the Parent Borrower shall have made an election pursuant to the proviso to Section 5.17, December 31, 2002), the amount of allowed consideration for Permitted Acquisitions set forth above in respect of any fiscal year shall be increased by 50% of the excess, if any, of (I) the amount of such consideration allowed pursuant to this paragraph for the immediately preceding fiscal year (disregarding any consideration permitted by reason of this proviso) and (II) the aggregate amount of consideration paid in connection with Permitted Acquisitions in such preceding period;

          (i) investments made after the Effective Date in joint ventures and other business entities (in each case that are not Subsidiaries of the Parent Borrower) that are engaged in the same, or reasonably related, line or lines of business as the Parent Borrower and its Subsidiaries in an aggregate amount not to exceed $15,000,000;

          (j) loans to employees of the Parent Borrower and the Subsidiaries in their capacity as such, in an aggregate principal amount not to exceed $5,000,000 at any time outstanding; and

          (k)  Hedging Agreements permitted under Section 6.07.

          SECTION 6.05. Asset Sales. The Parent Borrower will not, and will not
                        ------------
permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Parent Borrower permit any of it Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

          (a) sales of inventory, used or surplus equipment and Permitted Investments and licensing of intellectual property rights, in each case in the ordinary course of business;

          (b) sales, transfers and dispositions to the Parent Borrower or a Subsidiary; provided that any such sales, transfers or dispositions
                 --------
     involving a Subsidiary that is not a Loan Party shall be made in compliance with Section 6.09;

          (c)  the CHD Sale;

          (d) sales, transfers and other dispositions of assets (other than less than 100% of the Equity Interests in a Subsidiary) that are not permitted by any other clause of this Section; provided that the aggregate
                                                    --------
     fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (d) shall not exceed (i) $5,000,000 during any fiscal year of the Parent Borrower and (ii) $20,000,000 in the aggregate;

          (e) sales of fixed or capital assets pursuant to sale and lease-back transactions, to the extent expressly permitted by Section 6.06;

          (f) sales, transfers and dispositions of non-strategic assets purchased as part of a Permitted Acquisition that are sold, transferred or disposed of on or prior to the first anniversary of such Permitted Acquisition;

          (g)  the sale of the Cranbury Facility; and

          (h)  the sale of the Canadian Facilities;

provided that all sales, transfers, leases and other dispositions permitted
--------
hereby (other than those permitted by clause (b) above) shall be made for fair value and for at least 75% cash consideration.

          SECTION 6.06. Sale and Leaseback Transactions. The Parent Borrower
                        --------------------------------
will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, except for any such sale of any fixed or capital assets (other than assets acquired pursuant to the Acquisition or any Permitted Acquisition) that is made for cash consideration in an amount not less than the cost of such fixed or capital asset and is consummated within 90 days after the Parent Borrower or such Subsidiary acquires or completes the construction of such fixed or capital asset.

          SECTION 6.07. Hedging Agreements. The Parent Borrower will not, and
                        -------------------
will not permit any of its Subsidiaries to, enter into any Hedging Agreement, other than (a) Hedging Agreements required by Section 5.14 and (b) Hedging Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Parent Borrower or any Subsidiary is exposed in the conduct of its business or the management of its liabilities.

          SECTION 6.08. Restricted Payments; Certain Payments of Indebtedness.
                        ------------------------------------------------------
(a) The Parent Borrower will not, nor will it permit any Subsidiary to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (i) the Parent Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional Equity Interests of the same class (or any other Equity Interests of the Parent Borrower otherwise permitted to be issued hereunder) or options, warrants or other rights to purchase such Equity Interests; (ii) the Parent Borrower may declare and pay a dividend or make a distribution to the owners of its Equity Interests of all the Equity Interests in, or all or substantially all the assets of, any Subsidiary, provided that (A) immediately
                                                 --------
prior to the payment of such dividend or distribution the Parent Borrower or its Subsidiaries are permitted to sell, transfer or otherwise dispose of such Equity Interests or assets pursuant to Section 6.05, (B) such Equity Interests or assets are sold by such Permitted Holders immediately after the payment of such dividend or the making of such distribution, (C) all Net Proceeds from such sale are contributed by such Permitted Holders to the Parent Borrower as common equity immediately after the receipt thereof and (D) to the extent the sale, transfer or other disposition of such Equity Interests or assets would have constituted a Prepayment Event if sold, transferred or otherwise disposed of by the Parent Borrower or a Subsidiary, such Net Proceeds shall be applied pursuant to Section 2.11(c); (iii) Subsidiaries may declare and pay dividends ratably with respect to their Equity Interests; (iv) the Parent Borrower may pay Tax Distributions so long as the Parent Borrower is treated as a pass-through entity for United States Federal income tax purposes; and (v) the Parent Borrower may make any payments then required to be paid pursuant to the CHD Agreements and the Kelso Agreements, unless otherwise prohibited by Section 6.15.

          (b) The Parent Borrower will not, nor will it permit any Subsidiary to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any Indebtedness, except:

          (i) payment or prepayment of Indebtedness created under the Loan Documents;

          (ii) payment of regularly scheduled interest and principal payments as and when due in respect of any Indebtedness, other than payments in respect of the Subordinated Debt prohibited by the subordination provisions thereof; provided that any payment of principal in respect of the
              --------
     Subordinated Debt shall not be permitted;

          (iii) refinancings of Indebtedness to the extent permitted by Section 6.01;

          (iv) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

          (v) Indebtedness of Foreign Subsidiaries resulting from the Acquisition may be repaid on the Effective Date as contemplated by Section 5.11; and

          (vi) Indebtedness of Foreign Subsidiaries incurred for working capital purposes may be prepaid from time to time.

          SECTION 6.09. Transactions with Affiliates. The Parent Borrower will
                        -----------------------------
not, nor will it permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Parent Borrower or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties, (b) transactions between or among the Parent Borrower and the Subsidiary Loan Parties not involving any other Affiliate, (c) transactions with Affiliates set forth on Schedule 6.09, (d) the Parent Borrower may enter into and perform its obligations under the CHD Agreements and the Kelso Agreements in accordance with the terms thereof, (e) any Restricted Payment permitted by Section 6.08, (f) employment arrangements entered into in the ordinary course of business with officers of the Parent Borrower and its Subsidiaries (including equity grants to directors and officers), and (g) the payment of reasonable fees and compensation to, and the provision of indemnity on behalf of, directors, officers, employees or members of the Board of Directors of the Parent Borrower and its Subsidiaries as determined in good faith by such Board of Directors.

          SECTION 6.10. Restrictive Agreements. The Parent Borrower will not,
                        -----------------------
nor will it permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Parent Borrower or any Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Parent Borrower or any other Subsidiary or to Guarantee Indebtedness of the Parent Borrower or any other Subsidiary; provided that (i) the foregoing shall not apply to
                  --------
restrictions and conditions imposed by law or by any Loan Document or Subordinated Debt Document, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.10 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder, (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause
(a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof.

          SECTION 6.11. Amendment of Material Documents. The Parent Borrower
                        --------------------------------
will not, nor will it permit any Subsidiary to, amend, modify or waive (or, in the case of clause (d) below, terminate) any of its rights under (a) its certificate of incorporation, by-laws or other organizational documents if such amendment, modification or waiver would materially and adversely affect the interests of the Lenders, (b) any Subordinated Debt Document, (c) any indenture, credit agreement or other document entered into to evidence or govern the terms of any Indebtedness permitted pursuant to clause (ix) of Section 6.01(a), (d) any CHD Agreement, (e) the Product Line Purchase Agreement, or (f) any Acquisition Document; provided that (i) the provisions of this Section shall not
                      --------
apply to the agreements referred to in clauses (e) and (f) after the Effective Date and (ii) in the case of the CHD Agreements referred to in clause (d), such agreements may be amended, modified, waived or terminated after the Effective Date if such amendment, modification, waiver or termination has been approved by the directors of the Parent Borrower appointed by Kelso, provided that, without
                                                         --------
the consent of the Required Lenders, such amendments, modifications, waivers and terminations shall not eliminate or substantially reduce the types of services to be provided by CHD to the Parent Borrower pursuant to such CHD Agreements as initially in effect.

          SECTION 6.12. Interest Expense Coverage Ratio. As of the last day of
                        --------------------------------
any fiscal quarter, the Parent

Borrower will not permit the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense, in each case for the previous four consecutive fiscal quarters then ended (provided that for purposes of calculating Consolidated Interest Expense for each of the four consecutive fiscal quarter periods ended December 31, 2001, March 31, 2002, and June 30, 2002, Consolidated Interest Expense shall be deemed to equal Consolidated Interest Expense for the period commencing October 1, 2001 and ending on such date multiplied by 4, 2 and 4/3, respectively) to be less than the ratio set forth below opposite the period during which such fiscal quarter ends:

           Period                                           Ratio
           ------                                           -----

 Effective Date through and
 including December 31, 2002                            2.00 to 1.00

 January 1, 2003 through and
 including June 30, 2004                                2.25 to 1.00

 July 1, 2004 through and
 including June 30, 2005                                2.75 to 1.00

 July 1, 2005 and thereafter                            3.00 to 1.00

          SECTION 6.13. Adjusted Leverage Ratio. As of the last day of any
                        ------------------------
fiscal quarter, the Parent Borrower will not permit the Adjusted Leverage Ratio as of such day to exceed the ratio set forth below opposite the period during which such day occurs:

           Period                                           Ratio
           ------                                           -----

 Effective Date through and
 including September 30, 2002                           5.50 to 1.00

 October 1, 2002 through and
 including June 30, 2003                                5.25 to 1.00

 July 1, 2003 through and
 including June 30, 2004                                4.75 to 1.00

 July 1, 2004 through and
 including June 30, 2005                                4.25 to 1.00

 July 1, 2005 through and
 including June 30, 2006                                4.00 to 1.00

 July 1, 2006 and thereafter                            3.50 to 1.00

          SECTION 6.14. Capital Expenditures. The Parent Borrower will not
                        ---------------------
permit the aggregate amount of Capital Expenditures made by the Parent Borrower and the Subsidiaries (a) (i) if an election is made by the Parent Borrower pursuant to the proviso to Section 5.17 prior to December 31, 2001, during the period from the Effective Date to December 31, 2001 to exceed $6,250,000, or
(ii) if no such election is made, during the period from the Effective Date to March 31, 2002 to exceed $12,500,000 and (b) in any fiscal year commencing with the fiscal year beginning on the day after the last day of the applicable period referred to in the preceding clause (a), to exceed (i) the aggregate amount of the Net Proceeds of Prepayment Events described in clauses (a) and (b) of the definition of the term Prepayment Event that are applied to make Capital Expenditures during such fiscal year as contemplated by the first proviso to
Section 2.11(c), plus (ii) the amount set forth below opposite such year:

            Fiscal Year Ending                           Amount
            ------------------                           ------

     March 31, 2003 (or December 31,                  $25,000,000
     2002, if the Parent Borrower has
     changed its fiscal year pursuant to
     Section 5.17)

     March 31, 2004 (or December 31,                  $15,000,000
     2003, if the Parent Borrower has
     changed its fiscal year pursuant to
     Section 5.17)

     March 31, 2005 (or December 31,                  $10,000,000
     2004, if the Parent Borrower has
     changed its fiscal year pursuant to
     Section 5.17) or thereafter

The amount of permitted Capital Expenditures set forth in the immediately preceding sentence in respect of any fiscal year (other than any fiscal year ending on or prior to December 31, 2002 or March 31, 2003, as applicable) shall be increased by 50% of the excess, if any, of (a) the amount of Capital Expenditures permitted pursuant to clause (b)(ii) of the preceding sentence for the immediately preceding fiscal year (disregarding any Capital Expenditures permitted by reason of this sentence) less (b) the aggregate amount of Capital Expenditures made by the Parent Borrower and the Subsidiaries in such preceding fiscal year. Additionally, so long as prior to and after giving effect to such payments the Parent Borrower shall be in compliance with Sections 6.12 and 6.13, the Parent Borrower may in any fiscal year, commencing with the fiscal year ending on March 31, 2003 (or, if an election is made by the Parent Borrower pursuant to the proviso to Section 5.17, on December 31, 2002), also apply Excess Cash Flow for the immediately preceding fiscal year toward Capital Expenditures to the extent such Excess Cash Flow (i) is not required to be applied to make prepayments of Loans pursuant to Section 2.11(d) and (ii) has not previously been applied to Permitted ECF Uses.

          SECTION 6.15. CHD Fees. The Parent Borrower will not, nor will it
                        ---------
permit any Subsidiary to, make any payment pursuant to Section 4.1(a) of the Management Services Agreement if any Event of Default set forth in clause (a) or clause (b) of Article VII of this Agreement has occurred and is continuing.

                                   ARTICLE VII

                                Events of Default
                                -----------------

          If any of the following events ("Events of Default") shall occur:
                                           -----------------

          (a) any Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

          (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days;

          (c) any representation or warranty made or deemed made by or on behalf of the Parent Borrower or any Subsidiary in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

          (d) the Parent Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.04 (with respect to the existence of either Borrower) or 5.11 or in Article VI;

          (e) any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers) (which notice will be given at the request of any Lender); provided that, in the event the Loan Document in
                             --------
     question is a Mortgage, and such failure shall be of a nature that same cannot, with the exercise of reasonable diligence, be remedied within such 30-day period, such 30-day period shall be extended for such further period of time as shall be reasonably necessary, with exercise of due diligence, to remedy such failure;

          (f) the Parent Borrower or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable;

          (g) any event or condition occurs that (i) results in any Material Indebtedness becoming due prior to its scheduled maturity or (ii) enables or permits (with or without the giving of notice) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity or (iii) would enable or permit (with the lapse of time) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to take any action described in clause (ii) above and, in the case of this clause (iii), the Parent Borrower or any Subsidiary grants any consideration (including the making of any cash payment not otherwise due, any agreement to pay increased interest rates or other compensation, the granting of any Liens or Guarantees, or agreeing to any amendment to the terms of the applicable Material Indebtedness that are adverse to the interests of the Parent Borrower or any of its Subsidiaries in any material respect, but excluding payment of the out-of-pocket expenses of the holder or holders of the applicable

     Material Indebtedness or any trustee or agent on its or their behalf and a reasonable fee to such holder or holders) in order to obtain an amendment or waiver to the terms of such Material Indebtedness to avoid the consequences of such event or condition; provided that this clause (g)
                                              --------
     shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted under the documents providing for such Indebtedness;

          (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

          (i) the Parent Borrower or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

          (j) the Parent Borrower or any Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

          (k) one or more judgments for the payment of money in an aggregate amount in excess of $5,000,000 shall be rendered against the Parent Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Parent Borrower or any Subsidiary to enforce any such judgment;

          (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in liability of the Parent Borrower and its Subsidiaries in an aggregate amount exceeding (i) $5,000,000 in any year or (ii) $5,000,000 for all periods;

          (m) any Lien purported to be created under any Security Document shall cease to be, or shall be asserted by any Loan Party not to be, a valid and perfected Lien on any Collateral having an aggregate fair value of $1,000,000 or more, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents or (ii) as a result of the Administrative Agent's failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under any Security Document; or

          (n)  a Change in Control shall occur;

then, and in every such event (other than an event with respect to any Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), take either or both of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; and in case of any event with respect to any Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

                                  ARTICLE VIII

                            The Administrative Agent
                            ------------------------

          Each of the Lenders and the Issuing Bank hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto.

          The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Parent Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

          The Administrative Agent shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that the Administrative Agent is required to exercise in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02), and (c) except as expressly set forth in the Loan Documents, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Parent Borrower or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 10.02) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall not be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by either Borrower or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

          The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for the Parent Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

          The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent (including appointment of a sub-agent in Canada to perform its duties and exercise its rights and powers with respect to the Tranche A-2 Term Loans), and references herein to the Administrative Agent shall include any such sub-agent where the context requires. The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of each Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

          Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders, the Issuing Bank and the Parent Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Parent Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and Section 10.03 shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

          Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or related agreement or any document furnished hereunder or thereunder.

          J.P. Morgan Securities, Inc. and Deutsche Banc Alex. Brown Inc. shall not be subject to any obligations or responsibilities with respect to this Agreement in their capacities as Arrangers and Bookrunners.

                                   ARTICLE IX

                         Collection Allocation Mechanism
                         -------------------------------

          SECTION 9.01. Implementation of CAM. (a) On the CAM Exchange Date, (i)
                        ----------------------
the Commitments shall automatically and without further act be terminated as provided in Article VII, (ii) all Foreign Currency Borrowings shall be converted into, and all such amounts due thereunder shall accrue and be payable in, Dollars at the Exchange Rate on such date and the Netherlands Borrower's right to obtain Tranche B Revolving Loans denominated in Foreign Currency shall cease and (iii) the Lenders shall automatically and without further act (and without regard to the provisions of Section 10.04) be deemed to have exchanged interests in the Credit Facilities such that in lieu of the interest of each Lender in each Credit Facility in which it shall participate as of such date (including such Lender's interest in the Specified Obligations of each Loan Party in respect of each such Credit Facility), such Lender shall hold an interest in every one of the Credit Facilities (including the Specified Obligations of each Loan Party in respect of each such Credit Facility and each LC Reserve Account established pursuant to Section 9.02 below), whether or not such Lender shall previously have participated therein, equal to such Lender's CAM Percentage thereof. Each Lender and each Loan Party hereby consents and agrees to the CAM Exchange, and each Lender agrees that the CAM Exchange shall be binding upon its successors and assigns and any Person that acquires a participation in its interests in any Credit Facility. Each Loan Party agrees from time to time to execute and deliver to the Administrative Agent all promissory notes and other instruments and documents as the Administrative Agent shall reasonably request to evidence and confirm the respective interests of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of new promissory notes evidencing its interests in the Credit Facilities; provided that the failure of any Loan Party
                                    --------
to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

          (b) As a result of the CAM Exchange, upon and after the CAM Exchange Date, each payment received by the Administrative Agent pursuant to any Loan Document in respect of the Specified Obligations, and each distribution made by the Administrative Agent pursuant to any Security Documents in respect of the Specified Obligations, shall be distributed to the Lenders pro rata in accordance with their respective CAM Percentages. Any direct payment received by a Lender upon or after the CAM Exchange Date, including by way of setoff, in respect of a Specified Obligation shall be paid over to the Administrative Agent for distribution to the Lenders in accordance herewith.

          SECTION 9.02. Letters of Credit. (a) In the event that on the CAM
                        ------------------
Exchange Date any Letter of Credit shall be outstanding and undrawn in whole or in part, or any amount drawn under a Letter of Credit shall not have been reimbursed by the applicable Borrower or with the proceeds of a Tranche A Revolving Borrowing, each Tranche A Revolving Lender shall promptly pay over to the Administrative Agent, in immediately available funds an amount equal to such Tranche A Revolving Lender's Applicable Percentage (as notified to such Lender by the Administrative Agent) of such Letter of Credit's undrawn face amount or (to the extent it has not already done so) such Letter of Credit's unreimbursed drawing, together with interest thereon from the CAM Exchange Date to the date on which such amount shall be paid to the Administrative Agent at the rate that would be applicable at the time to an ABR Revolving Loan in a principal amount equal to such amount, as the case may be. The Administrative Agent shall establish a separate account or accounts for each Lender (each, an "LC Reserve
                                                                    ----------
Account") for the amounts received with respect to each such Letter of Credit
-------
pursuant to the preceding sentence. The Administrative Agent shall deposit in each Lender's LC Reserve Account such Lender's CAM Percentage of the amounts received from the Tranche A Revolving Lenders as provided above. The Administrative Agent shall have sole dominion and control over each LC Reserve Account, and the amounts deposited in each LC Reserve Account shall be held in such LC Reserve Account until withdrawn as provided in paragraph (b), (c), (d) or (e) below. The Administrative Agent shall maintain records enabling it to determine the amounts paid over to it and deposited in the LC Reserve Accounts in respect of each Letter of Credit and the amounts on deposit in respect of each Letter of Credit attributable to each Lender's CAM Percentage. The amounts held in each Lender's LC Reserve Account shall be held as a reserve against the LC Exposure, shall be the property of such Lender, shall not constitute Loans to or give rise to any claim of or against any Loan Party and shall not give rise to any obligation on the part of the Parent Borrower or the Netherlands Borrower to pay interest to such Lender, it being agreed that the reimbursement obligations in respect of Letters of Credit shall arise only at such times as drawings are made thereunder, as provided in Section 2.05.

          (b) In the event that after the CAM Exchange Date any drawing shall be made in respect of a Letter of Credit, the Administrative Agent shall, at the request of the Issuing Bank, withdraw from the LC Reserve Account of each Lender any amounts, up to the amount of such Lender's CAM Percentage of such drawing, deposited in respect of such Letter of Credit and remaining on deposit and deliver such amounts to the Issuing Bank in satisfaction of the reimbursement obligations of the Tranche A Revolving Lenders under Section 2.05(e) (but not of the Parent Borrower and the Netherlands Borrower under Section 2.05(e)). In the event any Tranche A Revolving Lender shall default on its obligation to pay over any amount to the Administrative Agent in respect of any Letter of Credit as provided in this Section 9.02, the Issuing Bank shall, in the event of a drawing thereunder, have a claim against such Tranche A Revolving Lender to the same extent as if such Lender had defaulted on its obligations under Section 2.05(e), but shall have no claim against any other Lender in respect of such defaulted amount, notwithstanding the exchange of interests in the reimbursement obligations pursuant to Section 9.01. Each other Lender shall have a claim against such defaulting Tranche A Revolving Lender for any damages sustained by it as a result of such default, including, in the event such Letter of Credit shall expire undrawn, its CAM Percentage of the defaulted amount.

          (c) In the event that after the CAM Exchange Date any Letter of Credit shall expire undrawn, the Administrative Agent shall withdraw from the LC Reserve Account of each Lender the amount remaining on deposit therein in respect of such Letter of Credit and distribute such amount to such Lender.

          (d) With the prior written approval of the Administrative Agent and the Issuing Bank, any Lender may withdraw the amount held in its LC Reserve Account in respect of the undrawn amount of any Letter of Credit. Any Lender making such a withdrawal shall be unconditionally obligated, in the event there shall subsequently be a drawing under such Letter of Credit, to pay over to the Administrative Agent, for the account of the Issuing Bank on demand, its CAM Percentage of such drawing.

          (e) Pending the withdrawal by any Lender of any amounts from its LC Reserve Account as contemplated by the above paragraphs, the Administrative Agent will, at the direction of such Lender and subject to such rules as the Administrative Agent may prescribe for the avoidance of inconvenience, invest such amounts in Permitted Investments. Each Lender that has not withdrawn its amounts in its LC Reserve Account as provided in paragraph (d) above shall have the right, at intervals reasonably specified by the Administrative Agent, to withdraw the earnings on investments so made by the Administrative Agent with amounts in its LC Reserve Account and to retain such earnings for its own account.

                                    ARTICLE X

                                  Miscellaneous
                                  -------------

          SECTION 10.01. Notices. Except in the case of notices and other
                         -------
communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

          (a) if to the Parent Borrower or either Foreign Subsidiary Borrower, to the Parent Borrower at Armkel, LLC, 469 North Harrison Street, Princeton, New Jersey 08543, Attention of the General Counsel (Telecopy No.
     (609) 497-7179), with a copy to Kelso & Company, 320 Park Avenue, 24th Floor, New York, New York 10022, Attention of the General Counsel (Telecopy No. (212) 223-2379);

          (b) if to the Administrative Agent, to The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Jesus Sang (Telecopy No. (212) 552-5650), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Neil Boylan (Telecopy No. (212) 972-0009), or, if applicable, to The Chase Manhattan Bank of Canada, Royal Bank Plaza, 18th Floor, Toronto, Ontario M5J 2J4, Attention of Amanda Staff (Telecopy No.
     (416) 981-9128), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Neil Boylan (Telecopy No. (212) 972-0009), or, if with respect to any Tranche B Revolving Borrowing denominated in a Foreign Currency, to The Chase

     Manhattan Bank, 9 Thomas Moore Street, 1 U.K., Attention of Steven Clark (Telecopy No. 4420-7-777-2360), with a copy to The Chase Manhattan Bank, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No. (212) 552-5662);

          (c) if to the Issuing Bank, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Jesus Sang (Telecopy No. (212) 552-5650), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Neil Boylan (Telecopy No. (212) 972-0009);

          (d) if to the Swingline Lender, to it at The Chase Manhattan Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Jesus Sang (Telecopy No. (212) 552-5650), with a copy to The Chase Manhattan Bank, 270 Park Avenue, New York, New York 10017, Attention of Neil Boylan (Telecopy No. (212) 972-0009); and

          (e) if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

          SECTION 10.02. Waivers; Amendments. (a) No failure or delay by the
                         --------------------
Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

          (b) Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrowers and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided
                                                                        --------
that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
(iii) postpone the maturity of any Loan, or any scheduled date of payment of the principal amount of any Term Loan under Section 2.10, or the required date of reimbursement of any LC Disbursement, or any date for the payment of any interest or fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.18(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the percentage set forth in the definition of "Required Lenders" or any other provision of any Loan Document specifying the number or percentage of Lenders (or Lenders of any Class) required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender (or each Lender of such Class, as the case may be), (vi) release any Subsidiary Loan Party from its Guarantee under the Collateral Agreement (except as expressly provided in the Collateral Agreement), or limit its liability in respect of such Guarantee, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently than those holding Loans of any other Class, without the written consent of

Lenders holding a majority in interest of the outstanding Loans and unused Commitments of each affected Class (in addition to any consent required under any other clause of this Section), (ix) change the rights of the Tranche B Term Loan Lenders to decline mandatory prepayments as provided in Section 2.11, without the written consent of Tranche B Term Loan Lenders holding a majority of the outstanding Tranche B Loans or (x) require any Lender to make any Loans in any currency other than Dollars or any Foreign Currency without the written consent of each such Lender; provided further that (A) no such agreement shall
                             ----------------
amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Issuing Bank or the Swingline Lender without the prior written consent of the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, and (B) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Tranche A Revolving Lenders (but does not affect any of the Tranche A-1 Term Loan Lenders, the Tranche A-2 Term Loan Lenders, the Tranche B Term Loan Lenders or the Tranche B Revolving Lenders), the Tranche B Revolving Lenders (but does not affect any of the Tranche A-1 Term Loan Lenders, the Tranche A-2 Term Loan Lenders, the Tranche B Term Loan Lenders or the Tranche A Revolving Lenders), the Tranche A-1 Term Loan Lenders (but does not affect any of the Revolving Lenders, the Tranche A-2 Term Loan Lenders or the Tranche B Term Loan Lenders), the Tranche A-2 Term Loan Lenders (but does not affect any of the Revolving Lenders, the Tranche A-1 Term Loan Lenders or the Tranche B Term Loan Lenders, it being understood that any amendment to this Agreement that provides that the Tranche A-2 Term Loan Lenders may issue bankers' acceptances in lieu of, or in addition to, lending at the BA Rate shall be deemed to affect the Tranche A-2 Term Loan Lenders but not any of the Revolving Lenders, the Tranche A-1 Term Loan Lenders or the Tranche B Term Loan Lenders) or the Tranche B Term Loan Lenders (but does not affect any of the Revolving Lenders, the Tranche A-1 Term Loan Lenders or the Trance A-2 Term Loan Lenders) may be effected by an agreement or agreements in writing entered into by the Borrowers and requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time. Notwithstanding the foregoing, (i) the Administrative Agent and the Parent Borrower may make any amendments to this Agreement contemplated by Section 5.17 without the consent of any Lender or any other Loan Party and (ii) provided the Obligations of any Loan Party are not materially increased thereby, the Administrative Agent, Issuing Bank and Required Lenders may waive, amend or modify any provision of Article IX of this

Agreement without the consent of any Loan Party. In addition, any provision of this Agreement may be amended by an agreement in writing entered into by the Borrowers, the Required Lenders and the Administrative Agent (and, if their rights or obligations are affected thereby, the Issuing Bank and the Swingline Lender) if (A) by the terms of such agreement the Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (B) at the time such amendment becomes effective, each Lender not consenting thereto receives payment in full of the principal of and interest accrued on each Loan made by it and all other amounts owing to it or accrued for its account under this Agreement.

          (c) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the Administrative Agent is hereby irrevocably authorized by each Lender (without the consent of any Lender) to take any action requested by the Parent Borrower having the effect of releasing or subordinating any Lien granted under any Security Document to the extent necessary to permit the consummation of any transaction not prohibited by any Loan Document or that has been consented to in accordance with Section 10.02.

          SECTION 10.03. Expenses; Indemnity; Damage Waiver. (a) The Parent
                         -----------------------------------
Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

          (b) The Parent Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each
                                           ----------
Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) the implementation of CAM in accordance with the provisions of
Article IX, including any and all losses, claims, damages, liabilities and related expenses due to exchange rate fluctuations from the CAM Exchange Date to the date on which the Lenders receive any payment pursuant to Section 9.01(b),
(iv) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Parent Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Parent Borrower or any of its Subsidiaries, or (v) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided
                                                                    --------
that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its Related Parties.

          (c) To the extent that the Borrowers fail to pay any amount required to be paid by them to the Administrative Agent, the Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent, the Issuing Bank or the Swingline Lender, as the case may be, such Lender's pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the
                               --------
unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent, the Issuing Bank or the Swingline Lender in its capacity as such. For purposes hereof, a Lender's "pro rata share" shall be determined based upon its share of the sum of the total Revolving Exposures, outstanding Term Loans and unused Commitments at the time.

          (d) To the extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof.

          (e) All amounts due under this Section shall be payable promptly after written demand therefor.

          (f) Notwithstanding anything to the contrary, no Borrower shall be required to indemnify any Indemnitee against, or hold such Indemnitee harmless from, any Excluded Taxes.

          SECTION 10.04. Successors and Assigns. (a) The provisions of this
                         -----------------------
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by a Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

          (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that (i)
                                                          --------
except in the case of an assignment to a Lender or
a Lender Affiliate, each of the Parent Borrower and the Administrative Agent (and, in the case of an assignment of all or a portion of a Revolving Commitment or any Lender's obligations in respect of its LC Exposure or Swingline Exposure, the Issuing Bank and the Swingline Lender) must give their prior written consent to such assignment (which consent shall not be unreasonably withheld or delayed), (ii) except in the case of an assignment to a Lender or a Lender Affiliate or an assignment of the entire remaining amount of the assigning Lender's Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 (or $1,000,000, in the case of an assignment of a Tranche B Commitment or Tranche B Term Loans) unless each of the Parent Borrower and the Administrative Agent otherwise consent,
(iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, except that this clause (iii) shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, provided that no such fee shall be payable in the case of an assignment by such
--------
Lender to an Affiliate of such Lender or, if applicable, to a Related Fund and that, in the case of contemporaneous assignments by a Lender to more than one fund managed or advised by the same investment advisor (which funds are not then Lenders hereunder), only a single $3,500 fee shall be payable for all such contemporaneous assignments by such Lender to such funds, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; and provided further that any consent of the
                                  -------- -------
Parent Borrower otherwise required under this paragraph shall not be required if an Event of Default under clause (h) or (i) of Article VII has occurred and is continuing. Subject to acceptance and recording thereof pursuant to paragraph
(d) of this Section, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

          (c) The Administrative Agent, acting for this purpose as an agent of the Borrowers, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in
                                                     --------
the Register shall be conclusive, and the Borrowers, the Administrative Agent, the Issuing Bank and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Parent Borrower (on behalf of itself and the Foreign Subsidiary Borrowers), the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph
(b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

          (e) Any Lender may, without the consent of or notice to any Borrower, the Administrative Agent, the Issuing Bank or the Swingline Lender, sell participations to one or more banks or other entities (a "Participant") in all
                                                          -----------
or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (i) such Lender's obligations under this Agreement shall remain
--------
unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce the Loan Documents and to approve any amendment, modification or waiver of any provision of the Loan Documents; provided that such agreement or instrument may provide that such
           --------
Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

          (f) A Participant shall not be entitled to receive any greater payment under Section 2.15 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the prior written consent of the Parent Borrower. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 unless the Parent Borrower is notified in writing of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrowers, to comply with Section 2.17(e) as though it were a Lender.

          (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of
                                   --------
a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. In the case of any Lender that is a fund that invests in bank loans, such Lender may, without the consent of any Borrower or Administrative Agent, assign or pledge all or any portion of its rights (but not obligations) under this Agreement, including the Loans and any notes or any other instrument evidencing its rights as a Lender under this Agreement, to any holder of, trustee for, or any other representative of holders of, obligations owed or securities issued by such fund, as security for such obligations or securities; provided that any foreclosure or similar action by
                           --------
such trustee or representative shall be subject to the provisions of this
Section 10.04 concerning assignments.

          SECTION 10.05. Survival. All covenants, agreements, representations
                         ---------
and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 10.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

          SECTION 10.06. Counterparts; Integration; Effectiveness. This
                         -----------------------------------------
Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 10.07. Severability. Any provision of this Agreement held to
                         -------------
be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

          SECTION 10.08. Right of Setoff. If an Event of Default shall have
                         ----------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

          SECTION 10.09. Governing Law; Jurisdiction; Consent to Service of
                         --------------------------------------------------
Process. (a) This Agreement shall be construed in accordance with and governed
--------
by the law of the State of New York.

          (b) Each Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against either Borrower or its properties in the courts of any jurisdiction.

          (c) Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

          (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

          SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES,
                         ---------------------
TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

          SECTION 10.11. Headings. Article and Section headings and the Table of
                         ---------
Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

          SECTION 10.12. Confidentiality. Each of the Administrative Agent, the
                         ----------------
Issuing Bank and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) to any direct or indirect contractual counterparty in swap agreements or such contractual counterparty's professional advisor to such contractual counterparty which agrees to be bound by the provisions of this Section, (h) with the consent of the Parent Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis from a source other than the Parent Borrower. For the purposes of this Section, "Information" means all information received from the
                           -----------
Parent Borrower relating to the Parent Borrower or its business, other than any such information that is available to the Administrative Agent, the Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Parent Borrower; provided that, in the case of information received from the Parent
          --------
Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          SECTION 10.13. Interest Rate Limitation. Notwithstanding anything
                         -------------------------
herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the

"Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may
--------                                               ------------
be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

          SECTION 10.14. Judgment Currency. (a) The obligations hereunder of the
                         -----------------
Parent Borrower and the Foreign Subsidiary Borrowers and under the other Loan Documents to make payments in Dollars or in the Foreign Currencies, as the case may be (the "Obligation Currency"), shall not be discharged or satisfied by any
             -------------------
tender or recovery pursuant to any judgment expressed in or converted into any currency other than the Obligation Currency, except to the extent that such tender or recovery results in the effective receipt by the Administrative Agent or a Lender of the full amount of the Obligation Currency expressed to be payable to the Administrative Agent or such Lender under this Agreement or the other Loan Documents. If, for the purpose of obtaining or enforcing judgment against the Parent Borrower, either Foreign Subsidiary Borrower or any other Loan Party in any court or in any jurisdiction, it becomes necessary to convert into or from any currency other than the Obligation Currency (such other currency being hereinafter referred to as the "Judgment Currency") an amount due
                                               -----------------
in the Obligation Currency, the conversion shall be made, at the Dollar Equivalent of such amount, in each case, as of the date immediately preceding the day on which the judgment is given (such Business Day being hereinafter referred to as the "Judgment Currency Conversion Date").
                    ---------------------------------

          (b) If there is a change in the rate of exchange prevailing between the Judgment Currency Conversion Date and the date of actual payment of the amount due, the Parent Borrower or the applicable Foreign Subsidiary Borrower, as the case may be, covenants and agrees to pay, or cause to be paid, such additional amounts, if any (but in any event not a lesser amount), as may be necessary to ensure that the amount paid in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of Judgment Currency stipulated in the judgment or judicial award at the rate of exchange prevailing on the Judgment Currency Conversion Date.

          (c) For purposes of determining the Dollar Equivalent, such amounts shall include any premium and costs payable in connection with the purchase of the Obligation Currency.

                 [The remainder of this page has been left blank
                                intentionally.]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     ARMKEL, LLC,

                                          by
                                               /s/ Zvi Eiref
                                              -------------------------
                                              Name:  Zvi Eiref
                                              Title:  Vice President


                                     ARMKEL HOLDING (NETHERLANDS) B.V.,

                                          by
                                               /s/ J.J. Schellingerhout
                                              -------------------------
                                              Name:  J.J. Schellingerhout
                                              Title:  Managing Director


                                     ARMKEL (CANADA), CORP.,

                                          by
                                               /s/ Mark A. Bilawsky
                                              -------------------------
                                              Name:  Mark A. Bilawsky
                                              Title:  President


                                     THE CHASE MANHATTAN BANK, individually and as Administrative Agent,

                                          by
                                               /s/ Robert Anastasio
                                              -------------------------
                                              Name:  Robert Anastasio
                                              Title:  Vice President

                             BANKERS TRUST COMPANY,

                                  by
                                       /s/ Mary Kay Coyle
                                      ---------------------------
                                      Name:  Mary Kay Coyle
                                      Title:  Managing Director

                             DEUTSCHE BANK AG, CANADA BRANCH,

                                  by
                                       /s/ Karyn Curran
                                      ---------------------------
                                      Name:  Karyn Curran
                                      Title:  Credit Product Manager

                                  by
                                       /s/ Jens Lohmueller
                                      ---------------------------
                                      Name:  Jens Lohmueller
                                      Title:  Vice President

                             FLEET NATIONAL BANK,

                                  by
                                       /s/ Daniel Prevoznak
                                      ---------------------------
                                      Name:  Daniel Prevoznak
                                      Title:  Vice President

                             NATIONAL CITY BANK,

                                  by
                                       /s/ Tara M. Handforth
                                      ---------------------------
                                      Name:  Tara M. Handforth
                                      Title:  Assistant Vice President

                             NATIONAL CITY BANK, CANADA BRANCH,

                                  by
                                       /s/ Caroline Stade
                                      ---------------------------
                                      Name:  Caroline Stade
                                      Title:  Vice President

                                  by
                                       /s/ G. William Hines
                                      ---------------------------
                                      Name:  G. William Hines
                                      Title:  Principal Officer

                                  PNC BANK, NATIONAL ASSOCIATION,

                                       by
                                            /s/ Caroline R. Walsh
                                           ---------------------------
                                           Name:  Caroline R. Walsh
                                           Title:  Director

                                  FORTIS CAPITAL CORP.,

                                       by
                                            /s/ John C. Preneta
                                           ---------------------------
                                           Name:  John C. Preneta
                                           Title:  Executive Vice President

                                       by
                                            /s/ John O'Connor
                                           ---------------------------
                                           Name:  John O'Connor
                                           Title:  Managing Director

                                  THE BANK OF NEW YORK,

                                       by
                                            /s/ Ernest Fung
                                           ---------------------------
                                           Name:  Ernest Fung
                                           Title:  Vice President

                                  BARCLAYS CAPITAL,

                                       by
                                            /s/ John Giannone
                                           ---------------------------
                                           Name:  John Giannone
                                           Title:  Director

                                  CREDIT LYONNAIS NEW YORK BRANCH,

                                       by
                                            /s/ Scott R. Chappelka
                                           ---------------------------
                                           Name:  Scott R. Chappelka
                                           Title:  Vice President

                                CREDIT INDUSTRIEL ET COMMERCIAL,

                                     by
                                          /s/ Brian O'Leary
                                         ------------------------------------
                                         Name:  Brian O'Leary
                                         Title:  Vice President

                                     by
                                          /s/ Marcus Edwards
                                         ------------------------------------
                                         Name:  Marcus Edwards
                                         Title:  Vice President

                                GENERAL ELECTRIC CAPITAL CORPORATION,

                                     by
                                          /s/ Robert Kadlick
                                         ------------------------------------
                                         Name:  Robert Kadlick
                                         Title:  Duly Authorized Signatory

                                NATEXIS BANQUES POPULAIRES,

                                     by
                                          /s/ Frank H. Madden, Jr.
                                         ------------------------------------
                                         Name:  Frank H. Madden, Jr.
                                         Title:  Vice President & Group Manager

                                     by
                                          /s/ Joseph A. Miller
                                         ------------------------------------
                                         Name:  Joseph A. Miller
                                         Title:  Associate

                                ORIX FINANCIAL SERVICES, INC.,

                                     by
                                          /s/ Mark A. Kassis
                                         ------------------------------------
                                         Name:  Mark A. Kassis
                                         Title:  Sr. Vice President & Group
                                                 Credit Manager

                                   STANWICH LOAN FUNDING LLC,

                                        by
                                             /s/ Kelly C. Walker
                                            ---------------------------
                                            Name:  Kelly C. Walker
                                            Title:  Vice President

                                   MUIRFIELD TRADING LLC,

                                        by
                                             /s/ Kelly C. Walker
                                            ---------------------------
                                            Name:  Kelly C. Walker
                                            Title:  Authorized Agent

                                   OLYMPIC FUNDING TRUST, SERIES 1999-1,

                                        by
                                             /s/ Kelly C. Walker
                                            ---------------------------
                                            Name:  Kelly C. Walker
                                            Title:  Authorized Agent

                                   JUPITER FUNDING TRUST,

                                        by
                                             /s/ Kelly C. Walker
                                            ---------------------------
                                            Name:  Kelly C. Walker
                                            Title:  Authorized Agent

                                   WINGED FOOT FUNDING TRUST,

                                        by
                                             /s/ Kelly C. Walker
                                            ---------------------------
                                            Name:  Kelly C. Walker
                                            Title:  Authorized Agent

                                   RIVIERA FUNDING LLC,

                                        by
                                             /s/ Kelly C. Walker
                                            ---------------------------
                                            Name:  Kelly C. Walker
                                            Title:  Vice President

                          PROTECTIVE LIFE INSURANCE COMPANY,

                               by
                                    /s/ Diane S. Griswold
                                   ---------------------------
                                   Name:  Diane S. Griswold
                                   Title:  Assistant Vice President


                          STEIN ROE FLOATING RATE LIMITED LIABILITY COMPANY,

                               by
                                    /s/ Kathleen A. Zam
                                   ---------------------------
                                   Name:  Kathleen A. Zam
                                   Title:  Vice President - Stein Roe & Farnham
                                           Incorporated, as Advisor to the
                                           Stein Roe Floating Rate Limited
                                           Liability Company


                          LIBERTY-STEIN ROE ADVISOR FLOATING RATE ADVANTAGE
                          FUND,

                          BY:  STEIN ROE & FARNHAM INCORPORATED, as Advisor,

                               by
                                    /s/ Kathleen A. Zam
                                   ---------------------------
                                   Name:  Kathleen A. Zam
                                   Title:  Vice President

                          SUNAMERICA INC.,

                               by
                                    /s/ John G. Lapham, III
                                   ----------------------------
                                   Name:  John G. Lapham, III
                                   Title:  Authorized Agent

                                       SCUDDER FLOATING RATE FUND,

                                            by
                                                 /s/ Kenneth Weber
                                                -----------------------------
                                                Name:  Kenneth Weber
                                                Title:  Sr. Vice President

                                       THE SUMITOMO TRUST AND BANKING CO., LTD.,
                                       NEW YORK BRANCH,

                                            by
                                                 /s/ Frances Wynne
                                                -----------------------------
                                                Name:  Frances Wynne
                                                Title:  Vice-President

                                       TRAVELERS CORPORATE LOAN FUNDING INC.,

                                       BY:  TRAVELERS ASSET MANAGEMENT
                                       INTERNATIONAL COMPANY, LLC

                                            by
                                                 /s/ Allen Cantrell
                                                -----------------------------
                                                Name:  Allen Cantrell
                                                Title:  Investment Officer

                                       KZH RIVERSIDE LLC,

                                            by
                                                 /s/ Susan Lee
                                                -----------------------------
                                                Name:  Susan Lee
                                                Title:  Authorized Agent

                                       KZH SHOSHONE LLC,

                                            by
                                                 /s/ Susan Lee
                                                -----------------------------
                                                Name:  Susan Lee
                                                Title:  Authorized Agent

                                        KZH WATERSIDE LLC,

                                             by
                                                  /s/ Susan Lee
                                                 -------------------------
                                                 Name:  Susan Lee
                                                 Title:  Authorized Agent


                                        KZH PONDVIEW LLC

                                             by
                                                  /s/ Susan Lee
                                                 -------------------------
                                                 Name:  Susan Lee
                                                 Title:  Authorized Agent

                                                      EXHIBIT A TO EXHIBIT 10.10

                                    [FORM OF]

                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the Credit Agreement dated as of September 28, 2001 (as amended and in effect on the date hereof, the "Credit Agreement"), among Armkel, LLC, Armkel Holding (Netherlands) B.V., Armkel (Canada), Corp., the Lenders party thereto, and The Chase Manhattan Bank, as Administrative Agent. Terms defined in the Credit Agreement are used herein with the same meanings.

                  The Assignor named on the reverse hereof hereby sells and assigns, without recourse, to the Assignee named on the reverse hereof, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Assignment Date set forth on the reverse hereof, the interests set forth on the reverse hereof (the "Assigned Interest") in the Assignor's rights and obligations under the Credit Agreement, including, without limitation, the interests set forth on the reverse hereof in the Commitment of the Assignor on the Assignment Date and Loans owing to the Assignor which are outstanding on the Assignment Date, together with the participations in Letters of Credit, LC Disbursements and Swingline Loans held by the Assignor on the Assignment Date, but excluding accrued interest and fees to and excluding the Assignment Date. The Assignee hereby acknowledges receipt of a copy of the Credit Agreement. From and after the Assignment Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, have the rights and obligations of a Lender thereunder and (ii) the Assignor shall, to the extent of the Assigned Interest, relinquish its rights and be released from its obligations under the Credit Agreement.

                  This Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if the Assignee is a Foreign Lender, any documentation required to be delivered by the Assignee pursuant to Section 2.17(e) of the Credit Agreement, duly completed and executed by the Assignee, and (ii) if the Assignee is not already a Lender under the Credit Agreement, an Administrative Questionnaire in the form supplied by the Administrative Agent, duly completed by the Assignee. The [Assignee/Assignor] shall pay the fee payable to the Administrative Agent pursuant to Section 10.04(b) of the Credit Agreement.

                  This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

Date of Assignment:

Legal Name of Assignor:

Legal Name of Assignee:

Assignee's Address for Notices:

Effective Date of Assignment
("Assignment Date"):

===========================================================================================================
                                                                           Percentage Assigned of
                                                                    [Facility]/Commitment (set forth, to
                                                                    at least 8 decimals, as a percentage
                                                                     of the [Facility] and the aggregate
Facility                                Principal Amount Assigned    Commitments of all Lenders thereunder)
--------                                -------------------------    -------------------------------------
-----------------------------------------------------------------------------------------------------------

Tranche A-1 Term Loans:                 $                                                                %
===========================================================================================================

Tranche A-2 Term Loans:
===========================================================================================================

Tranche B Term Loans:
===========================================================================================================

Tranche A Revolving Loans:
===========================================================================================================

Tranche B Revolving Loans:
===========================================================================================================

The terms set forth above and on the reverse side hereof are hereby agreed to:

                                    [Name of Assignor]   , as Assignor

                                    By: ________________________________
                                      Name:
                                      Title:


                                    [Name of Assignee]   , as Assignee

                                    By: ________________________________
                                      Name:
                                      Title:

The undersigned hereby consent to the within assignment: 1/
                                                         -


Armkel, LLC,                    The Chase Manhattan Bank, as
                                Administrative Agent,

By: ________________________       By: ___________________________
    Name:                              Name:
    Title:                             Title:


The Chase Manhattan Bank,       The Chase Manhattan Bank, as
as Issuing Bank,                   Swingline Lender,

By: ________________________       By: ___________________________
    Name:                              Name:
    Title:                             Title:




[NYCorp;2011744.1:atty4008w:09/29/01B11:20a]


--------
     1/ Consents to be included to the extent required by Section 10.04(b) of
     -
the Credit Agreement.

                                                      EXHIBIT C TO EXHIBIT 10.10

                                                                  CONFORMED COPY
================================================================================






                       GUARANTEE AND COLLATERAL AGREEMENT

                                   dated as of

                               September 28, 2001,

                                      among

                                  ARMKEL, LLC,

                         the Subsidiaries of ARMKEL, LLC
                               identified herein,

                                       and

                            THE CHASE MANHATTAN BANK,

                             as Administrative Agent




================================================================================

                                Table of Contents
                                -----------------

                                                                                                      Page
                                                                                                      ----

                                                 ARTICLE I

                                                Definitions
SECTION 1.01.  Credit Agreement..........................................................................1
SECTION 1.02.  Other Defined Terms.......................................................................1


                                                 ARTICLE II

                                                 Guarantee

SECTION 2.01.  Guarantee.................................................................................6
SECTION 2.02.  Guarantee of Payment......................................................................6
SECTION 2.03.  No Limitations, Etc.......................................................................6
SECTION 2.04.  Reinstatement.............................................................................8
SECTION 2.05.  Agreement To Pay; Subrogation.............................................................8
SECTION 2.06.  Information...............................................................................8


                                                ARTICLE III

                                            Pledge of Securities

SECTION 3.01.  Pledge....................................................................................8
SECTION 3.02.  Delivery of the Pledged Collateral.......................................................10
SECTION 3.03.  Representations, Warranties and
                             Covenants..................................................................10
SECTION 3.04.  Certification of Limited Liability Company
                             and Limited Partnership Interests..........................................12
SECTION 3.05.  Registration in Nominee Name;
                             Denominations..............................................................12
SECTION 3.06.  Voting Rights; Dividends and
                             Interest, etc..............................................................12


                                                 ARTICLE IV

                                  Security Interests In Personal Property

SECTION 4.01.  Security Interest........................................................................15
SECTION 4.02.  Representations and Warranties...........................................................17
SECTION 4.03.  Covenants................................................................................19
SECTION 4.04.  Other Actions............................................................................23
SECTION 4.05.  Covenants regarding Patent, Trademark and
                             Copyright Collateral.......................................................27

                                                 ARTICLE V

                                                  Remedies
SECTION 5.01.  Remedies upon Default....................................................................29
SECTION 5.02.  Application of Proceeds..................................................................31
SECTION 5.03.  Grant of License to Use Intellectual
                             Property...................................................................32
SECTION 5.04.  Securities Act, etc......................................................................33


                                                 ARTICLE VI

                                  Indemnity, Subrogation and Subordination

SECTION 6.01.  Indemnity and Subrogation................................................................34
SECTION 6.02.  Contribution and Subrogation.............................................................34
SECTION 6.03.  Subordination............................................................................35


                                                ARTICLE VII

                                               Miscellaneous

SECTION 7.01.  Notices..................................................................................35
SECTION 7.02.  Security Interest Absolute...............................................................35
SECTION 7.03.  Survival of Agreement....................................................................36
SECTION 7.04.  Binding Effect; Several Agreement........................................................36
SECTION 7.05.  Successors and Assigns...................................................................37
SECTION 7.06.  Administrative Agent's Expenses;
                             Indemnification............................................................37
SECTION 7.07.  Administrative Agent Appointed

                             Attorney-in-Fact...........................................................38
SECTION 7.08.  Applicable Law...........................................................................39
SECTION 7.09.  Waivers; Amendment.......................................................................39
SECTION 7.10.  Waiver of Jury Trial.....................................................................40
SECTION 7.11.  Severability.............................................................................40
SECTION 7.12.  Counterparts.............................................................................40
SECTION 7.13.  Headings.................................................................................40
SECTION 7.14.  Jurisdiction; Consent to Service of
                             Process....................................................................40
SECTION 7.15.  Termination or Release...................................................................41
SECTION 7.16.  Additional Subsidiaries..................................................................42
SECTION 7.17   Right of Setoff..........................................................................42

Schedules
---------

Schedule I        Subsidiary Guarantors
Schedule II       Capital Stock; Debt Securities
Schedule III      Intellectual Property
Schedule IV       Insurance Requirements

Exhibits
--------

Exhibit I         Form of Supplement
Exhibit II        Form of Perfection Certificate

                                             GUARANTEE AND COLLATERAL AGREEMENT
                                    dated as of September 28, 2001 among ARMKEL, LLC, the Subsidiaries of ARMKEL, LLC identified herein and THE CHASE MANHATTAN BANK, as Administrative Agent.

         Reference is made to the Credit Agreement dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Armkel, LLC, Armkel Holding (Netherlands) B.V., Armkel (Canada), Corp., the Lenders party thereto and The Chase Manhattan Bank, as Administrative Agent. The Lenders have agreed to extend credit to the Borrowers subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Agreement. The Subsidiary Parties are affiliates of the Borrowers, will derive substantial benefits from the extension of credit to the Borrowers pursuant to the Credit Agreement, and are willing to execute and deliver this Agreement in order to induce the Lenders to extend such credit. Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions
                                   -----------

         SECTION 1.01. Credit Agreement. (a) Capitalized terms used in this Agreement and not otherwise defined herein have the meanings specified in the Credit Agreement. All terms defined in the New York UCC (as defined herein) and not defined in this Agreement have the meanings specified therein; the term "instrument" shall have the meaning specified in Article 9 of the New York UCC.

         (b) The rules of construction specified in Section 1.03 of the Credit Agreement also apply to this Agreement.

         SECTION 1.02. Other Defined Terms. As used in this Agreement, the
                       -------------------
following terms have the meanings specified below:


         "Account Debtor" means any Person who is or who may become obligated to
          --------------
any Grantor under, with respect to or on account of an Account.

         "Article 9 Collateral" has the meaning assigned to such term in Section
          --------------------
4.01.

         "Collateral" means Article 9 Collateral and Pledged Collateral.
          ----------

         "Copyright License" means any written agreement, now or hereafter in
          -----------------
effect, granting any right to any third party under any copyright now or hereafter owned by any Grantor or that such Grantor otherwise has the right to license, or granting any right to any Grantor under any copyright now or hereafter owned by any third party, and all rights of such Grantor under any such agreement.

         "Copyrights" means all of the following now owned or hereafter acquired
          ----------
by any Grantor: (a) all copyright rights in any work subject to the copyright laws of the United States or any other country, whether as author, assignee, transferee or otherwise, and (b) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental registrations and pending applications for registration in the United States Copyright Office, including those listed on Schedule III.

         "Credit Agreement" has the meaning assigned to such term in the
          ----------------
preliminary statement of this Agreement.

         "Federal Securities Laws" has the meaning assigned to such term in
          -----------------------
Section 5.04.

         "General Intangibles" means all choses in action and causes of action
          -------------------
and all other intangible personal property of any Grantor of every kind and nature (other than Accounts) now owned or hereafter acquired by any Grantor, including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee, Hedging Agreements and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts.

         "Grantors" means the Parent Borrower and the Subsidiary Parties.
          --------

         "Guarantors" means (a) the Subsidiary Parties and (b) in respect of the
          ----------
Obligations of the Foreign Subsidiary Borrowers, the Parent Borrower.

         "Intellectual Property" means all intellectual and similar property of
          ---------------------
any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, Patents, Copyrights, Licenses, Trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

         "License" means any Patent License, Trademark License, Copyright
          -------
License or other license or sublicense to which any Grantor is a party, including those listed on Schedule III.

         "Loan Document Obligations" means (a) the due and punctual payment by
          -------------------------
each Borrower of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and
(iii) all other monetary obligations of any Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, and
(c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to this Agreement and each of the other Loan Documents.

         "New York UCC" means the Uniform Commercial Code as from time to time
          ------------
in effect in the State of New York.

         "Obligations" means (a) Loan Document Obligations, (b) the due and
          -----------
punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into and (c) the due and punctual payment of all monetary obligations and other liabilities of each Loan Party to any entity that is a Lender or an Affiliate of a Lender in respect of overdrafts and related liabilities and obligations arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds.

         "Patent License" means any written agreement, now or hereafter in
          --------------
effect, granting to any third party any right to make, use or sell any invention on which a patent, now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, is in existence, or granting to any Grantor any right to make, use or sell any invention on which a patent, now or hereafter owned by any third party, is in existence, and all rights of any Grantor under any such agreement.

         "Patents" means all of the following now owned or hereafter acquired by
          -------
any Grantor: (a) all letters patent of the United States or the equivalent thereof in any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or the equivalent thereof in any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any similar offices in any other country, including those listed on Schedule III, and (b) all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof, and the inventions disclosed or claimed therein, including the right to make, use and/or sell the inventions disclosed or claimed therein.

         "Pledged Collateral" has the meaning assigned to such term in Section
          ------------------
3.01.

         "Pledged Debt Securities" has the meaning assigned to such term in
          -----------------------
Section 3.01.

         "Pledged Securities" means any promissory notes, stock certificates or
          ------------------
other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing any Pledged Collateral.

         "Pledged Stock" has the meaning assigned to such term in Section 3.01.
          -------------

         "Pledgors" means the Parent Borrower and the Subsidiary Parties.
          --------

         "Perfection Certificate" means a certificate substantially in the form
          ----------------------
of Annex II, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by a Financial Officer and the chief legal officer of the Parent Borrower.

         "Proceeds" has the meaning specified in Section 9-102 of the New York
          --------
UCC.

         "Secured Parties" means (a) the Lenders, (b) the Administrative Agent,
          ---------------
(c) the Issuing Bank, (d) each counterparty to any Hedging Agreement with a Loan Party that either (i) is in effect on the Effective Date if such counterparty is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date if such counterparty is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into, (e) the beneficiaries of each indemnification obligation undertaken by any Loan Party under any Loan Document and (f) the successors and assigns of each of the foregoing.

         "Security Interest" has the meaning assigned to such term in Section
          -----------------
4.01.

         "Sub-Agent" means a financial institution that has delivered to the
          ---------
Administrative Agent an executed Lockbox Agreement.


         "Subsidiary Parties" means (a) the Subsidiaries identified on Schedule
          ------------------
I and (b) each other Subsidiary that becomes a party to this Agreement as contemplated by Section 7.16.

         "Trademark License" means any written agreement, now or hereafter in
          -----------------
effect, granting to any third party any right to use any trademark now or hereafter owned by any Grantor or that any Grantor otherwise has the right to license, or granting to any Grantor any right to use any trademark now or hereafter owned by any third party, and all rights of any Grantor under any such agreement.

         "Trademarks" means all of the following now owned or hereafter acquired
          ----------
by any Grantor: (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all registration and recording applications filed in connection therewith, including registrations and registration applications in the United States Patent and Trademark Office or any similar offices in any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, including those listed on Schedule III, (b) all goodwill associated therewith or symbolized thereby and (c) all other assets, rights and interests that uniquely reflect or embody such goodwill.

                                   ARTICLE II

                                    Guarantee
                                    ---------

         SECTION 2.01. Guarantee. Each Guarantor unconditionally guarantees,
                       ---------
jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment and performance of the Obligations. Each of the Guarantors further agrees that the Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension or renewal of any Obligation. Each of the Guarantors waives presentment to, demand of payment from and protest to the Borrowers or any other Loan Party of any of the Obligations, and also waives notice of acceptance of its guarantee and notice of protest for nonpayment.

         SECTION 2.02. Guarantee of Payment. Each of the Guarantors further
                       --------------------
agrees that its guarantee hereunder constitutes a guarantee of payment when due and not of collection, and waives any right to require that any resort be had by the Administrative Agent or any other Secured Party to any security held for the payment of the Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any other Secured Party in favor of any Borrower or any other Person.

         SECTION 2.03. No Limitations, Etc. (a) Except for termination of a
                       -------------------
Guarantor's obligations hereunder as expressly provided in Section 7.15, the obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality or unenforceability of the Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor hereunder shall not be discharged or impaired or otherwise affected by (i) the failure of the Administrative Agent or any other Secured Party to assert any claim or demand or to enforce any right or remedy under the provisions of any Loan Document or otherwise; (ii) any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Loan Document or any other agreement, including with respect to any other Guarantor under this Agreement;
(iii) the release of any security held by the Administrative Agent or any other Secured Party for the Obligations or any of them; (iv) any default, failure or delay, wilful or otherwise, in the performance of the Obligations; or (v) any other act or omission that may or might in any manner or to any extent vary the risk of any Guarantor or otherwise operate as a discharge of any Guarantor as a matter of law or equity (other than the indefeasible payment in full in cash of all the Obligations). Each Guarantor expressly authorizes the Secured Parties to take and hold security for the payment and performance of the Obligations, to exchange, waive or release any or all such security (with or without consideration), to enforce or apply such security and direct the order and manner of any sale thereof in their sole discretion or to release or substitute any one or more other guarantors or obligors upon or in respect of the Obligations, all without affecting the obligations of any Guarantor hereunder.

         (b) To the fullest extent permitted by applicable law, each Guarantor waives any defense based on or arising out of any defense of any Borrower or any other Loan Party or the unenforceability of the Obligations or any part thereof from any cause, or the cessation from any cause of the liability of any Borrower or any other Loan Party, other than the indefeasible payment in full in cash of all the Obligations. The Administrative Agent and the other Secured Parties may, at their election, foreclose on any security held by one or more of them by one or more judicial or nonjudicial sales, accept an assignment of any such security in lieu of foreclosure, compromise or adjust any part of the Obligations, make any other accommodation with any Borrower or any other Loan Party or exercise any other right or remedy available to them against any Borrower or any other Loan Party, without affecting or impairing in any way the liability of any Guarantor hereunder except to the extent the Obligations have been fully and indefeasibly paid in full in cash. To the fullest extent permitted by applicable law, each Guarantor waives any defense arising out of any such election even though such election operates, pursuant to applicable law, to impair or to extinguish any right of reimbursement or subrogation or other right or remedy of such Guarantor against any Borrower or any other Loan Party, as the case may be, or any security.

         SECTION 2.04. Reinstatement. Each of the Guarantors agrees that its
                       -------------
guarantee hereunder shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by the Administrative Agent or any other Secured Party upon the bankruptcy or reorganization of any Borrower, any other Loan Party or otherwise.

         SECTION 2.05. Agreement To Pay; Subrogation. In furtherance of the
                       -----------------------------
foregoing and not in limitation of any other right that the Administrative Agent or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of any Borrower or any other Loan Party to pay any Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each Guarantor hereby promises to and will forthwith pay, or cause to be paid, to the Administrative Agent for distribution to the applicable Secured Parties in cash the amount of such unpaid Obligation. Upon payment by any Guarantor of any sums to the Administrative Agent as provided above, all rights of such Guarantor against any Borrower or any other Guarantor arising as a result thereof by way of right of subrogation, contribution, reimbursement, indemnity or otherwise shall in all respects be subject to Article VI.

         SECTION 2.06. Information. Each Guarantor assumes all responsibility
                       -----------
for being and keeping itself informed of the Borrowers' and each other Loan Party's financial condition and assets, and of all other circumstances bearing upon the risk of nonpayment of the Obligations and the nature, scope and extent of the risks that such Guarantor assumes and incurs hereunder, and agrees that none of the Administrative Agent or the other Secured Parties will have any duty to advise such Guarantor of information known to it or any of them regarding such circumstances or risks.

                                   ARTICLE III

                              Pledge of Securities
                              --------------------

         SECTION 3.01. Pledge. As security for the payment or performance, as
                       ------
the case may be, in full of the

Obligations, each Pledgor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor's right, title and interest in, to and under (a) the shares of capital stock and other Equity Interests owned by it and listed on Schedule II and any other Equity Interests obtained in the future by such Pledgor and the certificates representing all such Equity Interests (the "Pledged Stock"); provided that the Pledged Stock shall not include (i) more than 65% of the issued and outstanding voting Equity Interests of any Foreign Subsidiary, (ii) any shares of capital stock or any other Equity Interests of any Foreign Subsidiary (other than Armkel (N.Z.) Ltd.) owned by such Pledgor on the date hereof and (iii) the issued and outstanding voting Equity Interests of any Foreign Subsidiary if such Pledgor assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor's right, title and interest to and under such Equity Interests pursuant to a separate agreement entered into with the Administrative Agent that is in compliance with and is governed by the laws of the jurisdiction of organization of such Foreign Subsidiary; (b)(i) the debt securities listed opposite the name of such Pledgor on Schedule II, (ii) any debt securities in the future issued to such Pledgor and (iii) the promissory notes and any other instruments evidencing such debt securities (the "Pledged Debt Securities"); (c) subject to Section 3.06, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of, and all other Proceeds received in respect of, the securities referred to in clauses (a) and (b) above; (d) subject to Section 3.06, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a), (b), and (c) above; and (e) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (e) above being collectively referred to as the "Pledged Collateral").

         TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 3.02. Delivery of the Pledged Collateral. (a) Each Pledgor
                       ----------------------------------
agrees promptly to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities.

         (b) Each Pledgor will cause any Indebtedness for borrowed money owed to such Pledgor by the Parent Borrower or any Subsidiary to be evidenced by a duly executed promissory note that is pledged and delivered to the Administrative Agent pursuant to the terms hereof.

         (c) Upon delivery to the Administrative Agent, (i) any Pledged Securities shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supplement any prior schedules so delivered.

         SECTION 3.03. Representations, Warranties and Covenants. The Pledgors
                       -----------------------------------------
jointly and severally represent, warrant and covenant to and with the Administrative Agent, for the benefit of the Secured Parties, that:

                  (a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the issuer thereof represented by such Pledged Stock and includes all Equity Interests, debt securities and promissory notes required to be pledged hereunder in order to satisfy the Collateral and Guarantee Requirement;

                  (b) the Pledged Stock and Pledged Debt Securities have been duly and validly authorized and issued by the issuers thereof and (i) in the case of Pledged Stock, are fully paid and nonassessable and (ii) in the case of Pledged Debt Securities, are legal, valid and binding obligations of the issuers thereof;

                  (c) except for the security interests granted hereunder, each of the Pledgors (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on
         Schedule II as owned by such Pledgor, (ii) holds the same free and clear of all Liens (other than Permitted Encumbrances), (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, and (iv) subject to Section 3.06, will cause any and all Pledged Collateral, whether for value paid by the Pledgor or otherwise, to be forthwith deposited with the Administrative Agent and pledged or assigned hereunder;

                  (d) except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral is and will continue to be freely transferable and assignable, and none of the Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

                  (e) each of the Pledgors (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement and Permitted Encumbrances), however arising, of all Persons whomsoever;

                  (f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than (i) such as have been obtained and are in full force and effect and (ii) for such consents and approvals, the failure of which to obtain would not be reasonably expected to result in a Material Adverse Effect);

                  (g) by virtue of the execution and delivery by the Pledgors of this Agreement, when any Pledged Securities are delivered to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations; and

                  (h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in the Pledged Collateral as set forth herein.

         SECTION 3.04. Certification of Limited Liability Company and Limited
                       ------------------------------------------------------
Partnership Interests. Each interest in any limited liability company or limited
---------------------
partnership controlled by any Grantor and pledged hereunder, other than any limited liability company or limited partnership controlled by any Grantor on the date hereof, shall be represented by a certificate, shall be a "security" within the meaning of Article 8 of the New York UCC and shall be governed by
Article 8 of the New York UCC. In the event that any of the interests in any limited liability company or limited partnership controlled by any Grantor on the date hereof become represented by a certificate or certificates at any time in the future, such Grantor shall deliver to the Administrative Agent any such certificates on or prior to the third Business Day after which such interests become represented by a certificate or certificates.

         SECTION 3.05. Registration in Nominee Name; Denominations. The
                       -------------------------------------------
Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the applicable Pledgor, endorsed or assigned in blank or in favor of the Administrative Agent. Each Pledgor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         SECTION 3.06. Voting Rights; Dividends and Interest, etc. (a) Unless
                       ------------------------------------------
and until an Event of Default shall have occurred and be continuing and the Administrative

Agent shall have notified the Pledgors that their rights under this Section are being suspended:

                  (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement or the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

                  (ii) The Administrative Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

                  (iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Stock or Pledged Debt Securities, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).

         (b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Pledgors of the suspension of their rights under paragraph (a)(iii) of this Section 3.06, then all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph
(a)(iii) of this Section 3.06 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section
3.06 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 5.02. After all Events of Default have been cured or waived and the applicable Pledgor or Pledgors have delivered to the Administrative Agent certificates to that effect, the Administrative Agent shall, promptly after all such Events of Default have been cured or waived, repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 3.06 and that remain in such account.

         (c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Pledgors of the suspension of their rights under paragraph (a)(i) of this Section 3.06, all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 3.06, and the obligations of the Administrative Agent under paragraph (a)(ii) of this
Section 3.06, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.

         (d) Any notice given by the Administrative Agent to the Pledgors suspending their rights under paragraph (a) of this Section 3.06 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

                                   ARTICLE IV

                     Security Interests in Personal Property
                     ---------------------------------------

         SECTION 4.01. Security Interest. (a) As security for the payment or
                       -----------------
performance, as the case may be, in full of the Obligations, each Grantor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest (the "Security Interest") in all right, title or interest in or to any and all the following assets and properties now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "Article 9 Collateral"):

         (i)      all Accounts;

         (ii)     all Chattel Paper;

         (iii)    all Deposit Accounts;

         (iv)     all Documents;

         (v)      all Equipment;

         (vi)     all General Intangibles;

         (vii)    all Instruments;

         (viii)   all Inventory;

         (ix)     all Investment Property;

         (x)      all books and records pertaining to the Article 9 Collateral;
                  and

         (xi) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.

Notwithstanding the foregoing, the term "Article 9 Collateral" shall not include
(i) any Investment Property constituting more than 65% of the issued and outstanding voting stock of any Foreign Subsidiary and (ii) any Investment Property constituting the issued and outstanding voting stock of any Foreign Subsidiary (other than Armkel (N.Z.) Ltd.) owned by the Parent Borrower on the date hereof.

         (b) Each Grantor hereby irrevocably authorizes the Administrative Agent at any time and from time to time to file in any relevant jurisdiction any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment, including (a) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor and (b) in the case of a financing statement filed as a fixture filing or covering Article 9 Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such
Article 9 Collateral relates. Each Grantor agrees to provide such information to the Administrative Agent promptly upon request.

         Each Grantor also ratifies its authorization for the Administrative Agent to file in any relevant jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof.

         The Administrative Agent is further authorized to file with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country) such documents as may be necessary or advisable for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, and naming any Grantor or the Grantors as debtors and the Administrative Agent as secured party.

         (c) The Security Interest is granted as security only and shall not subject the Administrative Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Article 9 Collateral.

         SECTION 4.02. Representations and Warranties. The Grantors jointly and
                       ------------------------------
severally represent and warrant to the Administrative Agent and the Secured Parties that:

                  (a) Each Grantor has good and valid rights in and title to the
         Article 9 Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Administrative Agent the Security Interest in such Article 9 Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than (i) any consent or approval that has been obtained and (ii) for any such consents and approvals, the failure of which to obtain would not be reasonably expected to result in a Material Adverse Effect.

                  (b) The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein, including the exact legal name of such Grantor, is correct and complete in all material respects as of the Effective Date. Fully executed Uniform Commercial Code financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Article 9 Collateral have been delivered to the Administrative Agent for filing in each governmental, municipal or other office specified in Schedule 2 to the Perfection Certificate (or specified by notice from the Parent Borrower to the Administrative Agent after the Effective Date in the case of filings, recordings or registrations required by Section 5.03(a) or 5.12 of the Credit Agreement), which are all the filings, recordings and registrations (other than filings required to be made in the United States Patent and Trademark Office and the United States Copyright Office in order to perfect the Security Interest in Article 9 Collateral consisting of United States Patents, Trademarks and Copyrights) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all Article 9 Collateral in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements. Each Grantor shall ensure that a fully executed agreement in the form hereof and containing a description of all Article 9 Collateral consisting of Intellectual Property shall have been received and recorded within three months after the execution of this Agreement with respect to United States Patents and United States registered Trademarks (and Trademarks for which United States registration applications are pending) and within one month after the execution of this Agreement with respect to United States registered Copyrights by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205 and the regulations thereunder, as applicable, to protect the validity of and to establish a legal, valid and perfected security interest in favor of the Administrative Agent (for the ratable benefit of the Secured Parties) in respect of all
         Article 9 Collateral consisting of Patents, Trademarks and Copyrights in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary (other than such actions as are necessary to perfect the Security Interest with respect to any Article 9 Collateral consisting of Patents, Trademarks and Copyrights (or registration or application for registration thereof) acquired or developed after the date hereof).

                  (c) The Security Interest constitutes (i) a legal and valid security interest in all the Article 9 Collateral securing the payment and performance of the Obligations, (ii) subject to the filings described in Section 4.02(b), a perfected security interest in all
         Article 9 Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions and (iii) a security interest that shall be perfected in all Article 9 Collateral in which a security interest may be perfected upon the receipt and recording of this Agreement with the United States Patent and Trademark Office and the United States Copyright Office, as applicable, within the three-month period (commencing as of the date hereof) pursuant to 35 U.S.C. ss. 261 or 15 U.S.C. ss. 1060 or the one month period (commencing as of the date hereof) pursuant to 17 U.S.C. ss. 205. The Security Interest is and shall be prior to any other Lien on any of the
         Article 9 Collateral, other than Permitted Encumbrances that have priority as a matter of law and Liens expressly permitted to be prior to the Security Interest pursuant to clause (c), (d) or (e) of Section
         6.02 of the Credit Agreement.

                  (d) The Article 9 Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to
         Section 6.02 of the Credit Agreement. None of the Grantors has filed or consented to the filing of (i) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Article 9 Collateral, (ii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (iii) any assignment in which any Grantor assigns any Article 9 Collateral or any security agreement or similar instrument covering any Article 9 Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for Liens expressly permitted pursuant to
         Section 6.02 of the Credit Agreement.

         SECTION 4.03. Covenants. (a) Each Grantor agrees to maintain, at its
                       ---------
own cost and expense, such complete and accurate records with respect to the
Article 9 Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged, but in any event to include complete accounting records indicating all payments and proceeds received with respect to any part of the Article 9 Collateral, and, at such time or times as the

Administrative Agent may reasonably request, promptly to prepare and deliver to the Administrative Agent a duly certified schedule or schedules in form and detail satisfactory to the Administrative Agent showing the identity, amount and location of any and all Article 9 Collateral.

         (b) Each Grantor shall, at its own expense, take any and all actions necessary to defend title to the Article 9 Collateral against all Persons and to defend the Security Interest of the Administrative Agent in the Article 9 Collateral and the priority thereof against any Lien not expressly permitted pursuant to Section 6.02 of the Credit Agreement.

         (c) Each Grantor agrees, at its own expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Administrative Agent may from time to time request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements (including fixture filings) or other documents in connection herewith or therewith. If any amount payable under or in connection with any of the
Article 9 Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall be immediately pledged and delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent.

         Without limiting the generality of the foregoing, each Grantor hereby authorizes the Administrative Agent, with prompt notice thereof to the Grantors, to supplement this Agreement by supplementing Schedule III or adding additional schedules hereto to specifically identify any asset or item that may constitute Copyrights, Licenses, Patents or Trademarks; provided that any Grantor shall have the right, exercisable within 10 days after it has been notified by the Administrative Agent of the specific identification of such Article 9 Collateral, to advise the Administrative Agent in writing of any inaccuracy of the representations and warranties made by such Grantor hereunder with respect to such Article 9 Collateral. Each Grantor agrees that it will use commercially reasonable efforts to take such action as shall be necessary in order that all representations and warranties hereunder shall be true and correct with respect to such Article 9 Collateral within 30 days after the date it has been notified by the

Administrative Agent of the specific identification of such Article 9
Collateral.

         (d) The Administrative Agent and such Persons as the Administrative Agent may reasonably designate shall have the right, at the Grantors' own cost and expense, to inspect the Article 9 Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Article 9 Collateral is located, to discuss the Grantors' affairs with the officers of the Grantors and their independent accountants and to verify under reasonable procedures, in accordance with Section 5.03 of the Credit Agreement, the validity, amount, quality, quantity, value, condition and status of, or any other matter relating to, the Article 9 Collateral, including, in the case of Accounts or Article 9 Collateral in the possession of any third person, by contacting Account Debtors or the third person possessing such
Article 9 Collateral for the purpose of making such a verification. The Administrative Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party.

         (e) At its option, the Administrative Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Article 9 Collateral and not permitted pursuant to Section 6.02 of the Credit Agreement, and may pay for the maintenance and preservation of the Article 9 Collateral to the extent any Grantor fails to do so as required by the Credit Agreement or this Agreement, and each Grantor jointly and severally agrees to reimburse the Administrative Agent on demand for any payment made or any expense incurred by the Administrative Agent pursuant to the foregoing authorization; provided that nothing in this paragraph (e) shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Administrative Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, Liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

         (f) If at any time any Grantor shall take a security interest in any property of an Account Debtor or any other Person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Administrative Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other Person granting the security interest.

         (g) Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Article 9 Collateral, all in accordance with the terms and conditions thereof, and each Grantor jointly and severally agrees to indemnify and hold harmless the Administrative Agent and the Secured Parties from and against any and all liability for such performance.

         (h) None of the Grantors shall make or permit to be made an assignment, pledge or hypothecation of the Article 9 Collateral or shall grant any other Lien in respect of the Article 9 Collateral, except as expressly permitted by
Section 6.02 of the Credit Agreement. None of the Grantors shall make or permit to be made any transfer of the Collateral and each Grantor shall remain at all times in possession of the Article 9 Collateral owned by it, except that (i) Inventory may be sold in the ordinary course of business and (ii) unless and until the Administrative Agent shall notify the Grantors that an Event of Default shall have occurred and be continuing and that during the continuance thereof the Grantors shall not sell, convey, lease, assign, transfer or otherwise dispose of any Article 9 Collateral (which notice may be given by telephone if promptly confirmed in writing), the Grantors may use and dispose of the Article 9 Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document. Without limiting the generality of the foregoing, each Grantor agrees that it shall not permit any Inventory to be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have acknowledged in writing, in form and substance satisfactory to the Administrative Agent, that such bailee or processor holds the Inventory for the benefit of the Administrative Agent subject to the Security Interest and shall act upon the instructions of the Administrative Agent without further consent from the Grantor, and that such warehouseman, agent, bailee or processor further agrees to waive and release any Lien held by it with respect to such Inventory, whether arising by operation of law or otherwise.

         (i) None of the Grantors will, without the Administrative Agent's prior written consent, grant any extension of the time of payment of any Accounts included in the Article 9 Collateral, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business and consistent with its current practices and in accordance with such prudent and standard practice used in industries that are the same as or similar to those in which such Grantor is engaged.

         (j) The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with the requirements set forth in Exhibit II hereto and
Section 5.07 of the Credit Agreement. Each Grantor irrevocably makes, constitutes and appoints the Administrative Agent (and all officers, employees or agents designated by the Administrative Agent) as such Grantor's true and lawful agent (and attorney-in-fact) for the purpose, during the continuance of an Event of Default, of making, settling and adjusting claims in respect of
Article 9 Collateral under policies of insurance, endorsing the name of such Grantor on any check, draft, instrument or other item of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect thereto. In the event that any Grantor at any time or times shall fail to obtain or maintain any of the policies of insurance required hereby or to pay any premium in whole or part relating thereto, the Administrative Agent may, without waiving or releasing any obligation or liability of the Grantors hereunder or any Event of Default, in its sole discretion, obtain and maintain such policies of insurance and pay such premium and take any other actions with respect thereto as the Administrative Agent deems advisable. All sums disbursed by the Administrative Agent in connection with this paragraph (j), including reasonable attorneys' fees, court costs, expenses and other charges relating thereto, shall be payable, upon demand, by the Grantors to the Administrative Agent and shall be additional Obligations secured hereby.

         (k) Each Grantor shall maintain, in form and manner satisfactory to the Administrative Agent, records of its Chattel Paper and its books, records and documents evidencing or pertaining thereto.

         SECTION 4.04. Other Actions. In order to further insure the attachment,
                       -------------
perfection and priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent's security interest in the Article 9 Collateral, each Grantor agrees, in each case at such

Grantor's own expense, to take the following actions with respect to the following Article 9 Collateral:

                  (a) Instruments. If any Grantor shall at any time hold or
                      -----------
         acquire any Instruments, such Grantor shall, at the Administrative Agent's request and option, forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify.

                  (b) Deposit Accounts. For each deposit account that any
                      ----------------
         Grantor at any time opens or maintains, such Grantor shall, at the Administrative Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (i) cause the depositary bank to agree to comply at any time with instructions from the Administrative Agent to such depositary bank directing the disposition of funds from time to time credited to such deposit account, without further consent of such Grantor, or (ii) arrange for the Administrative Agent to become the customer of the depositary bank with respect to the deposit account, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw funds from such deposit account. The Administrative Agent agrees with each Grantor that the Administrative Agent shall not give any such instructions or withhold any withdrawal rights from any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any withdrawal, would occur. The provisions of this paragraph shall not apply to (A) any deposit account for which any Grantor, the depositary bank and the Administrative Agent have entered into a cash collateral agreement specially negotiated among such Grantor, the depositary bank and the Administrative Agent for the specific purpose set forth therein and (B) deposit accounts for which the Administrative Agent is the depositary.

                  (c) Investment Property. If any Grantor shall at any time hold
                      -------------------
         or acquire any certificated securities, such Grantor shall forthwith endorse, assign and deliver the same to the Administrative Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Administrative Agent may from time to time specify. If any securities now or hereafter acquired by any Grantor are uncertificated and are issued to such Grantor or its nominee directly by the issuer thereof, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance satisfactory to the Administrative Agent, either (i) cause the issuer to agree to comply with instructions from the Administrative Agent as to such securities, without further consent of any Grantor or such nominee, or (ii) arrange for the Administrative Agent to become the registered owner of the securities. If any securities, whether certificated or uncertificated, or other investment property now or hereafter acquired by any Grantor are held by such Grantor or its nominee through a securities intermediary or commodity intermediary, such Grantor shall immediately notify the Administrative Agent thereof and, at the Administrative Agent's request and option, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either (A) cause such securities intermediary or (as the case may be) commodity intermediary to agree to comply with entitlement orders or other instructions from the Administrative Agent to such securities intermediary as to such securities or other investment property, or (as the case may be) to apply any value distributed on account of any commodity contract as directed by the Administrative Agent to such commodity intermediary, in each case without further consent of any Grantor or such nominee, or (B) in the case of Financial Assets or other Investment Property held through a securities intermediary, arrange for the Administrative Agent to become the entitlement holder with respect to such investment property, with the Grantor being permitted, only with the consent of the Administrative Agent, to exercise rights to withdraw or otherwise deal with such investment property. The Administrative Agent agrees with each of the Grantors that the Administrative Agent shall not give any such entitlement orders or instructions or directions to any such issuer, securities intermediary or commodity intermediary, and shall not withhold its consent to the exercise of any withdrawal or dealing rights by any Grantor, unless an Event of Default has occurred and is continuing, or, after giving effect to any such investment and withdrawal rights, would occur. The provisions of this paragraph (c) shall not apply to any financial assets credited to a securities account for which the Administrative Agent is the securities intermediary.

                  (d) Electronic Chattel Paper and Transferable Records. If any
                      -------------------------------------------------
         Grantor at any time holds or acquires an interest in any electronic chattel paper or any "transferable record," as that term is defined in
         Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under UCC Section 9-105 of such electronic chattel paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent's loss of control, for the Grantor to make alterations to the electronic chattel paper or transferable record permitted under UCC Section 9-105 or, as the case may be, Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such electronic chattel paper or transferable record.

                  (e) Letter-of-credit Rights. If any Grantor is at any time a
                      -----------------------
         beneficiary under a letter of credit now or hereafter issued in favor of such Grantor, such Grantor shall promptly notify the Administrative Agent thereof and, at the request and option of the Administrative Agent, such Grantor shall, pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent, either
         (i) arrange for the issuer and any confirmer of such letter of credit to consent to an assignment to the Administrative Agent of the proceeds of any drawing under the letter of credit or (ii) arrange for the Administrative Agent to become the transferee beneficiary of the letter of credit, with the Administrative Agent agreeing, in each case, that the proceeds of any drawing under the letter of credit are to be paid to the applicable Pledgor unless an Event of Default has occurred or is continuing.

                  (f) Commercial Tort Claims. If any Grantor shall at any time
                      ----------------------
         hold or acquire a commercial tort claim, the Grantor shall promptly notify the Administrative Agent thereof in a writing signed by such Grantor, including a summary description of such claim, and grant to the Administrative Agent in such writing a security interest therein and in the proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 4.05. Covenants regarding Patent, Trademark and Copyright
                       ---------------------------------------------------
Collateral. (a) Each Grantor agrees that it will not, and will not permit any of
----------
its licensees to, do any act, or omit do to any act, whereby any Patent that is material to the conduct of the business of the Parent Borrower and its Subsidiaries (considered as a whole) may become invalidated or dedicated to the public, and agrees that it shall continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its maximum rights under applicable patent laws.

         (b) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of the business of the Parent Borrower and its Subsidiaries (considered as a whole), (1) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (2) maintain the quality of products and services offered under such Trademark, (3) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its maximum rights under applicable law and (4) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights.

         (c) Each Grantor (either itself or through its licensees or sublicensees) will, for each work covered by Copyright material to the conduct of the business of the Parent Borrower and its Subsidiaries (considered as a whole), continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice as necessary and sufficient to establish and preserve its maximum rights under applicable copyright laws.

         (d) Each Grantor shall promptly notify the Administrative Agent if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of the business of the Parent Borrower and its Subsidiaries (considered as a whole) may become abandoned, lost or dedicated to the public, or of any adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court or similar office of any country) regarding such Grantor's ownership of any Patent, Trademark or Copyright, its right to register the same, or its right to keep and maintain the same.

         (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright (or for the registration of any Trademark or Copyright) with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Administrative Agent thereof, and, upon request of the Administrative Agent, executes and delivers any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent's security interest in such Patent, Trademark or Copyright, and each Grantor hereby appoints the Administrative Agent as its attorney-in-fact to execute and file such writings for the foregoing purposes, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable.

         (f) Each Grantor will take all necessary steps that are consistent with the practice in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks and Copyrights that is material to the conduct of the business of the Parent Borrower and its Subsidiaries (considered as a whole), including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

         (g) In the event that any Grantor has reason to believe that any
Article 9 Collateral consisting of a

Patent, Trademark or Copyright material to the conduct of the business of the Parent Borrower and its Subsidiaries (considered as a whole) has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Administrative Agent and shall, if consistent with good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances to protect such Article 9 Collateral.

         (h) Upon and during the continuance of an Event of Default, each Grantor shall use its best efforts to obtain all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to effect the assignment of all such Grantor's right, title and interest thereunder to the Administrative Agent or its designee.

                                    ARTICLE V

                                    Remedies
                                    --------

         SECTION 5.01. Remedies upon Default. Upon the occurrence and during the
                       ---------------------
continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Administrative Agent on demand, and it is agreed that the Administrative Agent shall have the right to take any of or all the following actions at the same or different times: (a) with respect to any Article 9 Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such
Article 9 Collateral by the applicable Grantors to the Administrative Agent, or to license or sublicense, whether general, special or otherwise, and whether on an exclusive or nonexclusive basis, any such Article 9 Collateral throughout the world on such terms and conditions and in such manner as the Administrative Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and (b) with or without legal process and with or without prior notice or demand for performance, to take possession of the Article 9 Collateral and without liability for trespass to enter any premises where the Article 9 Collateral may be located for the purpose of taking possession of or removing the Article 9 Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Administrative Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Grantor or Pledgor, and the Grantors and Pledgors hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which such Grantor or Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.


         The Administrative Agent shall give the applicable Grantors and Pledgors 10 days' written notice (which each Grantor or Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the New York UCC or its equivalent in other jurisdictions) of the Administrative Agent's intention to make any sale of Article 9 Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale the Collateral or portion thereof to be sold may be sold in one lot as an entirety or in separate parcels as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor or Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may (with the consent of the Administrative Agent) make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Grantor or Pledgor as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Grantor or Pledgor therefor. For purposes hereof, a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Grantor or Pledgor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 5.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the New York UCC or its equivalent in other jurisdictions.

         SECTION 5.02. Application of Proceeds. The Administrative Agent shall
                       -----------------------
apply the proceeds of any collection or sale of Collateral as well as any Collateral consisting of cash as follows:


                  FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Grantor or Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Grantors and Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 5.03. Grant of License to Use Intellectual Property. For the
                       ---------------------------------------------
purpose of enabling the Administrative Agent to exercise rights and remedies under this Article at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to the Administrative Agent an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to the Grantors) to use, license or sublicense any of the Article 9 Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Administrative Agent shall be exercised, at the option of the Administrative Agent, upon the occurrence and during the continuation of an Event of Default; provided that any license, sublicense or other transaction entered into by the Administrative Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default.

         SECTION 5.04. Securities Act, etc. In view of the position of the
                       -------------------
Pledgors in relation to the Pledged Collateral, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Collateral permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Collateral, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Collateral could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Collateral under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Collateral, limit the purchasers to those who will agree, among other things, to acquire such Pledged Collateral for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Collateral or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Collateral at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section
5.04 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

                                   ARTICLE VI

                    Indemnity, Subrogation and Subordination
                    ----------------------------------------

         SECTION 6.01. Indemnity and Subrogation. In addition to all such rights
                       -------------------------
of indemnity and subrogation as the Guarantors may have under applicable law (but subject to Section 6.03), each Borrower agrees that (a) in the event a payment shall be made by any Guarantor under this Agreement in respect of any Obligation of such Borrower, then such Borrower shall indemnify such Guarantor for the full amount of such payment and such Guarantor shall be subrogated to the rights of the Person to whom such payment shall have been made to the extent of such payment and (b) in the event any assets of any Guarantor shall be sold pursuant to any Security Document to satisfy an Obligation of such Borrower, then such Borrower shall indemnify such Guarantor in an amount equal to the greater of the book value or the fair market value of the assets so sold.

         SECTION 6.02. Contribution and Subrogation. Each Guarantor (a
                       ----------------------------
"Contributing Guarantor") agrees (subject to Section 6.03) that, in the event a payment shall be made by any other Guarantor hereunder in respect of any Obligation or assets of any other Guarantor shall be sold pursuant to any Security Document to satisfy any Obligation owed to any Secured Party and such other Guarantor (the "Claiming Guarantor") shall not have been fully indemnified by the Borrowers as provided in Section 6.01, the Contributing Guarantor shall indemnify the Claiming Guarantor in an amount equal to the amount of such payment or the greater of the book value or the fair market value of such assets, as the case may be, in each case multiplied by a fraction of which the numerator shall be the net worth of the Contributing Guarantor on the date hereof and the denominator shall be the aggregate net worth of all the Guarantors on the date hereof (or, in the case of any Guarantor becoming a party hereto pursuant to Section 7.16, the date of the Supplement hereto executed and delivered by such Guarantor). Any Contributing Guarantor making any payment to a Claiming Guarantor pursuant to this Section 6.02 shall be subrogated to the rights of such

Claiming Guarantor under Section 6.01 to the extent of such payment.

         SECTION 6.03. Subordination. (a) Notwithstanding any provision of this
                       -------------
Agreement to the contrary, all rights of the Guarantors under Sections 6.01 and
6.02 and all other rights of indemnity, contribution or subrogation under applicable law or otherwise shall be fully subordinated to the indefeasible payment in full in cash of the Obligations. No failure on the part of any Borrower or any Guarantor to make the payments required by Sections 6.01 and
6.02 (or any other payments required under applicable law or otherwise) shall in any respect limit the obligations and liabilities of any Guarantor with respect to its obligations hereunder, and each Guarantor shall remain liable for the full amount of the obligations of such Guarantor hereunder.

         (b) Each of the Borrowers and Subsidiary Parties hereby agrees that all Indebtedness and other monetary obligations owed by it to the Parent Borrower or any Subsidiary shall be fully subordinated to the indefeasible payment in full in cash of the Obligations.

                                   ARTICLE VII

                                  Miscellaneous
                                  -------------

         SECTION 7.01. Notices. All communications and notices hereunder shall
                       -------
(except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Party shall be given to it in care of the Parent Borrower as provided in Section 10.01 of the Credit Agreement.

         SECTION 7.02. Security Interest Absolute. All rights of the
                       --------------------------
Administrative Agent hereunder, the Security Interest, the grant of a security interest in the Pledged Collateral and all obligations of each Grantor and Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or non-perfection of any Lien on other collateral, or any release or amendment or waiver of or consent under or departure from any guarantee, securing or guaranteeing all or any of the Obligations, or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor or Pledgor in respect of the Obligations or this Agreement.

         SECTION 7.03. Survival of Agreement. All covenants, agreements,
                       ---------------------
representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended under the Credit Agreement, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

         SECTION 7.04. Binding Effect; Several Agreement. This Agreement shall
                       ---------------------------------
become effective as to any Loan Party when a counterpart hereof executed on behalf of such Loan Party shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Loan Party and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Loan Party, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Loan Party shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Loan Party and may be amended, modified, supplemented, waived or released with respect to any Loan Party without the approval of any other Loan Party and without affecting the obligations of any other Loan Party hereunder.

         SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of
                       ----------------------
the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Grantor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 7.06. Administrative Agent's Expenses; Indemnification. (a) The
                       ------------------------------------------------
parties hereto agree that the Administrative Agent shall be entitled to reimbursement of its expenses incurred hereunder as provided in Section 10.03 of the Credit Agreement.

         (b) Without limitation of its indemnification obligations under the other Loan Documents, each Grantor and each Pledgor jointly and severally agrees to indemnify the Administrative Agent and the other Indemnitees (as defined in Section 10.03 of the Credit Agreement) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or wilful misconduct of such Indemnitee or any of its Related Parties.

         (c) Any such amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement or any other Loan Document, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor.

         SECTION 7.07. Administrative Agent Appointed Attorney-in-Fact. Each
                       -----------------------------------------------
Grantor and each Pledgor hereby appoints the Administrative Agent the attorney-in-fact of such Grantor or Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent's name or in the name of such Grantor or Pledgor (a) in the case of a Grantor (i) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the
Article 9 Collateral or any part thereof; (ii) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Article 9 Collateral; (iii) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Article 9 Collateral; (iv) to send verifications of Accounts Receivable to any Account Debtor; (v) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Article 9 Collateral or to enforce any rights in respect of any Article 9 Collateral; (vi) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Article 9 Collateral; (vii) to notify, or to require any Grantor to notify, Account Debtors to make payment directly to the Administrative Agent; and (viii) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Article 9 Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Administrative Agent were the absolute owner of the Collateral for all purposes; and (b) in the case of a Pledgor (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (ii) to endorse checks, drafts, orders and other instruments for the payment of money payable to the Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge of the same; (iii) to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto; and (iv) to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor or Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

         SECTION 7.08. APPLICABLE LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7.09. Waivers; Amendment. (a) No failure or delay by the
                       ------------------
Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.02 of the Credit Agreement.

         SECTION 7.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 7.11. Severability. Any provision of this Agreement held to be
                       ------------
invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 7.12. Counterparts. This Agreement may be executed in
                       ------------
counterparts (and by different parties hereto on different counterparts), each of which shall constitute a single contract (subject to Section 7.04), and shall become effective as provided in Section 7.04. Delivery of an executed signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 7.13. Headings. Article and Section headings used herein are
                       --------
for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.


         SECTION 7.14 Jurisdiction; Consent to Service of Process. (a) Each of
                      -------------------------------------------
the Loan Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrowers or its properties in the courts of any jurisdiction.

         (b) Each of the Loan Parties hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 7.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 7.15. Termination or Release. (a) This Agreement, the
                       ----------------------
Guarantees, the Security Interest and all other security interests granted hereby shall terminate when all the Loan Document Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligations to issue Letters of Credit under the Credit Agreement.

         (b) A Subsidiary Party shall automatically be released from its obligations hereunder and the Security Interest in the Collateral of such Subsidiary Party shall be automatically released upon the consummation of any transaction permitted by the Credit Agreement as a result of which such Subsidiary Party ceases to be a Subsidiary of the Parent Borrower; provided that the Required Lenders shall have consented to such transaction (to the extent required by the Credit Agreement) and the terms of such consent did not provide otherwise.

         (c) Upon any sale or other transfer by any Grantor or Pledgor of any Collateral that is permitted under the Credit Agreement to any Person that is not the Parent Borrower or a Subsidiary Party, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Collateral pursuant to Section 10.02 of the Credit Agreement, the security interest in such Collateral shall be automatically released.

         (d) In connection with any termination or release pursuant to paragraph
(a), (b) or (c) the Administrative Agent shall execute and deliver to any Grantor or Pledgor, as the case may be, at such Grantor's or Pledgor's expense, all documents that such Grantor or Pledgor shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 7.15 shall be without recourse to or warranty by the Administrative Agent.

         SECTION 7.16. Additional Subsidiaries. Pursuant to Section 5.12 of the
                       -----------------------
Credit Agreement, each Subsidiary Loan Party that was not in existence or not a Subsidiary on the date of the Credit Agreement is required to enter in this Agreement as a Subsidiary Party. Upon execution and delivery by the Administrative Agent and a Subsidiary of an instrument in the form of Exhibit I hereto, such Subsidiary shall become a Subsidiary Party hereunder with the same force and effect as if originally named as a Subsidiary Party herein. The execution and delivery of any such instrument shall not require the consent of any Loan Party hereunder. The rights and obligations of each Loan Party hereunder shall remain in full force and effect notwithstanding the addition of any new Subsidiary Party as a party to this Agreement.

         SECTION 7.17. Right of Setoff. If an Event of Default shall have
                       ---------------
occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Subsidiary Party against any of and all the obligations of such Subsidiary Party now or hereafter existing under this agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.

The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.




        [The remainder of this page has been left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                     ARMKEL, LLC,

                                     by
                                         /s/ Zvi Eiref
                                         -------------------------
                                         Name: Zvi Eiref
                                         Title: Vice President

                                     THE SUBSIDIARY PARTIES SET FORTH ON
                                     SCHEDULE I HERETO,

                                     by
                                        /s/ Zvi Eiref
                                        -------------------------
                                        Name: Zvi Eiref
                                        Title:  Vice President

                                     THE CHASE MANHATTAN BANK, as
                                     Administrative Agent,

                                     by
                                        /s/ Robert Anastasio
                                        -------------------------
                                        Name:  Robert Anastasio
                                        Title:  Vice President

                                                                   SCHEDULE I to
                                                               the Guarantee and
                                                            Collateral Agreement

                               SUBSIDIARY PARTIES



Armkel Condoms, LLC

Armkel Cranbury, LLC

Armkel Depilatories, LLC

Armkel Dentures, LLC

Armkel Diagnostics, LLC

Armkel Drops, LLC

Armkel Products, LLC

                                                                  SCHEDULE II to
                                                               the Guarantee and
                                                            Collateral Agreement


                                               CAPITAL STOCK
---------------------------------- ------------------- ------------------------------ ------------------------ -----------------

                                       Number of                                        Number and Class of     Percentage of
             Issuer                   Certificate            Registered Owner            Equity Interests      Equity Interests
---------------------------------- ------------------- ------------------------------ ------------------------ -----------------
Armkel Condoms, LLC                       N/A          Armkel, LLC                               LLC Interest              100%

---------------------------------- ------------------- ------------------------------ ------------------------ -----------------

Armkel Depilatories, LLC                  N/A          Armkel, LLC                               LLC Interest              100%

---------------------------------- ------------------- ------------------------------ ------------------------ -----------------

Armkel Diagnostics, LLC                   N/A          Armkel, LLC                               LLC Interest              100%

---------------------------------- ------------------- ------------------------------ ------------------------ -----------------

Armkel Drops, LLC                         N/A          Armkel, LLC                               LLC Interest              100%

---------------------------------- ------------------- ------------------------------ ------------------------ -----------------

Armkel Dentures, LLC                      N/A          Armkel, LLC                               LLC Interest              100%

---------------------------------- ------------------- ------------------------------ ------------------------ -----------------

Armkel Cranbury, LLC                      N/A          Armkel, LLC                               LLC Interest              100%

---------------------------------- ------------------- ------------------------------ ------------------------ -----------------

Armkel Products, LLC                      N/A          Armkel, LLC                               LLC Interest              100%

---------------------------------- ------------------- ------------------------------ ------------------------ -----------------

Armkel Finance, Inc.                       1           Armkel, LLC                                        100              100%
                                                                                                     (Shares)

---------------------------------- ------------------- ------------------------------ ------------------------ -----------------

Armkel (N.Z.) Ltd.                         1           Armkel Condoms, LLC                            650,065               65%
                                                                                            (Ordinary Shares)
---------------------------------- ------------------- ------------------------------ ------------------------ -----------------

                                              DEBT SECURITIES

-------------------------------------- ------------------ --------------------------- -------------------- ---------------------

               Issuer                       Lender             Principal Amount          Date of Note         Maturity Date
-------------------------------------- ------------------ --------------------------- -------------------- ---------------------
Armkel (Australia) Pty Ltd.            Armkel, LLC                       $4,500,000*       09/28/01              09/28/01

-------------------------------------- ------------------ --------------------------- -------------------- ---------------------

Armkel Company (France) S.A.S.         Armkel, LLC                  14,780,020 Euros       09/28/01              09/28/01

-------------------------------------- ------------------ --------------------------- -------------------- ---------------------

Armkel Company (U.K.) Limited          Armkel, LLC          9,496,200 British Pounds       09/28/01              09/28/01

-------------------------------------- ------------------ --------------------------- -------------------- ---------------------

Armkel Company (Mexico) S.A.           Armkel, LLC          61,831,250 Mexican Pesos       09/28/01              09/28/01

-------------------------------------- ------------------ --------------------------- -------------------- ---------------------

Sofibel S.A.S.                         Armkel, LLC                  17,112,698 Euros       09/28/01              09/28/01

-------------------------------------- ------------------ --------------------------- -------------------- ---------------------

Laboratores Fumouze S.A.               Armkel, LLC                     536,500 Euros       09/28/01              09/28/01
-------------------------------------- ------------------ --------------------------- -------------------- ---------------------


* This amount of Indebtedness will arise following the declaration of a dividend within 30 Business Days after the effective date by Armkel (Australia) Pty Ltd. in favor of Parent Borrower, which dividend shall not be paid and such Indebtedness shall then be evidenced by a note.

                                                                 SCHEDULE III to
                                                               the Guarantee and
                                                            Collateral Agreement


                                   U.S. COPYRIGHTS OWNED BY ARMKEL, LLC


                        [See the attached documentation.]

                                                                 SCHEDULE III to
                                                               the Guarantee and
                                                            Collateral Agreement

                          PATENTS OWNED BY ARMKEL, LLC


                        [See the attached documentation.]

                                                                 SCHEDULE III to
                                                               the Guarantee and
                                                            Collateral Agreement


                   TRADEMARK/TRADE NAMES OWNED BY ARMKEL, LLC

                        [See the attached documentation.]

                                                                  SCHEDULE IV to
                                                               the Guarantee and
                                                            Collateral Agreement

                             Insurance Requirements
                             ----------------------

                  (a) The Parent Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies:

                  (i) fire, boiler and machinery, and extended coverage insurance, on a replacement cost basis, with respect to all personal property and improvements to real property, in such amounts as are customarily maintained by companies in the same or similar business operating in the same or similar locations;

                  (ii) commercial general liability insurance against claims for bodily injury, death or property damage occurring upon, about or in connection with the use of any properties owned, occupied or controlled by it, providing coverage on an occurrence basis with a combined single limit of not less than $1,000,000 and including the broad form CGL endorsement;

                  (iii) business interruption insurance, insuring against loss of gross earnings for a period of not less than 12 months arising from any risks or occurrences required to be covered by insurance pursuant to clause (i) above; and

                  (iv) such other insurance as may be required by law.

Deductibles or self-insured retention shall not exceed $50,000 for fire, boiler and machinery and extended coverage policies, $2,000,000 for commercial general liability policies or 10 Business Days for business interruption policies.

         (b) Fire, boiler and machinery and extended coverage policies maintained with respect to any Collateral shall be endorsed or otherwise amended to include (i) a lenders' loss payable clause in favor of the Administrative Agent and providing for losses thereunder to be payable to the Administrative Agent or its designee, (ii) a provision to the effect that neither the Parent Borrower, the Administrative Agent nor any other party shall be a coinsurer and
(iii) such other provisions as the Administrative Agent may reasonably require from time to time to protect the interests of the Lenders. Commercial general liability policies shall be endorsed to name the Administrative Agent as an additional insured. Business interruption policies shall name the Administrative Agent as loss payee. Each such policy referred to in this paragraph also shall provide that it shall not be canceled, modified or not renewed (i) by reason of nonpayment of premium except upon not less than 10 days' prior written notice thereof by the insurer to the Administrative Agent (giving the Administrative Agent the right to cure defaults in the payment of premiums) or
(ii) for any other reason except upon not less than 30 days' prior written notice thereof by the insurer to the Administrative Agent. The Parent Borrower shall deliver to the Administrative Agent, prior to the cancellation, modification or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent) together with evidence satisfactory to the Administrative Agent of payment of the premium therefor.

                                                                    EXHIBIT I to
                                                               the Guarantee and
                                                            Collateral Agreement

                                    SUPPLEMENT NO. __ dated as of , to the
                           Guarantee and Collateral Agreement dated as of September 28, 2001, among Armkel, LLC, a limited liability company, each subsidiary of the Parent Borrower listed on Schedule I thereto (each such subsidiary individually a "Subsidiary Guarantor" and collectively, the "Subsidiary Guarantors"; the Subsidiary Guarantors and the Parent Borrower are referred to collectively herein as the "Grantors") and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties (as defined herein).

         A. Reference is made to the Credit Agreement dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrowers, the lenders from time to time party thereto (the "Lenders"), and Chase, as administrative agent for the Lenders (the "Administrative Agent").

         B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement and the Collateral Agreement referred to therein.

         C. The Grantors have entered into the Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Bank to issue Letters of Credit. Section 7.16 of the Collateral Agreement provides that additional Subsidiaries of the Parent Borrower may become Guarantors, Pledgors and Grantors under the Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary (the "New Subsidiary") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Subsidiary Party under the Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Bank to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

         Accordingly, the Administrative Agent and the New Subsidiary agree as follows:

         SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, the New Subsidiary by its signature below becomes a Grantor, Pledgor and Guarantor under the Collateral Agreement with the same force and effect as if originally named therein as a Grantor, Pledgor and Guarantor and the New Subsidiary hereby (a) agrees to all the terms and provisions of the Collateral Agreement applicable to it as a Grantor, Pledgor and Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor, Pledgor and Guarantor thereunder are true and correct on and as of the date hereof. In furtherance of the foregoing, the New Subsidiary, as security for the payment and performance in full of the Obligations (as defined in the Collateral Agreement), does hereby create and grant to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, their successors and assigns, a security interest in and lien on all of the New Subsidiary's right, title and interest in and to the Collateral (as defined in the Collateral Agreement) of the New Subsidiary. Each reference to a "Pledgor" in the Collateral Agreement shall be deemed to include the New Subsidiary. The Collateral Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Subsidiary represents and warrants to the Administrative Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Administrative Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiary and the Administrative Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

         SECTION 4. The New Subsidiary hereby represents and warrants that (a) set forth on Schedule I attached hereto is a true and correct schedule of the location of any and all Collateral of the New Subsidiary and (b) set forth under its signature hereto, is the true and correct legal name of the New Subsidiary, its jurisdiction of formation and the location of its chief executive office.

         SECTION 5. Except as expressly supplemented hereby, the Collateral Agreement shall remain in full force and effect.

         SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 8. All communications and notices hereunder shall be in writing and given as provided in Section 7.01 of the Collateral Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature below.

         SECTION 9. The New Subsidiary agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Administrative Agent.

         IN WITNESS WHEREOF, the New Subsidiary and the Administrative Agent have duly executed this Supplement to the Collateral Agreement as of the day and year first above written.

                                       [Name Of New Subsidiary],

                                        by
                                          --------------------------------
                                          Name:
                                          Title:
                                          Address:

                                          THE CHASE MANHATTAN BANK,
                                          as Administrative Agent,

                                        by
                                          ---------------------------------
                                          Name:
                                          Title:

                                                                   Schedule I to
                                                               Supplement No. __
                                                            to the Guarantee and
                                                            Collateral Agreement


                     Pledged Securities of the New Pledgor
                     -------------------------------------


                                  CAPITAL STOCK

-----------------------------------------------------------------------------------------------------------
                                                                     Number and
        Issuer              Number of           Registered            Class of            Percentage
                           Certificate             Owner               Shares              of Shares
-----------------------------------------------------------------------------------------------------------








                                 DEBT SECURITIES


-----------------------------------------------------------------------------------------------------------
          Issuer                   Principal                Date of Note              Maturity Date
                                     Amount





                                                                   EXHIBIT II to
                                                               the Guarantee and
                                                            Collateral Agreement


                             PERFECTION CERTIFICATE

         Reference is made to the Credit Agreement dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Armkel, LLC, Armkel Holding (Netherlands) B.V., Armkel (Canada), Corp., the lenders from time to time party thereto (the "Lenders"), The Chase Manhattan Bank, as administrative agent (the "Administrative Agent"). Capitalized terms used but not defined herein have the meanings assigned in the Credit Agreement or the Collateral Agreement referred to therein, as applicable.

         The undersigned, a Financial Officer and a Legal Officer, respectively, of the Parent Borrower, hereby certify to the Administrative Agent and each other Secured Party as follows:

1. Names. (a) The exact legal name of each Grantor, as such name appears in its
   -----
respective certificate of formation, is as follows:


(b) Set forth below is each other legal name each Grantor has had in the past five years, together with the date of the relevant change:

(c) Except as set forth in Schedule 1 hereto, no Grantor has changed its identity or corporate structure in any way within the past five years. Changes in identity or corporate structure would include mergers, consolidations and acquisitions, as well as any change in the form, nature or jurisdiction of corporate organization. If any such change has occurred, include in Schedule 1 the information required by Sections 1 and 2 of this certificate as to each acquiree or constituent party to a merger or consolidation.

(d) The following is a list of all other names (including trade names or similar appellations) used by each Grantor or any of its divisions or other business units in connection with the conduct of its business or the ownership of its properties at any time during the past five years:

(e) Set forth below is the organizational number of each Grantor that is a registered organization:

(f) Set forth below is the Federal Taxpayer Identification Number of each
Grantor:


2. Current Locations. (a) The chief executive office of each Grantor is located at the address set forth opposite its name below:


        Grantor         Mailing Address         County          State
        -------         ---------------         ------          -----



(b) Set forth below opposite the name of each Grantor are all locations where such Grantor maintains any books or records relating to any Accounts Receivable (with each location at which chattel paper, if any, is kept being indicated by an "*"):

        Grantor         Mailing Address         County          State
        -------         ---------------         ------          -----


(c) The jurisdiction of formation of each Grantor that is a registered organization is set forth opposite its name below:


                        Grantor           Jurisdiction
                        -------           ------------


(d) Set forth below opposite the name of each Grantor are all the locations where such Grantor maintains any Equipment or other Collateral not identified above:


        Grantor         Mailing Address         County          State
        -------         ---------------         ------          -----



(e) Set forth below opposite the name of each Grantor are all the places of business of such Grantor not identified in paragraph (a), (b), (c) or (d) above:



        Grantor         Mailing Address         County          State
        -------         ---------------         ------          -----

(f) Set forth below opposite the name of each Grantor are the names and addresses of all Persons other than such Grantor that have possession of any of the Collateral of such Grantor:


        Grantor         Mailing Address         County          State
        -------         ---------------         ------          -----


3. Unusual Transactions. All Accounts have been originated by the Grantors and
   --------------------
all Inventory has been acquired by the Grantors in the ordinary course of business.

4. File Search Reports. File search reports have been obtained from each Uniform
   -------------------
Commercial Code filing office identified with respect to such Grantor in Section 2 hereof, and such search reports reflect no liens against any of the Collateral other than those permitted under the Credit Agreement.

5. UCC Filings. UCC financing statements in substantially the form of Schedule 5
   -----------
hereto have been prepared for filing in the Uniform Commercial Code filing office in each jurisdiction identified with respect to such Grantor in Section 2 hereof.

6. Schedule of Filings. Attached hereto as Schedule 6 is a schedule setting
   -------------------
forth, with respect to the filings described in Section 5 above, each filing and the filing office in which such filing is to be made.

7. Stock Ownership and other Equity Interests. Attached hereto as Schedule 7 is
   ------------------------------------------
a true and correct list of all the issued and outstanding stock, partnership interests, limited liability company membership interests or other equity interests of the Parent Borrower and each Subsidiary and the record and beneficial owners of such stock, partnership interests, membership interests or other equity interests. Also set forth on Schedule 7 is each equity investment of the Parent Borrower or any Subsidiary that represents 50% or less of the equity of the entity in which such investment was made.

8. Debt Instruments. Attached hereto as Schedule 8 is a true and correct list of
   ----------------
all instruments, including any promissory notes, and other evidence of indebtedness held by the Parent Borrower and each Subsidiary that are required to be pledged under the Guarantee and Collateral Agreement, including all intercompany notes between the Parent Borrower and each

Subsidiary of the Parent Borrower and each Subsidiary of the Parent Borrower and each other such Subsidiary.

9. Advances. Attached hereto as Schedule 9 is (a) a true and correct list of all
   --------
advances made by the Parent Borrower to any Subsidiary of the Parent Borrower or made by any Subsidiary of the Parent Borrower to the Parent Borrower or to any other Subsidiary of the Borrowers (other than those identified on Schedule 8), which advances will be on and after the date hereof evidenced by one or more intercompany notes pledged to the Administrative Agent under the Pledge Agreement and (b) a true and correct list of all unpaid intercompany transfers of goods sold and delivered by or to the Parent Borrower or any Subsidiary of the Parent Borrower.

10. Mortgage Filings. Attached hereto as Schedule 10 is a schedule setting
    ----------------
forth, with respect to each Mortgaged Property, (a) the exact name of the Person that owns such property as such name appears in its certificate of incorporation or other organizational document, (b) if different from the name identified pursuant to clause (a), the exact name of the current record owner of such property reflected in the records of the filing office for such property identified pursuant to the following clause and (c) the filing office in which a Mortgage with respect to such property must be filed or recorded in order for the Administrative Agent to obtain a perfected security interest therein.

11. Intellectual Property. Attached hereto as Schedule 11(A) in proper form for
    ---------------------
filing with the United States Patent and Trademark Office is a schedule setting forth all of each Grantor's Patents, Patent Licenses, Trademarks and Trademark Licenses, including the name of the registered owner, the registration number and the expiration date of each Patent, Patent License, Trademark and Trademark License owned by any Grantor. Attached hereto as Schedule 11(B) in proper form for filing with the United States Copyright Office is a schedule setting forth all of each Grantor's Copyrights and Copyright Licenses, including the name of the registered owner, the registration number and the expiration date of each Copyright or Copyright License owned by any Grantor.

12. Commercial Tort Claims. Attached hereto as Schedule 12 is a true and correct
    ----------------------
list of commercial tort claims in
excess of $1,000,000 held by any Grantor, including a brief description thereof.

13. Deposit Accounts. Attached hereto as Schedule 13 is a true and correct list
    ----------------
of deposit accounts maintained by each Grantor, including the name and address of the depositary institution, the type of account, and the account number.

         IN WITNESS WHEREOF, the undersigned have duly executed this certificate on this 28th day of September, 2001.

                                                ARMKEL, LLC,

                                                by
                                                  --------------------------
                                                  Name:
                                                  Title: [Legal Officer]

                                                      EXHIBIT D TO EXHIBIT 10.10

                                                                  CONFORMED COPY

                                    PLEDGE AGREEMENT dated as of
                           September 28, 2001, among CHURCH & DWIGHT CO., INC., a Delaware corporation ("CHD"), KELSO PROTECTION VENTURE, LLC, a Delaware limited liability company ("Kelso") (each of CHD and Kelso individually a "Pledgor" and, collectively, the "Pledgors"), and THE CHASE MANHATTAN BANK, a New York banking corporation ("Chase"), as administrative agent (in such capacity, the "Administrative Agent") for the Secured Parties.

         Reference is made to (a) the Credit Agreement dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Armkel, LLC, a Delaware limited liability company (the "Parent Borrower"), Armkel Holding (Netherlands) B.V., a private limited liability company incorporated and existing under the laws of The Netherlands (the "Netherlands Borrower"), Armkel (Canada), Corp., a company incorporated and existing under the laws of Canada (the "Canadian Borrower" and, together with the Parent Borrower and the Netherlands Borrower, the "Borrowers"), the lenders from time to time party thereto (the "Lenders") and the Administrative Agent, and (b) the Guarantee and Collateral Agreement dated as of September 28, 2001 (as amended, supplemented or otherwise modified from time to time, the "Guarantee and Collateral Agreement"), among the Parent Borrower, the Subsidiaries of the Parent Borrower identified therein and the Administrative Agent. Capitalized terms used herein and not defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement.

         The Lenders have agreed to make Loans to the Borrowers and the Issuing Bank has agreed to issue Letters of Credit for the accounts of the Borrowers, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. The Guarantors have agreed to guarantee, among other things, all the obligations of the Borrowers under the Credit Agreement. The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit are conditioned upon, among other things, the execution and delivery by the Pledgors of a Pledge Agreement in the form hereof to secure (a) the due and punctual payment by each Borrower of (i) the principal and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by any Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral, and (iii) all other monetary obligations of any Borrower to any of the Secured Parties under the Credit Agreement and each of the other Loan Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), (b) the due and punctual performance of all other obligations of each Borrower under or pursuant to the Credit Agreement and each of the other Loan Documents, (c) the due and punctual payment and performance of all the obligations of each other Loan Party under or pursuant to the Guarantee and Collateral Agreement or the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) through (c) being referred to collectively as the "Loan Document Obligations"),
(d) the due and punctual payment and performance of all obligations of each Loan Party under each Hedging Agreement that (i) is in effect on the Effective Date with a counterparty that is a Lender or an Affiliate of a Lender as of the Effective Date or (ii) is entered into after the Effective Date with any counterparty that is a Lender or an Affiliate of a Lender at the time such Hedging Agreement is entered into and (e) the due and punctual payment of all monetary obligations and other liabilities of each Loan Party to any Person that is a Lender or an Affiliate of a Lender in respect of overdrafts and related liabilities and obligations arising from or in connection with treasury, depositary or cash management services or in connection with any automated clearinghouse transfer of funds (the Loan Document Obligations and the monetary and other obligations referred to in the preceding clauses (d) and (e) being referred to collectively as the "Obligations").

         Accordingly, the Pledgors and the Administrative Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), hereby agree as follows:

         SECTION 1. Pledge. As security for the payment and performance, as the
                    ------
case may be, in full of the Obligations, each Pledgor hereby assigns and pledges to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, and hereby grants to the Administrative Agent, its successors and assigns, for the benefit of the Secured Parties, a security interest in all of such Pledgor's right, title and interest in, to and under (a) the Equity Interests owned by it and listed on Schedule II hereto and any Equity Interests of the Parent Borrower obtained in the future by such Pledgor and the certificates representing all such interests (the "Pledged Interests"); (b) subject to Section 6, all payments of principal or interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of, in exchange for or upon the conversion of the securities referred to in clause (a) above; (c) subject to Section 6, all rights and privileges of such Pledgor with respect to the securities and other property referred to in clauses (a) and (b) above; and (d) all Proceeds of any of the foregoing (the items referred to in clauses (a) through (d) above being collectively referred to as the "Pledged Collateral").

         TO HAVE AND TO HOLD the Pledged Collateral, together with all right, title, interest, powers, privileges and preferences pertaining or incidental thereto, unto the Administrative Agent, its successors and assigns, for the ratable benefit of the Secured Parties, forever; subject, however, to the terms, covenants and conditions hereinafter set forth.

         SECTION 2. Delivery of the Pledged Collateral. (a) Each Pledgor agrees
                    -----------------------------------
promptly to deliver or cause to be delivered to the Administrative Agent any and all Pledged Securities (as defined below).


         (b) Upon delivery to the Administrative Agent, (i) any stock certificates, notes or other securities now or hereafter included in the Pledged Collateral, including all certificates, instruments or other documents representing or evidencing the Pledged Collateral (together, the "Pledged Securities") shall be accompanied by stock powers duly executed in blank or other instruments of transfer satisfactory to the Administrative Agent and by such other instruments and documents as the Administrative Agent may reasonably request and (ii) all other property comprising part of the Pledged Collateral shall be accompanied by proper instruments of assignment duly executed by the applicable Pledgor and such other instruments or documents as the Administrative Agent may reasonably request. Each delivery of Pledged Securities shall be accompanied by a schedule describing the securities, which schedule shall be attached hereto as Schedule II and made a part hereof; provided that failure to attach any such schedule hereto shall not affect the validity of such pledge of such Pledged Securities. Each schedule so delivered shall supersede any prior schedules so delivered.

         SECTION 3. Representations, Warranties and Covenants. Each Pledgor
                    ------------------------------------------
severally represents, warrants and covenants to and with the Administrative Agent, for the benefit of the Secured Parties, that:

                  (a) Schedule II correctly sets forth the percentage of the issued and outstanding shares of each class of the Equity Interests of the Parent Borrower represented by such Pledgor's Pledged Interests and includes all Equity Interests required to be pledged by it hereunder in order to satisfy the Collateral and Guarantee Requirement;

                  (b) its Pledged Interests do not obligate the holder thereof to make any capital contribution or other investment with respect to the Parent Borrower;

                  (c) except for the security interests granted hereunder, such Pledgor (i) is and, subject to any transfers made in compliance with the Credit Agreement, will continue to be the direct owner, beneficially and of record, of the Pledged Securities indicated on
         Schedule II as owned by such Pledgor, (ii) holds the Pledged Collateral free and clear of all Liens, other than any Liens on the Pledged Collateral owned by CHD that are granted to secure any financing provided to CHD and that are expressly junior and subordinate to the Lien created pursuant to this Agreement, (iii) will make no assignment, pledge, hypothecation or transfer of, or create or permit to exist any security interest in or other Lien on, the Pledged Collateral, other than Liens created by this Agreement, Permitted Encumbrances and transfers made in compliance with the Credit Agreement, and (iv) subject to Section 6, will cause any and all of such Pledgor's Pledged Collateral, whether for value paid by such Pledgor or otherwise, to be forthwith deposited with the Administrative Agent and pledged or assigned hereunder;

                  (d) except as set forth in the Amended and Restated Limited Liability Company Agreement of Armkel, LLC and except for restrictions and limitations imposed by the Loan Documents or securities laws generally, the Pledged Collateral of such Pledgor is and will continue to be freely transferable and assignable, and none of such Pledged Collateral is or will be subject to any option, right of first refusal, shareholders agreement, charter or by-law provisions or contractual restriction of any nature that might prohibit, impair, delay or otherwise affect the pledge of such Pledged Collateral hereunder, the sale or disposition thereof pursuant hereto or the exercise by the Administrative Agent of rights and remedies hereunder;

                  (e) such Pledgor (i) has the power and authority to pledge the Pledged Collateral pledged by it hereunder in the manner hereby done or contemplated and (ii) will defend its title or interest thereto or therein against any and all Liens (other than the Lien created by this Agreement, Permitted Encumbrances and those Liens on the Pledged Collateral owned by CHD that are granted to secure any financing provided to CHD and that are expressly junior and subordinate to the Lien created by this Agreement), however arising, of all Persons whomsoever;

                  (f) no consent or approval of any Governmental Authority, any securities exchange or any other Person was or is necessary to the validity of the pledge effected hereby (other than (i) such as have been obtained and are in full force and effect and (ii) for such consents and approvals, the failure of which to obtain would not be reasonably expected to result in a Material Adverse Effect);

                  (g) by virtue of the execution and delivery by such Pledgor of this Agreement, when any Pledged Securities are delivered by or on behalf of such Pledgor to the Administrative Agent in accordance with this Agreement, the Administrative Agent will obtain a legal, valid and perfected first priority lien upon and security interest in such Pledged Securities as security for the payment and performance of the Obligations;

                  (h) the pledge effected hereby is effective to vest in the Administrative Agent, for the benefit of the Secured Parties, the rights of the Administrative Agent in such Pledgor's Pledged Collateral as set forth herein; and

                  (i) such Pledgor will not transfer any of its Pledged Collateral to another Permitted Holder unless such transferee becomes a party to this Pledge Agreement or to a pledge agreement in form and substance satisfactory to the Administrative Agent and, in each case, pursuant to which such transferee pledges such transferred Pledged Collateral to the Administrative Agent.

         SECTION 4. Certification of Equity Interests. Each Equity Interest in
                    ----------------------------------
the Parent Borrower controlled by any Pledgor and pledged hereunder shall be represented by a certificate, shall be a "security" within the meaning of
Article 8 of the New York UCC and shall be governed by Article 8 of the New York UCC.

         SECTION 5. Registration in Nominee Name; Denominations. The
                    --------------------------------------------
Administrative Agent, on behalf of the Secured Parties, shall have the right (in its sole and absolute discretion) to hold the Pledged Securities in its own name as pledgee, the name of its nominee (as pledgee or as sub-agent) or the name of the Pledgors, endorsed or assigned in blank or in favor of the Administrative Agent. Each Pledgor will promptly give to the Administrative Agent copies of any notices or other communications received by it with respect to Pledged Securities registered in the name of such Pledgor. The Administrative Agent shall at all times have the right to exchange the certificates representing Pledged Securities for certificates of smaller or larger denominations for any purpose consistent with this Agreement.

         SECTION 6. Voting Rights; Dividends and Interest, etc. (a) Unless and
                    -------------------------------------------
until an Event of Default shall have occurred and be continuing and the Administrative Agent shall have notified the Pledgors that their rights under this Section are being suspended:

                  (i) Each Pledgor shall be entitled to exercise any and all voting and/or other consensual rights and powers inuring to an owner of Pledged Securities or any part thereof for any purpose consistent with the terms of this Agreement, the Credit Agreement and the other Loan Documents; provided that such rights and powers shall not be exercised in any manner that could materially and adversely affect the rights inuring to a holder of any Pledged Securities or the rights and remedies of any of the Administrative Agent or the other Secured Parties under this Agreement, the Credit Agreement or any other Loan Document or the ability of the Secured Parties to exercise the same.

                  (ii) The Administrative Agent shall execute and deliver to each Pledgor, or cause to be executed and delivered to such Pledgor, all such proxies, powers of attorney and other instruments as such Pledgor may reasonably request for the purpose of enabling such Pledgor to exercise the voting and/or consensual rights and powers it is entitled to exercise pursuant to subparagraph (i) above.

                  (iii) Each Pledgor shall be entitled to receive and retain any and all dividends, interest, principal and other distributions paid on or distributed in respect of the Pledged Securities to the extent and only to the extent that such dividends, interest, principal and other distributions are permitted by, and otherwise paid or distributed in accordance with, the terms and conditions of the Credit Agreement, the Loan Documents and applicable laws; provided that any noncash dividends, interest, principal or other distributions that would constitute Pledged Interests, whether resulting from a subdivision, combination or reclassification of the outstanding Equity Interests of the Parent Borrower or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which the Parent Borrower may be a party or otherwise, shall be and become part of the Pledged Collateral, and, if received by any Pledgor, shall not be commingled by such Pledgor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Administrative Agent and shall be forthwith delivered to the Administrative Agent in the same form as so received (with any necessary endorsement).

         (b) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Pledgors of the suspension of their rights under paragraph (a)(iii) of this Section 6, then all rights of any Pledgor to dividends, interest, principal or other distributions that such Pledgor is authorized to receive pursuant to paragraph (a)(iii) of this Section 6 shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to receive and retain such dividends, interest, principal or other distributions. All dividends, interest, principal or other distributions received by any Pledgor contrary to the provisions of this Section 6 shall be held in trust for the benefit of the Administrative Agent, shall be segregated from other property or funds of such Pledgor and shall be forthwith delivered to the Administrative Agent upon demand in the same form as so received (with any necessary endorsement). Any and all money and other property paid over to or received by the Administrative Agent pursuant to the provisions of this paragraph (b) shall be retained by the Administrative Agent in an account to be established by the Administrative Agent upon receipt of such money or other property and shall be applied in accordance with the provisions of Section 8. After all Events of Default have been cured or waived and the applicable Pledgor or Pledgors have delivered to the Administrative Agent certificates to that effect, the Administrative Agent shall, promptly after all such Events of Default have been cured or waived, repay to each Pledgor (without interest) all dividends, interest, principal or other distributions that such Pledgor would otherwise be permitted to retain pursuant to the terms of paragraph (a)(iii) of this Section 6 and that remain in such account.

         (c) Upon the occurrence and during the continuance of an Event of Default, after the Administrative Agent shall have notified the Pledgors of the suspension of their rights under paragraph (a)(i) of this Section 6, then all rights of any Pledgor to exercise the voting and consensual rights and powers it is entitled to exercise pursuant to paragraph (a)(i) of this Section 6, and the obligations of the Administrative Agent under paragraph (a)(ii) of this Section 6, shall cease, and all such rights shall thereupon become vested in the Administrative Agent, which shall have the sole and exclusive right and authority to exercise such voting and consensual rights and powers; provided that, unless otherwise directed by the Required Lenders, the Administrative Agent shall have the right from time to time following and during the continuance of an Event of Default to permit the Pledgors to exercise such rights.

         (d) Any notice given by the Administrative Agent to the Pledgors suspending their rights under paragraph (a) of this Section 6 (i) may be given by telephone if promptly confirmed in writing, (ii) may be given to one or more of the Pledgors at the same or different times and (iii) may suspend the rights of the Pledgors under paragraph (a)(i) or paragraph (a)(iii) in part without suspending all such rights (as specified by the Administrative Agent in its sole and absolute discretion) and without waiving or otherwise affecting the Administrative Agent's rights to give additional notices from time to time suspending other rights so long as an Event of Default has occurred and is continuing.

         SECTION 7. Remedies upon Default. Upon the occurrence and during the
                    ----------------------
continuance of an Event of Default, each Pledgor agrees that the Administrative Agent shall have the right, subject to mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Pledged Collateral at a public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Administrative Agent shall deem appropriate. The Administrative Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to Persons who will represent and agree that they are purchasing the Pledged Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Administrative Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Pledged Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely, free from any claim or right on the part of any Pledgor, and the Pledgors hereby waive (to the extent permitted by law) all rights of redemption, stay and appraisal which such Pledgor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

         The Administrative Agent shall give the applicable Pledgor 10 days' written notice (which each Pledgor agrees is reasonable notice within the meaning of Section 9-611 of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions) of the Administrative Agent's intention to make any sale of such Pledgor's Pledged Collateral. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Pledged Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Administrative Agent may fix and state in the notice (if any) of such sale. At any such sale the Pledged Collateral or portion thereof to be sold may be sold in one lot as an entirety or in separate parcels as the Administrative Agent may (in its sole and absolute discretion) determine. The Administrative Agent shall not be obligated to make any sale of any Pledged Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Pledged Collateral shall have been given. The Administrative Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned. In case any sale of all or any part of the Pledged Collateral is made on credit or for future delivery, the Pledged Collateral so sold may be retained by the Administrative Agent until the sale price is paid by the purchaser or purchasers thereof, but the Administrative Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Pledged Collateral so sold and, in case of any such failure, such Pledged Collateral may be sold again upon like notice. At any public (or, to the extent permitted by law, private) sale made pursuant to this Section 7, any Secured Party may bid for or purchase, free (to the extent permitted by law) from any right of redemption, stay, valuation or appraisal on the part of any Pledgor (all said rights being also hereby waived and released to the extent permitted by law), the Pledged Collateral or any part thereof offered for sale and may (with the consent of the Administrative Agent) make payment on account thereof by using any Obligation then due and payable to such Secured Party from any Loan Party as a credit against the purchase price, and such Secured Party may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to any Pledgor therefor. For purposes hereof, a written agreement to purchase the Pledged Collateral or any portion thereof shall be treated as a sale thereof; the Administrative Agent shall be free to carry out such sale pursuant to such agreement and no Pledgor shall be entitled to the return of the Pledged Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Administrative Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Administrative Agent may proceed by a suit or suits at law or in equity to foreclose this Agreement and to sell the Pledged Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this Section 7 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-610(b) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

         SECTION 8. Application of Proceeds of Sale. The proceeds of any sale of
                    --------------------------------
Pledged Collateral pursuant to Section 7, as well as any Pledged Collateral consisting of cash, shall be applied by the Administrative Agent as follows:

                  FIRST, to the payment of all costs and expenses incurred by the Administrative Agent in connection with such sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable fees and expenses of its agents and legal counsel, the repayment of all advances made by the Administrative Agent hereunder or under any other Loan Document on behalf of any Pledgor and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or under any other Loan Document;

                  SECOND, to the payment in full of the Obligations (the amounts so applied to be distributed among the Secured Parties pro rata in accordance with the amounts of the Obligations owed to them on the date of any such distribution); and

                  THIRD, to the Pledgors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

         The Administrative Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Pledged Collateral by the Administrative Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by the Administrative Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Pledged Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Administrative Agent or such officer or be answerable in any way for the misapplication thereof.

         SECTION 9. Administrative Agent Appointed Attorney-in-Fact. Each
                    ------------------------------------------------
Pledgor hereby appoints the Administrative Agent the attorney-in-fact of such Pledgor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Administrative Agent may deem necessary or advisable to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Administrative Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Administrative Agent's name or in the name of such Pledgor, (i) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Pledged Collateral; (ii) to endorse checks, drafts, orders and other instruments for the payment of money payable to such Pledgor representing any interest or dividend or other distribution payable in respect of the Pledged Collateral or any part thereof or on account thereof and to give full discharge for the same; (iii) to settle, compromise, prosecute or defend any action, claim or proceeding with respect thereto; and (iv) to sell, assign, endorse, pledge, transfer and to make any agreement respecting, or otherwise deal with, the same; provided that nothing herein contained shall be construed as requiring or obligating the Administrative Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Administrative Agent, or to present or file any claim or notice, or to take any action with respect to the Pledged Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Administrative Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Pledgor for any act or failure to act hereunder, except for their own gross negligence or wilful misconduct.

         SECTION 10. Waivers; Amendment. (a) No failure or delay of the
                     -------------------
Administrative Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

         (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into between the Administrative Agent and the Pledgor or Pledgors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with Section 10.02 of the Credit Agreement.

         SECTION 11. Securities Act, etc. In view of the position of the
                     --------------------
Pledgors in relation to the Pledged Securities, or because of other current or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being called the "Federal Securities Laws") with respect to any disposition of the Pledged Securities permitted hereunder. Each Pledgor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Administrative Agent if the Administrative Agent were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Administrative Agent in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect. Each Pledgor recognizes that in light of such restrictions and limitations the Administrative Agent may, with respect to any sale of the Pledged Securities, limit the purchasers to those who will agree, among other things, to acquire such Pledged Securities for their own account, for investment, and not with a view to the distribution or resale thereof. Each Pledgor acknowledges and agrees that in light of such restrictions and limitations, the Administrative Agent, in its sole and absolute discretion, (a) may proceed to make such a sale whether or not a registration statement for the purpose of registering such Pledged Securities or part thereof shall have been filed under the Federal Securities Laws and (b) may approach and negotiate with a single potential purchaser to effect such sale. Each Pledgor acknowledges and agrees that any such sale might result in prices and other terms less favorable to the seller than if such sale were a public sale without such restrictions. In the event of any such sale, the Administrative Agent shall incur no responsibility or liability for selling all or any part of the Pledged Securities at a price that the Administrative Agent, in its sole and absolute discretion, may in good faith deem reasonable under the circumstances, notwithstanding the possibility that a substantially higher price might have been realized if the sale were deferred until after registration as aforesaid or if more than a single purchaser were approached. The provisions of this Section 11 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Administrative Agent sells.

         SECTION 12. Registration, etc. Each Pledgor agrees that, upon the
                     ------------------
occurrence and during the continuance of an Event of Default hereunder, if for any reason the Administrative Agent desires to sell any of the Pledged Securities at a public sale, it will, at any time and from time to time, upon the written request of the Administrative Agent, use its best efforts to take or to cause the Parent Borrower to take such action and prepare, distribute and/or file such documents, as are required or advisable in the reasonable opinion of counsel for the Administrative Agent to permit the public sale of such Pledged Securities. Each Pledgor further agrees to indemnify, defend and hold harmless the Administrative Agent, each other Secured Party, any underwriter and their respective officers, directors, affiliates and controlling Persons from and against all loss, liability, expenses, costs of counsel (including, without limitation, reasonable fees and expenses to the Administrative Agent of legal counsel), and claims (including the costs of investigation) that they may incur insofar as such loss, liability, expense or claim arises out of or is based upon any alleged untrue statement of a material fact contained in any prospectus (or any amendment or supplement thereto) or in any notification or offering circular, or arises out of or is based upon any alleged omission to state a material fact required to be stated therein or necessary to make the statements in any thereof not misleading, except insofar as the same may have been caused by any untrue statement or omission based upon information furnished in writing to such Pledgor or the Parent Borrower by the Administrative Agent or any other Secured Party expressly for use therein. Each Pledgor further agrees, upon such written request referred to above, to use its best efforts to qualify, file or register, or cause the Parent Borrower to qualify, file or register, any of the Pledged Securities under the Blue Sky or other securities laws of such states as may be requested by the Administrative Agent and keep effective, or cause to be kept effective, all such qualifications, filings or regis-trations. Each Pledgor will bear all costs and expenses of carrying out its obligations under this Section 12. Each Pledgor acknowledges that there is no adequate remedy at law for failure by it to comply with the provisions of this
Section 12 and that such failure would not be adequately compensable in damages, and therefore agrees that its agreements contained in this Section 12 may be specifically enforced.

         SECTION 13. Security Interest Absolute. All rights of the
                     ---------------------------
Administrative Agent hereunder, the grant of a security interest in the Pledged Collateral and all obligations of each Pledgor hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument, (c) any exchange, release or nonperfection of any other Pledged Collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, securing or guaranteeing all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Pledgor in respect of the Obligations or in respect of this Agreement.

         SECTION 14. Termination or Release. (a) This Agreement and the security
                     -----------------------
interests granted hereby shall terminate when all the Loan Document Obligations have been indefeasibly paid in full and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure has been reduced to zero and the Issuing Bank has no further obligation to issue Letters of Credit under the Credit Agreement.

         (b) Upon any sale or other transfer by any Pledgor of any Pledged Collateral that is permitted under the Credit Agreement to any Person that is not a Permitted Holder, or, upon the effectiveness of any written consent to the release of the security interest granted hereby in any Pledged Collateral pursuant to Section 10.02(b) of the Credit Agreement (to the extent required by the Credit Agreement), the security interest in such Pledged Collateral shall be automatically released.

         (c) In connection with any termination or release pursuant to paragraph
(a) or (b), the Administrative Agent
shall (i) promptly deliver to the relevant Pledgor all Pledged Collateral pledged by it to the Administrative Agent herein and (ii) execute and deliver to any Pledgor, at such Pledgor's expense, all documents that such Pledgor shall reasonably request from time to time to evidence such termination or release. Any execution and delivery of documents pursuant to this Section 14 shall be without recourse to or warranty by the Administrative Agent.

         SECTION 15. Notices. All communications and notices hereunder to any
                     --------
Pledgor shall be given to it at the address for notices set forth on Schedule I.

         SECTION 16. Further Assurances. Each Pledgor agrees to do such further
                     -------------------
acts and things, and to execute and deliver such additional conveyances, assignments, agreements and instruments, as the Administrative Agent may at any time reasonably request in connection with the administration and enforcement of this Agreement or with respect to the Pledged Collateral or any part thereof or in order better to assure and confirm unto the Administrative Agent its rights and remedies hereunder.

         SECTION 17. Binding Effect; Several Agreement. This Agreement shall
                     ----------------------------------
become effective as to any Pledgor when a counterpart hereof executed on behalf of such Pledgor shall have been delivered to the Administrative Agent and a counterpart hereof shall have been executed on behalf of the Administrative Agent, and thereafter shall be binding upon such Pledgor and the Administrative Agent and their respective successors and assigns, and shall inure to the benefit of such Pledgor, the Administrative Agent and the other Secured Parties and their respective successors and assigns, except that no Pledgor shall have the right to assign its rights hereunder or any interest herein or in the Pledged Collateral (and any such attempted assignment shall be void), except as expressly contemplated by this Agreement or the Credit Agreement. This Agreement shall be construed as a separate agreement with respect to each Pledgor and may be amended, modified, supplemented, waived or released with respect to any Pledgor without the approval of any other Pledgor and without affecting the obligations of any other Pledgor hereunder.

         SECTION 18. Successors and Assigns. Whenever in this Agreement any of
                     -----------------------
the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of any Pledgor or the Administrative Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

         SECTION 19. Survival of Agreement; Severability. (a) All covenants,
                     ------------------------------------
agreements, representations and warranties made by each Pledgor herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Administrative Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Bank, regardless of any investigation made by any of the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any other fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated.

         (b) Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

         SECTION 20. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND
                     ---------------
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 21. Counterparts. This Agreement may be executed in two or more
                     -------------
counterparts (and by different parties hereto on different counterparts), each of which shall constitute a single contract (subject to Section 17), and shall become effective as provided in Section 17. Delivery of an executed signature page to this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

         SECTION 22. Rules of Interpretation. The rules of interpretation
                     ------------------------
specified in Section 1.03 of the Credit Agreement shall be applicable to this Agreement. Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

         SECTION 23. Jurisdiction; Consent to Service of Process. (a) Each
                     --------------------------------------------
Pledgor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Pledgor or its properties in the courts of any jurisdiction.

         (b) Each Pledgor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

         (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 15. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 24. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO
                     ---------------------
THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER

PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

         SECTION 25. Obligations of CHD and Kelso. Notwithstanding anything to
                     -----------------------------
the contrary provided herein, no Secured Party shall have any recourse against either CHD or Kelso for any Obligations except with respect to the Pledged Collateral.

        [The remainder of this page has been left blank intentionally.]

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                            CHURCH & DWIGHT CO., INC.,

                              by

                                 /s/ Zvi Eiref
                                 --------------------------
                                 Name: Zvi Eiref
                                 Title: Vice President and
                                        Chief Financial
                                        Officer

                            KELSO PROTECTION VENTURE, LLC,

                            BY: KELSO & COMPANY, L.P., its Manager,

                            BY: KELSO & COMPANIES, INC., its General Partner,

                              by

                                 /s/ John Connors
                                 --------------------------
                                 Name:  John Connors
                                 Title: Vice President and
                                        General Counsel

                            THE CHASE MANHATTAN BANK, as
                            Administrative Agent,

                              by

                                  /s/ Robert Anastasio
                                 --------------------------
                                 Name:  Robert Anastasio
                                 Title: Vice President

                                                               Schedule I to the
                                                                Pledge Agreement

                                    PLEDGORS


Name                                      Address
----                                      -------

Church & Dwight Co., Inc.                 469 North Harrison Street
                                          Princeton, New Jersey 08543

Kelso Protection Venture, LLC             320 Park Avenue, 24th Floor
                                          New York, New York 10022

                                                              Schedule II to the
                                                                Pledge Agreement

                                EQUITY INTERESTS

---------------------------------------------------------------------------------------------------------------------------------


                                                     Number of                                   Number and      Percentage of
Pledgor                            Issuer           Certificate     Registered Owner           Class of Shares       Shares
-------                            ------           -----------     ----------------           ---------------   -------------
---------------------------------------------------------------------------------------------------------------------------------
Church & Dwight Co., Inc.    Armkel, LLC                 1          Church & Dwight Co., Inc.            5,000               50%
---------------------------------------------------------------------------------------------------------------------------------
Kelso Protection Venture,    Armkel, LLC                 2          Kelso Protection                     5,000               50%
LLC                                                                 Venture, LLC
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